As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-119560

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JWH GLOBAL TRUST

(Exact name of registrant as specified in its charter)

Delaware	6799	36-4113382
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

c/o CIS Investments, Inc.
233 South Wacker Drive
Suite 2300
Chicago, Illinois  60606
(312) 460-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Annette Cazenave
c/o CIS Investments, Inc.
233 South Wacker Drive
Suite 2300
Chicago, Illinois  60606
(312) 460-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Rosenzweig
Peter Schultz
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois  60606

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act, this Registration Statement relates to Registration Statement No. 333-105282 filed by the Registrant.  The prospectus forming part of this Registration Statement shall serve the purpose specified in said Rule 429.

[This page intentionally left blank]

JWH GLOBAL TRUST
$545,167,627
Units of Beneficial Interest

The Trust

The Trust trades in the U.S. and international futures and forward markets in currencies, interest rates, energy and agricultural products, metals and stock indices.

The primary objective of the Trust is substantial capital appreciation over time by applying trend-following strategies.

It seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.

An investment in the Trust offers a potentially valuable means of diversifying a traditional portfolio.

The Trading Advisor

John W. Henry & Company, Inc. (JWH®) is one of the largest professional managed futures advisors in terms of assets under management in the managed futures industry.

The Trust utilizes the Trading Advisor’s Financial and Metals Portfolio, JWH GlobalAnalytics® Family of Programs, the International Foreign Exchange Program and the Global Financial and Energy Portfolio.

Managing Owner

CIS Investments, Inc. (CISI) is the Managing Owner and sponsor of the Trust.

The Managing Owner is a subsidiary of Cargill Investor Services, Inc. (CIS).  CIS is a subsidiary of Cargill, Incorporated, one of the largest private companies in the United States.

The Units

The Units are available for subscription on the last day of each month at the Net Asset Value per Unit.

As of May 31, 2005, the Net Asset Value per Unit had increased from $100 as of June 2, 1997, when the Trust began trading, to $128.75.  Past performance is not necessarily indicative of future results.

Subscriptions as received will be deposited in escrow at JP Morgan Trust Company, NA until being invested in the Units as of the last day of the month.  All interest actually earned on an investor’s subscription while held in escrow will be used to purchase additional Units for such investor.

The Units are offered on a best efforts basis by a number of selling agents.  CIS Securities, Inc. is the Lead Selling Agent of the Units.  There is no minimum number of Units which must be sold as of the beginning of any particular month.

The Risks

Before you decide whether to invest, read this entire prospectus carefully and consider “The Risks You Face” beginning on page 11.

•                                          You could lose all or substantially all of your investment in the Trust.

•                                          The Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets.  The face value of the Trust’s positions typically range from three to fifteen times its aggregate Net Assets.

•                                          Performance has been volatile.  The Net Asset Value per Unit has fluctuated over 21% in a single month.

•                                          The use of a single advisor applying a limited number of generally similar trading programs decreases diversification relative to a fund using multiple advisors and increases risk.

•                                          Substantial expenses, totaling about 9.63% per annum, must be offset by trading profits and interest income.

•                                          The Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.

•                                          There is no market for the Units.  Units may only be redeemed as of the end of a calendar month subject to a 3% redemption charge through the end of the eleventh month after issuance.

•                                          Investors are required to make representations and warranties in connection with their investment.

•                                          Each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

Minimum Investments
First-time investors:	$5,000
IRAs, other tax-exempt accounts:	$2,000
Existing investors:	$1,000

This prospectus is in two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.
Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE

MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE

ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

CIS INVESTMENTS, INC.
Managing Owner
August 1, 2005

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 33 TO 34 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 11 TO 16.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Please see the important Privacy Policy Statement on Page 77.

This prospectus does not include all of the information or exhibits in the Trust’s Registration Statement.  You can read and copy the entire Registration Statement at the public reference facilities maintained by the SEC in Washington, D.C.

The Trust files quarterly and annual reports with the SEC.  You can read and copy these reports at the SEC public reference facilities in Washington D.C. at 100 F Street, N.E., Washington D.C.  20549.  Please call the SEC at 1-202-942-8090, or toll free at 1-800-SEC-0330, for further information.

The Trust’s filings are posted at the SEC website at http://www.sec.gov.

CIS INVESTMENTS, INC.

Managing Owner

233 South Wacker Drive

Suite 2300

Chicago, Illinois  60606

(888) 292-9399

JWH GLOBAL TRUST

Contents

PART ONE DISCLOSURE DOCUMENT

Summary
The Risks You Face
How the Trust Works
Performance of the Trust
Selected and Supplementary Financial Information
Management’s Analysis of Operations
Quantitative and Qualitative Disclosures About the Trust’s Market Risk
Charges
Managed Futures Funds in General
The Role of Managed Futures in Your Portfolio
The Managing Owner
John W. Henry & Company, Inc.
JWH Principals
Performance of the JWH Programs
Interest Income
Brokerage Arrangements
Redemptions; Net Asset Value
Conflicts of Interest
Transactions Between the CIS Group and the Trust
The Trust and the Trustee
Tax Consequences
Plan of Distribution
Lawyers; Accountants
Privacy Policy
Financial Statements

PART TWO STATEMENT OF ADDITIONAL INFORMATION

Futures Markets and Trading Methods
Supplemental Performance and Statistical Information
Blue Sky Glossary

Exhibit A — Sixth Amended and Restated Declaration and Agreement of Trust
Exhibit B — Subscription Requirements
Exhibit C — Subscription Agreement and Power of Attorney

Summary

General

JWH Global Trust is a Delaware statutory trust which trades in a wide range of U.S. and international futures and forward markets.  CIS Investments, Inc. (“CISI”) is the Trust’s Managing Owner.  John W. Henry & Company, Inc. (“JWH®”) is its Trading Advisor.

The Trust began trading on June 2, 1997 with an initial capitalization of $13,027,103 and a Net Asset Value per Unit of $100.  As of May 31, 2005, the Trust’s capitalization was approximately $301 million, the Net Asset Value per Unit was $128.75, and the Trust had a total of 13,993 Unitholders.

The Trust and Its Objectives

The primary objective of the Trust is substantial capital appreciation through trading directed by JWH.  At the same time, JWH will attempt to reduce volatility and risk of loss by participating in diversified markets and applying risk control policies.

Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual’s portfolio, and the potential to profit from rising as well as falling prices.  The success of JWH’s trading is not dependent upon favorable economic conditions, national or international.  Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.

The Trust allocates 30% of its assets to JWH’s Financial and Metals Portfolio, 30% to the JWH GlobalAnalytics® Family of Programs, 20% to the International Foreign Exchange Program and 20% to the Global Financial and Energy Portfolio.  JWH rebalances the Trust’s assets at the end of each quarter among these four trading programs in accordance with the preceding percentages.

The Managing Owner

The Managing Owner and Commodity Pool Operator of the Trust is CISI.  CISI was incorporated in Delaware in 1983 and is a subsidiary of CIS, the Trust’s futures broker.  In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation.  As of May 31, 2005, the aggregate capitalization of the funds managed by CISI was approximately $328 million.  CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000.

See the organizational chart of the Trust at page 10 and “Transactions Between the CIS Group and the Trust” at page 69.

JWH

JWH has been the sole Trading Advisor for the Trust since inception.  JWH manages capital in commodities, financial futures and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals.  JWH trades on a 24-hour basis in a wide range of futures and forward contracts — more than seventy markets as of the date of this prospectus — in the United States, Europe and Asia.  JWH is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.6 billion in client capital as of April 30, 2005.

The Offering

Units are available for subscription at the Net Asset Value per Unit as of the close of business on the last business day of each calendar month.  CIS Securities, Inc. is the Lead Selling Agent of the Units and the Units are offered on a best efforts basis by a number of additional selling agents.

In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus.  Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments.  There is no minimum number of Units which must be sold as of the beginning of any particular month.

Subscriptions as received will be deposited in escrow at JP Morgan Trust Company, NA until being invested in the Units as of the last day of the month.  All interest actually earned on an investor’s subscription while held in escrow will be used to purchase additional Units for such investor.

Major Risks of the Trust

The Trust is a speculative investment.  It is not possible to predict how the Trust will perform over either the long or short term.

Investors must be prepared to lose all or substantially all of their investment in the Units.

There can be no assurance that the past performance of either the Trust or JWH is indicative of how they will perform in the future.

The Trust is a single-advisor fund, which is likely to involve higher risk than multi-advisor funds.

To date, the performance of the Trust has been volatile.  The Net Asset Value per Unit has varied by more than 21% in a single month.

The Trust could incur large losses over short periods.

The Trust typically takes positions with a face value of three to fifteen times its total Net Assets.

Positive correlation among the trading programs (because they trade in some of the same markets and are all technical, trend-following programs) reduces diversification and increases the risk of loss.

The performance of the JWH trading programs is dependent upon market trends of the type that JWH’s models are designed to identify.  Trendless periods are frequent, and during such periods the Trust is unlikely to be profitable.

Trading on foreign contract markets involves additional risks, including the risks of inadequate or lack of regulation, exchange-rate fluctuations, expropriation, credit and investment controls and counterparty insolvency.

There can be no assurance of the continued availability of JWH or its key principals.

Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Trust.  Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.

The Units are not transferable and may only be redeemed once a month.  Because investors must submit subscriptions as well as redemption notices by the fifth business day prior to month-end, they cannot know the Net Asset Value at which they will acquire or redeem Units.  Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

As Unitholders, investors have no voice in the operation of the Trust; they are entirely dependent on the management of CISI and JWH for the success of their investment.

Redemptions

You can redeem Units at their month-end Net Asset Value at the end of each month. CISI must receive your redemption request no later than the fifth business day prior to the month-end of redemption.  A redemption charge of 3% of the Net Asset Value of the Units redeemed applies to Units redeemed on or before the eleventh month-end from the date Units are issued.

Fees and Expenses

The Incentive Fee payable to JWH is calculated on a quarterly basis and could be substantial even in a breakeven or losing year.  The Trust’s other significant expenses are its Brokerage and Management Fees.  If the Trust’s Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Trust’s rate of return.  The following breakeven table indicates the approximate amount of trading profit the Trust must earn during the first twelve months after a Unit is purchased to offset the costs of the Trust.

Breakeven Table

Expenses	Twelve-Month Percentage Breakeven	Twelve-Month Dollar Breakeven ($5,000 Initial Investment)‡
Brokerage Fees	6.00%	$300.00
Management Fee	2.00%	$100.00
Incentive Fee*	1.00%	$50.00
Administrative Expenses*	0.13%	$6.50
Ongoing Offering Costs	0.50%	$25.00
Less Interest Income*	(2.00)%	$(100.00)
Return on $5,000 Initial Investment Required For “Breakeven” If Units Held At Least Twelve Months**	7.63%	$381.50

* Estimated.  The Incentive Fee is 20% of New Trading Profits and is paid quarterly; consequently, an Incentive Fee could be paid in a breakeven or losing year.  Interest Income is estimated at 2%  (variable based on current interest rates).

‡ Assumes a constant $5,000 Net Asset Value.

** A redeeming Unitholder pays redemption charges equal to 3% of the redemption proceeds to CIS through the end of the eleventh month after the redeemed Unit was purchased.  Redemption charges, if applicable, reduce the redemption proceeds otherwise payable to investors.

See “Charges” at page 33.

JWH’s Programs

JWH currently offers 11 investment programs in four categories:  Broadly Diversified; Financial; Foreign Exchange; and Multiple Style.  Broadly Diversified programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, non-U.S. stock indices, metals, energies and agricultural commodities.  Financial programs invest in worldwide financial futures and forward markets including currencies, interest rates and stock indices in addition to the metals and energies markets.

Foreign Exchange programs invest in a wide range of world currencies primarily traded in the interbank market.  Multiple Style programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis.

JWH’s Programs Used for the Trust

Effective August 1, 2005, the Trust allocates its assets among JWH’s Financial and Metals Portfolio, JWH GlobalAnalytics® Family of Programs, the International Foreign Exchange Program and the Global Financial and Energy Portfolio.  The Financial and Metals Portfolio, which began trading client funds in October 1984, is one of the longest established JWH programs.  The JWH GlobalAnalytics® Family of Programs has been trading client capital since June 1997.  The International Foreign Exchange Program has been trading client capital since August 1986.  The Global Financial and Energy Portfolio has been trading client capital since June 1994.  From January 1, 2000 through July 31, 2005, the Trust allocated its assets among JWH’s Financial and Metals Portfolio, G-7 Currency Portfolio and JWH GlobalAnalytics Family of Programs.

The JWH programs used by the Trust may change materially over time.  The Trust has employed other JWH programs in the past and may do so in the future without notice to investors.

Past performance is not necessarily indicative of future results.

Financial and Metals Portfolio

Markets Traded:
  Interest Rates
  Global Stock Indices
  Currencies
  Precious Metals

The Financial and Metals Portfolio began trading client capital in October 1984.  The Financial and Metals Portfolio seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, global stock indices and metals.  This program takes a market position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets.  As of April 30, 2005, JWH had approximately $392 million under management pursuant to the Financial and Metals Portfolio.

JWH GlobalAnalytics® Family of Programs

Markets Traded:
    Interest Rates
    Global Stock Indices
    Currencies
    Energies
    Softs
    Grains
    Fiber
    Precious and Base Metals

Introduced in June 1997, JWH GlobalAnalytics® Family of Programs is the result of extensive research and testing by JWH.  The program invests in a broad spectrum of worldwide financial and non-financial futures markets, including interest rate, global stock index, currency, metal, energy and agricultural contracts.  Unlike other JWH programs, which invest in intermediate or long-term price movements, JWH GlobalAnalytics® Family of Programs invests in both long- and short-term price movements.  JWH GlobalAnalytics® Family of Programs uses a combination of two investment styles, one of which always maintains a market position — long or short — and the other of which takes a market position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets.  As of April 30, 2005, JWH had approximately $248 million under management in the JWH GlobalAnalytics® Family of Programs.

International Foreign Exchange Program

Markets Traded:
    Currencies

The International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies, primarily trading in the interbank market.  Positions are taken outright against the U.S. dollar or as non-dollar cross rates.  This program uses the three-phase forex investment style.  As of April 30, 2005, JWH had approximately $184 million under management pursuant to the International Foreign Exchange Program.

Global Financial and Energy Portfolio
Markets Traded:
  Currencies
  Energies
  Global Stock Indices
  Interest Rates
  Precious and Base Metals

The Global Financial and Energy Portfolio seeks to identify and capitalize on long-term price movements in five worldwide market sectors:  currencies, energies, global stock indices, interest rates, and metals.  This program uses the two-phase investment style.  Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%.  Since the change was implemented, the Global Financial and Energy Portfolio has experienced lower volatility.  In 1997, the sector allocation for the program was expanded to include metals.  The quantitative model underlying the program was not changed.  As of April 30, 2005, JWH had approximately $25 million under management pursuant to the Global Financial and Energy Portfolio.

Past performance is not necessarily indicative of future results.

Allocation Among JWH Programs

The Managing Owner has the discretion, subject to JWH’s agreement, from time to time, to alter the allocation of the Trust’s assets among the JWH trading programs, to delete a trading program or to add other JWH programs.  In deciding whether to delete or add a JWH program, the Managing Owner will consider, among other things, recent and/or expected economic and market conditions, the performance of each trading program and the trading programs combined, the performance of other JWH programs, and the market sector concentration of the trading programs currently being used by the Trust as well as the other JWH programs.  If the Trust’s trading programs become concentrated in the same market sectors, or if the recent performance of a trading program appears incompatible with the Trust’s objectives, the Managing Owner and JWH might agree to terminate the use of that program and possibly replace it with another.  The following pie charts show the historical allocations made by the Trust to the various JWH programs since the Trust’s inception.

Legend:

F&M:  Financial and Metals Portfolio

G-7: G-7 Currency Portfolio

GA:  JWH GlobalAnalytics® Family of Programs

Original:  Original Investment Program

GFE:  Global Financial and Energy Portfolio

FX:  International Foreign Exchange Program

The JWH Programs Are Technical and Trend-Following, Computerized Systems

The mathematical models used by the JWH programs are technical systems, generating trading signals on the basis of statistical research into past market prices.  JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices.  Its analysis focuses exclusively on past price movements.

As a trend-following advisor, JWH’s objective is to participate in major price trends — sustained price movements either up or down.  Such price trends may be relatively infrequent.  Trend-following advisors anticipate that over half of their positions will be unprofitable.  Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

Markets Traded

The Financial and Metals Portfolio, the JWH GlobalAnalytics® Family of Programs, the International Foreign Exchange Program and the Global Financial and Energy Portfolio emphasize trading in currencies, energies, global stock indices, interest rates, agricultural and the metals sectors.  This participation may include the following:

Currencies

Australian Dollar

Brazilian Real

British Pound

Canadian Dollar

Chilean Peso

Czech Koruna

Danish Krone

Euro

Hong Kong Dollar

Japanese Yen

Korean Won

Mexican Peso

New Zealand Dollar

Norwegian Krone

Polish Zloty

Singapore Dollar

South African Rand

Swedish Krona

Swiss Franc

Taiwan Dollar

Thai Baht

U.S. Dollar

Indices

DAX (German)

DJ EuroStoxx 50

Goldman Sachs Commodity Index

FTSE 100 (UK)

Nasdaq 100

Nasdaq 100 E-Mini

Nikkei 225 Index

SFE SPI 200

S&P 500® Stock Index

Metals

Aluminum

Copper

Copper, High Grade

Gold

Lead

Nickel

Palladium

Platinum

Silver

Tin

Zinc

Energies

Brent Crude Oil

Crude Oil

Natural Gas

Heating Oil

Unleaded Gasoline

London Gasoil

Financial Instruments

Australian (90-day) Bank Bills

Australian (3-year and 10-year) Treasury Bonds

Canadian Bank Bills

Canadian Government Bonds

Euribor

Eurobund

Eurodollar

Euroswiss

Euroyen

Euro BOBL (5 year)

Euro Shatz (2 year)

Japanese Government Bond

U.K. Long “Gilt”

U.K. Short Sterling

U.S. 5- and 10-year Treasury Note

U.S. 30-year Bond

U.S. 2-year Note

Agricultural Products

Cocoa

Coffee

Corn

Cotton

Live Cattle

Soybeans

Soybean Meal

Soybean Oil

Sugar

Wheat

These markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH’s specifications.

As of May 31, 2005, the Trust had the approximate market sector commitments as shown in the pie chart below.  Also shown on the following page are the approximate average market sector weightings of each JWH program currently used by the Trust for the three-year period ending May 31, 2005.  The market sector weightings of the Trust and the JWH programs may vary significantly over time.

JWH Global Trust Sector Allocation

May 31, 2005

Average Sector Allocations (3-Year Average) as of May 31, 2005

Allocation to JWH Program(1)	JWH Program	Agriculture	Currencies	Energies	Global Stock Indices	Interest Rates	Metals
30%	G-7 Currency Portfolio		100.0%
40%	Financial and Metals Portfolio		32.4%		21.3%	38.8%	7.5%
30%	JWH GlobalAnalytics Family of Programs	14.7%	16.9%	15.7%	11.8%	33.2%	7.7%

There is no way to predict which markets the Trust will trade or what its relative commitments to the different markets will be.

Varying the Size of the Trust’s Market Positions

JWH attempts to adjust the Trust’s position sizes and market exposure to meet its profit and risk-control objectives.  Generally, only between 2% and 15% of the face value of a futures or forward position is required as margin to put on the position.  Consequently, JWH has considerable flexibility to make significant changes in the size of the Trust’s open positions.  For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract.  This means that JWH could acquire, for each $100,000 of Trust capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to fifty such contracts with a face value of $5,000,000.  The greater the market exposure of the Trust, the more profit or loss it will recognize as a result of the same price movement, and the greater its risk, profit potential and expected performance volatility.

Principal Tax Aspects of Owning Units

Investors are taxed each year on any gains recognized by the Trust whether or not they redeem any Units or receive any distributions from the Trust.

40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the individual investor’s ordinary income tax rate, while 60% of such gains are taxed as long-term capital gain at a 15% maximum rate for individuals.  The Trust’s trading gains from other contracts will be primarily short-term capital gain.  This tax treatment applies regardless of how long an investor holds Units.  If, on the other hand, an investor held a stock or bond for twelve months or longer, all the gain realized on its sale would generally be taxed at a 15% maximum rate.

Losses on the Units may be deducted against capital gains.  Any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year.  Consequently, investors could pay tax on the Trust’s interest income even though they have lost money on their Units.  See “Tax Consequences” beginning at page 72.

An Investment in the Units Should be Considered as a Three to Five Year Commitment

The market conditions in which the Trust is likely to recognize significant profits occur infrequently.  An investor should plan to hold Units for long enough to have a realistic opportunity for a number of such trends to develop.

CISI believes that investors should consider the Units at least a three- to five-year commitment.

(1)  Effective August 1, 2005, the Trust ceased to allocate any of its assets to the G-7 Currency Portfolio.  Effective August 1, 2005, the Trust allocates 30% of its assets to JWH’s Financial and Metals Portfolio, 30% to JWH GlobalAnalytics® Family of Programs, 20% to the International Foreign Exchange Program and 20% to the Global Financial and Energy Portfolio.

Is the Trust a Suitable Investment for You?

You should consider investing in the Trust if you are interested in its potential to produce enhanced returns over the long-term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant losses.  CISI offers the Trust only as a diversification opportunity for an investor’s entire investment portfolio, not as a complete investment program.  No one should invest more than 10% of his or her readily marketable assets in the Trust.

Recent Development

On June 22, 2005, CIS and Refco Group Ltd., LLC, (“Refco”) a provider of execution and clearing services for exchange-traded derivatives and one of the world’s largest independent derivative brokers, announced that they had entered into a definitive agreement for Refco to acquire the global brokerage operations of CIS for $208 million in cash and future contingent cash payments of between $67 million and $192 million, based on performance of the acquired operations.  As a result of the acquisition, Refco or one of its affiliates shall become the owner of the Managing Owner and an affiliate of Refco shall become the futures broker for the Trust.  The transaction is expected to close following receipt of necessary regulatory clearances and satisfaction of contractual closing conditions.  In the event the transaction closes, this prospectus will be amended to reflect that fact.

JWH GLOBAL TRUST

Organizational Chart

Other than JWH and the Trustee, all of the entities indicated in the Organizational Chart are Cargill, Incorporated affiliates.

For convenience, CISI and entities affiliated with it are sometimes collectively referred to as the “CIS Group.”

See “Conflicts of Interest” beginning at page 66 and “Transactions Between the CIS Group and the Trust” at page 69.

The Risks You Face

Possible Total Loss of an Investment in the Trust

You could lose all or substantially all of your investment in the Trust.

Specific Risks Associated with a Single-Advisor Fund

Even in the speculative area of managed futures, single-advisor funds are considered by some to be unusually high risk investments.  Multi-advisor strategies are used by many “commodity pools” specifically for risk control purposes.

Investing in the Units Might Not Diversify an Overall Portfolio

One of the objectives of the Trust is to add an element of diversification to a traditional securities portfolio.  While the Trust may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so.  An investment in the Trust could increase rather than reduce overall portfolio losses during periods when the Trust as well as stocks and bonds decline in value.  There is no way of predicting whether the Trust will lose more or less than stocks and bonds in declining markets.  Investors must not rely on the Trust as any form of hedge against losses in their core securities portfolios.

Prospective investors should consider whether diversification in itself is worthwhile even if the Trust is unprofitable.

Investors Must Not Rely on the Past Performance of Either JWH or the Trust in Deciding Whether to Buy Units

The performance of the Trust is entirely unpredictable, and the past performance of the Trust as well as of JWH is not necessarily indicative of their future results.

The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets.  If not, the JWH programs would have little chance of being profitable.  An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated.  Not all of these factors can be identified, much less quantified.  There can be no assurance that JWH will trade profitably.

Volatile JWH Trading History

JWH’s performance, even when successful, has been characterized by significant volatility.  Since the inception of trading of the JWH programs, the largest “peak-to-valley” drawdown experienced by any single program was nearly 60% on a composite basis, and certain individual accounts managed pursuant to such program experienced even greater volatility.  Moreover, certain programs have incurred losses of 10% or more in a single trading day.  Even if the Trust is successful, it is likely to experience significant losses from time to time.

The performance of the Trust to date has been volatile.

The Similarities Among the JWH Programs Reduce Diversification, Increasing the Risk of Loss

The similarities among the programs reduce the Trust’s diversification.  The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

Overlap of the Markets Traded by JWH Also Reduces Diversification, Increasing the Risk of Loss

The trading programs used by the Trust emphasize trading in the financial instrument and currency markets.  The degree of market overlap changes with the program mix.  However, in general, CISI expects the Trust will maintain a substantial concentration in these two sectors while the current programs continue to be used for the Trust.  For example, the Trust may allocate more than 50% of its trading assets to a single market sector such as currencies.  Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Trust’s concentrated positions at or about the same time.

As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible.  The Trust does not follow this approach and, as a result, may not capture trends which would have been highly profitable.

Its Substantial Expenses Will Cause Losses for the Trust Unless Offset by Profits and Interest Income

The Trust pays fixed annual expenses of approximately 8.63% of its average month-end assets.  In addition to this 8.63% annual expense level, the Trust is subject to 20% quarterly Incentive Fees on any New Trading Profits.  Because these Incentive Fees are calculated quarterly, they could represent a substantial expense to the Trust even in a breakeven or losing year.  Based on CISI’s experience with the Trust and its other funds, CISI expects that approximately 1% of the Trust’s average month-end assets might be paid out in Incentive Fees even during a losing year. Overall, investors must expect that the Trust will pay about 9.63% per year in expenses, 12.63% including the 3% redemption charge in effect for the first eleven months after a Unit is issued.

The Trust’s expenses could, over time, result in significant losses.  Except for the Incentive Fee, these expenses are not contingent and are payable whether or not the Trust is profitable.

JWH Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

The JWH programs focus exclusively on statistical analysis of market prices.  Consequently, any factor external to the market itself which dominates prices is likely to cause major losses.  For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices.  During such periods, JWH’s historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of Price Trends or of the Types of Price Trends Which JWH Programs Can Identify Will Cause Major Losses

The Trust cannot trade profitably unless major price trends occur in at least certain markets that it trades.  Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses.  In fact, JWH expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses.  It is not just any price trend, but price trends of the type which JWH’s systems have been designed to identify, which are necessary for the Trust to be profitable.

The Danger to the Trust of “Whipsaw” Markets

Often, the most unprofitable market conditions for the Trust are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again.  In such conditions, the JWH programs may establish losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

The Large Size of the Trust’s Trading Positions Increases the Risk of Sudden, Major Losses

The Trust takes positions with face values up to as much as approximately fifteen times its total equity.  Consequently, even small price movements can cause major losses.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

The Net Asset Value per Unit can vary significantly month-to-month.  In June 2002, there was more than a 21% change in the value of a Unit. Investors cannot know at the time they submit a subscription or a redemption request what the subscription price or redemption value of their Units will be.

The only way to take money out of the Trust is to redeem Units.  You can only redeem Units at month-end on five business days’ advance notice and subject to possible redemption charges.  The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.

Transfers of Units are subject to limitations as well, such as advance written notice of any intent to transfer and the consent of CISI to such transfer.

In addition, investors are unable to know whether they are subscribing for Units after a significant upswing in the Net Asset Value per Unit — often a time when the Trust has an increased probability of entering into a losing period.

The Opportunity Costs of Rebalancing the JWH Programs

The quarterly rebalancing of the Trust’s assets among its JWH trading programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the Trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the Trust would otherwise have avoided had rebalancing not occurred.

Alteration of Trading Systems and Contracts and Markets Traded

JWH may, in its discretion, change and adjust the trading programs, as well as the contracts and markets which they trade.  These adjustments may result in foregoing profits which the trading programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided.  Neither the Managing Owner nor the Unitholders are likely to be informed of any non-material changes in the trading programs.

Increased Competition from Other Trend-Following Traders Could Reduce JWH’s Profitability

There has been a dramatic increase over the past twenty-five years in the amount of assets managed by trend-following trading systems like the JWH programs.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by March 31, 2005, this estimate had risen to approximately $127 billion.  It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems.  Although the amount of trading in the futures industry as a whole has increased significantly during the same period of time, the increase in managed money increases trading competition.  The more competition there is for the same positions, the more costly and harder they are to acquire.

JWH’s High Level of Equity Under Management Could Lead to Diminished Returns

JWH has a significant amount of assets under management.  As of January 1, 1990, JWH had approximately $197 million under management; as of  April 30, 2005, this figure had risen to approximately $2.6 billion.  The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance.  Large trades result in more price slippage than do smaller orders.

Illiquid Markets Could Make It Impossible for JWH to Realize Profits or Limit Losses

In illiquid markets, JWH could be unable to capitalize on the opportunities identified by it or to close out positions against which the market is moving.  There are numerous factors which can contribute to market illiquidity, far too many for JWH to predict when or where illiquid markets may occur.  JWH attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities.  There can be no assurance that the same will not happen to the Trust at any time or from time to time.  The large size of the positions which JWH acquires for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

JWH Trades Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks

The trading programs used for the Trust trade a great deal outside the U.S.  From time to time, as much as 30%-50% of the Trust’s overall market exposure could involve positions taken on foreign markets.  Foreign trading involves risks — including exchange-rate exposure, possible governmental intervention and lack of regulation — which U.S. trading does not.  In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States.  Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics.  The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Unregulated Markets Lack Regulatory Protections of Exchanges

A substantial portion of the Trust’s trading — primarily its trading of spot and forward contracts in currencies — takes place in unregulated markets.  It is impossible to determine fair pricing, prevent abuses such as “front-running” or impose other effective forms of control over such markets.  The absence of regulation could expose the Trust in certain circumstances to significant losses which it might otherwise have avoided.

Electronic Trading

JWH may from time to time trade on electronic markets and use electronic order routing systems, which differ from traditional open outcry pit trading and manual order routing methods.  Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements.  There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system.  Each of these matters may present different risk factors with respect to trading on or using a particular system.  Each system may also present risks related to system access, varying response times and security.  Trading through an electronic trading or order routing system also entails risks associated with system or component failure.  In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays.  These limitation of liability provisions vary among the exchanges.

Regulatory Changes Could Restrict the Trust’s Operations

The Trust implements a speculative, highly leveraged strategy.  From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities.

Regulatory changes could adversely affect the Trust by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject.  As an example, the legality of EFP transactions come under periodic CFTC review.  EFPs are a mechanism for converting a foreign currency forward into a futures contract.  If

JWH could not trade EFPs for the Trust, the effect on the Trust could be material and adverse.  CISI is not aware of any pending or threatened regulatory developments which might adversely affect the Trust.  However, adverse regulatory initiatives could develop suddenly and without notice.

The Trust Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of CIS or Others

The Trust is subject to the risk of CIS, exchange or clearinghouse insolvency.  Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings.  Were a substantial portion of the Trust’s capital tied up in a bankruptcy, CISI might suspend or limit trading, perhaps causing the Trust to miss significant profit opportunities.  No CISI fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

Possibility of Termination of the Trust Before Expiration of Its Stated Term

As Managing Owner, CISI may withdraw from the Trust upon 120 days’ notice, which would cause the Trust to terminate unless a substitute managing owner were obtained.  Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term.  This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.  If the registrations with the CFTC or memberships in NFA of JWH, CISI or CIS were revoked or suspended, such entity would no longer be able to provide services to the Trust.

The following are not risks but rather important tax features of investing in the Trust which all prospective investors should carefully consider before deciding whether to purchase Units.

Investors Are Taxed Every Year on Their Share of the Trust’s Profits — Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds

Investors are taxed each year on their investment in the Trust, irrespective of whether they redeem any Units.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust’s income are material to the economic consequences of investing in the Trust.  For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105.  However, if one factors in a 30% tax rate each year, the result would be $14,025.

The Trust’s Trading Gains Are Taxed at Higher Short-Term Capital Gains Rate

Investors are taxed on their share of any trading profits of the Trust at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. exchange-traded contracts traded.  These tax rates are determined irrespective of how long an investor holds Units.  Consequently, the tax rate on the Trust’s trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Trust’s Interest Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of the Trust’s interest income, even though the Trust incurs overall losses.  Trading losses can only be used by individuals to offset trading gains and $3,000 of interest income each year.  Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year.  The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

How the Trust Works

Buying Units

You buy Units as of the last business day of any month at Net Asset Value.  Your subscription must be submitted by the fifth business day prior to the month-end of investment.  Late subscriptions will be applied to Unit sales as of the end of the second month after receipt, unless revoked.

CISI has no present intention to terminate the offering, but may do so at any time.

Units are offered at Net Asset Value.  Investors need to submit Subscription Agreements with each purchase of Units.  The minimum purchase for first-time investors is $5,000; $2,000 for IRAs and other tax-exempt accounts.  Existing investors may make additional investments in $1,000 minimums.

Use of Proceeds

100% of all subscription proceeds are invested directly into the Trust.  Neither the Trust nor any subscriber pays any selling commissions.  CIS pays all such commissions as part of the ongoing syndication costs of the Trust.  In return, CIS receives substantial revenues from the Trust over time.

The Trust uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses.  At the same time that the Trust’s assets are being used as margin, they are also available for active or passive cash management.  To date, the Trust’s cash has been passively managed by placing it on deposit with CIS.  Substantially all the cash management return earned on the Trust’s assets is paid to the Trust, although the CIS Group does retain certain economic benefits from possession of the Trust’s assets, as described in more detail under “Interest Income” beginning at page 63.

Redeeming Units

You can redeem Units monthly.  To redeem at month-end, contact your financial advisor or CISI.  Redemption requests must be received by CISI  no later than the fifth business day prior to the month-end of redemption.

The proceeds of Units redeemed through the eleventh month from the date of issuance are reduced by a charge of 3% of their redemption date Net Asset Value.  This charge is paid to CIS.  If a Unitholder acquires Units at more than one closing, the Units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

Uncertain Subscription and Redemption Value of Units

The Trust sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted.  Investors must submit irrevocable subscriptions and redemption requests no later than the fifth business day prior to the effective date of subscription or redemption.  Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

Materially adverse changes in the Trust’s financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

No Distributions Intended

The Trust does not anticipate making any distributions to investors.  No distributions have been made to date.

Performance of the Trust

The following are the monthly rates of return from January 1, 2000 through May 31, 2005.  Through September 30, 2000, the Trust paid JWH a 4% Management Fee and a 15% Incentive Fee.  As of October 1, 2000, the Trust began paying JWH a 2% Management Fee and a 20% Incentive Fee.  Through July 1, 2003, the Trust paid CIS an annual Brokerage Fee of 6.5% of the Trust’s month-end assets.  As of July 1, 2003, the Trust began paying CIS a reduced annual Brokerage Fee of 6.0% of the Trust’s month-end assets.

JWH GLOBAL TRUST
January 1, 2000 — May 31, 2005

Type of Pool:  Publicly Offered; Single Advisor; Not Principal Protected
Aggregate Subscriptions:  $456.7 million
Current Capitalization:  $301.0 million
Worst Monthly Decline since January 1, 2000 (Month/Year):  (13.27)% (11/01)
Worst Monthly Decline since Inception (Month/Year):  (13.27)% (11/01)
Worst Peak-to-Valley Decline since January 1, 2000 (Month/Year):  (29.87)% (5/03 – 8/04)
Worst Peak-to-Valley Decline since Inception (Month/Year):  (29.87)% (5/03 - 8/04)
Net Asset Value per Unit, May 31, 2005:  $128.75
Number of Unitholders, May 31, 2005:  13,993

	2005		2004	2003	2002	2001	2000
January	(9.54)%		1.07%	7.07%	(1.60)%	1.70%	(2.81)%
February	(5.63)		4.54	3.57	(5.58)	0.09	(3.24)
March	0.50		(4.64)	(3.32)	(5.97)	8.25	(3.47)
April	(6.40)		(9.38)	1.29	(0.30)	(6.96)	2.43
May	7.95		(6.21)	7.78	8.81	3.15	(1.21)
June			(5.16)	(5.74)	21.15	(4.15)	(5.15)
July			(3.31)	(2.96)	5.72	(4.26)	(2.28)
August			(2.21)	1.02	1.07	4.24	0.88
September			4.26	(2.73)	4.41	1.33	(4.54)
October			11.97	(1.06)	(6.66)	1.93	6.61
November			10.85	(4.77)	(6.64)	(13.27)	5.80
December			0.24	7.84	11.98	7.50	18.58
Compound Annual Rate of Return	(13.32 (5 months	)% )	(0.39)%	6.87%	24.99%	(2.58)%	9.65%

Compound Annual Rates of Return for years prior to 2000 were (9.44%) (1999), 5.20% (1998) and 9.70% (June — December of 1997).

Until October 5, 1998, when the G-7 Currency Program was added to the Trust’s portfolio, the Trust used only two JWH programs, the Original Investment Program and the Financial and Metals Portfolio.  Effective January 1, 2000, the Trust substituted the JWH GlobalAnalytics® Family of Programs for the Original Investment Program and changed the allocation of Trust assets among the three programs.  Effective August 1, 2005 the Trust ceased to allocate any of its assets to the G-7 Currency Portfolio.  Effective August 1, 2005, the Trust allocates 30% of its assets to the Financial and Metals Portfolio, 30% to JWH GlobalAnalytics® Family of Programs, 20% to the International Foreign Exchange Program and 20% to the Global Financial and Energy Portfolio.

Monthly Rate of Return is the net performance of the Trust during a month (including interest income) divided by the total equity of the Trust as of the beginning of the month.  Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

Worst Peak-to-Valley Decline is the largest decline in the Net Asset Value per Unit without such Net Asset Value per Unit being subsequently equaled or exceeded.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Selected and Supplementary Financial Information

The following Selected Financial Information for the period ended March 31, 2005 is derived from the unaudited financial statements of the Trust for the period from January 1, 2005 to March 31, 2005.  The Selected Financial Information for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 is derived from the financial statements for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, which have been audited by KPMG LLP.  See “Financial Statements” at page 79.

Income Statement Data	Jan. 1, 2005 to March 31, 2005	Jan. 1, 2004 to Dec. 31, 2004	Jan. 1, 2003 to Dec. 31, 2003	Jan. 1, 2002 to Dec. 31, 2002	Jan. 1, 2001 to Dec. 31, 2001	Jan. 1, 2000 to Dec. 31, 2000
	(unaudited)
Revenues:
Realized (loss) gain on closed positions	$(28,523,529)	$21,176,837	$11,375,400	$15,033,511	$8,079,390	$740
Change in unrealized gain (loss) on open positions	(13,895,329)	12,110,774	4,341,361	3,792,911	(5,446,646)	4,664,653
Interest income	1,938,865	3,631,292	1,183,618	811,042	1,657,888	3,265,169
Foreign currency transaction (loss) gain	(546,345)	(414,668)	302,525	103,274	139,504	(483,085)
Total Revenues	$(41,026,338)	$36,504,235	$17,202,904	$19,740,738	$4,430,136	$7,447,477
Expenses:
Commissions paid to CIS	4,394,758	15,298,552	7,584,742	3,450,709	3,215,618	3,737,532
Exchange, clearing and NFA fees	37,333	108,740	49,676	17,475	32,547	38,489
Management fees	1,477,773	5,141,363	2,472,995	1,068,838	1,001,094	2,088,954
Incentive fees	—	5,419,877	2,344,357	2,741,521	990,171	—
Amortization of prepaid initial organization and offering expenses*	—	—	—	55,072	132,173	132,173
Ongoing organization and offering expenses	367,249	1,271,788	611,094	263,456	248,048	288,770
Other operating expenses	95,515	416,855	176,430	86,473	64,643	35,740
Total Expenses	6,372,628	27,657,175	13,239,294	7,683,544	5,684,294	6,321,658
Net income (loss)	$(47,398,966)	$8,847,060	$3,963,610	$12,057,194	$(1,254,158)	$1,125,819

Balance Sheet Data	March 31, 2005 Net Asset Value	Dec. 31, 2004 Net Asset Value	Dec. 31, 2003 Net Asset Value	Dec. 31, 2002 Net Asset Value	Dec. 31, 2001 Net Asset Value	Dec. 31, 2000 Net Asset Value

Aggregate Net Asset Value	$296,946,612	$332,040,409	$207,113,300	$64,130,526	$49,535,093	$50,129,734
Net Asset Value per Unit	$127.43	$148.54	$149.12	$139.53	$111.63	$114.59

*  The $650,000 of organizational and initial offering costs reimbursed to the Managing Owner by the Trust as of the commencement of trading were amortized over a sixty-month period, which ended on May 31, 2002.

The following Supplementary Financial Information presents the results of operations and other data for three-month periods ended March 31 of 2005, 2004 and 2003 and June 30, September 30 and December 31 of 2004 and 2003.  This information has not been audited.

Period ending March 31, 2005
Total Revenues	$(41,026,338)
Total Expenses	$6,372,628
Gross Profit (Loss)	$(47,398,966)
Net Profit (Loss)	$(47,398,966)
Net Profit per Unit	$(21.11)

	Period ending March 31, 2004	Period ending June 30, 2004	Period ending Sept. 30, 2004	Period ending Dec. 31, 2004
Total Revenues	$6,680,881	$(47,458,520)	$2,195,583	$75,086,292
Total Expenses	$5,774,450	$5,059,084	$5,259,942	$11,563,699
Gross Profit (Loss)	$906,431	$(52,517,604)	$(3,064,359)	$63,522,593
Net Profit (Loss)	$906,431	$(52,517,604)	$(3,064,359)	$63,522,593
Net Profit per Unit	$1.14	$(29.15)	$(1.72)	$29.15

	Period ending March 31, 2003	Period ending June 30, 2003	Period ending Sept. 30, 2003	Period ending Dec. 31, 2003
Total Revenues	$7,380,193	$5,374,923	$(3,564,983)	$8,012,771
Total Expenses	$2,961,837	$3,236,594	$2,972,388	$4,068,475
Gross Profit (Loss)	$4,418,356	$2,138,329	$(6,537,371)	$3,944,296
Net Profit (Loss)	$4,418,356	$2,138,329	$(6,537,371)	$3,944,296
Net Profit per Unit	$10.06	$4.32	$(7.16)	$2.37

There were no extraordinary, unusual or infrequently occurring items recognized in each full calendar quarter within the two most recent fiscal years, and the Trust has not disposed of any segments of its business.  There have been no year-end adjustments that are material to the results of any fiscal quarter reported above.

Management’s Analysis of Operations

Results of Operations

General

JWH programs do not predict price movements.  No fundamental economic supply or demand analysis is used in attempting to identify mispricings in the market, and no macroeconomic assessments of the relative strengths of different national economies or economic sectors is made.  Instead, the programs apply proprietary computer models to analyze past market data, and from this data alone attempt to determine whether market prices are trending.  Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements.  However, there are frequent periods during which fundamental factors external to the market dominate prices.

If JWH’s models identify a trend, they signal positions which follow it.  When these models identify the trend as having ended or reversed, these positions are either closed out or reversed.  Due to their trend-following character, the JWH programs do not predict either the commencement or the end of a price movement.  Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust’s positions while retaining most of the profits made from following the trend.

In analyzing the performance of JWH’s trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH’s trading results.  There is no direct connection between particular market conditions and price trends.  There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others.  The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun.  Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Trust may miss the trend altogether.

The Trust’s success depends on JWH’s ability to recognize and capitalize on major price movements and other profit opportunities in different sectors of the world economy.  Because of the speculative nature of its trading, operational or economic trends have little relevance to the Trust’s results, and its past performance is not necessarily indicative of its future results.  The Managing Owner believes, however, that there are certain market conditions — for example, markets with major price movements — in which the Trust has a better opportunity of being profitable than in others.

The following performance summary outlines certain major price trends which the JWH programs have identified for the Trust during the last three fiscal years as well as the first fiscal quarter of 2005.  The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future.  Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

The performance summary is an outline description of how the Trust performed in the past, not necessarily any indication of how it will perform in the future.  Furthermore, the general causes to which certain trends are attributed may or may not in fact have caused such trends, as opposed to simply having occurred at about the same time.

While there can be no assurance that JWH will be profitable even in trending markets, markets in which substantial and sustained price movements occur offer the best profit potential for the Trust.

Performance Summary
2005
Fiscal Quarter Ended March 31, 2005

The Trust recorded a net loss of $47,398,966 or ($21.11) per unit in the first quarter of 2005.  As of March 31, 2005, the Trust had gained 27.43% since its inception in June 1997.

On March 31, 2005, JWH was managing 100% of the Trust’s assets.  Approximately 30% of the assets were allocated to each of the JWH GlobalAnalytics® Family of Programs and the G-7 Currency Portfolio.  Approximately 40% of the Trust’s assets were allocated to JWH’s Financial and Metals Portfolio.

The Trust’s performance was negative in January. While both the fixed-income and agriculture sectors had gains for the month, they were not enough to offset the losses in other sectors.  The Trust’s underperformance was driven by the strength of the US dollar, which rebounded from last year’s weakening trend.  The dollar’s sudden turnaround was the dominant factor that drove most market sectors during the month, and therefore resulted in the overall loss for the program.  The weak US dollar trend, which had dominated the markets during the second half of last year, began to reverse itself as market expectations of a Yuan revaluation by the Chinese central bank began to diminish.  The Canadian dollar/Japanese yen cross was the only positive contributor to the month, while the largest loss was in the euro.  Trading in both metals and indices was also negative during the month.  The loss in metals was due to the weakening of both gold and aluminum.  Gold, which has recently had a strong inverse relationship with the US dollar, came under pressure as the US dollar strengthened throughout the month.  Aluminum also added to the Trust’s losses as supply increases in Shanghai put pressure on the market.  The Trust’s returns in the indices sector further hindered performance.  The loss in indices resulted from a sell off in world equity markets.  The largest gain in the indices sector was achieved in the Eurostoxx 50, while the largest loss occurred in the Nasdaq e-mini.  Higher prices in energies led to negative performance for the Trust in this sector.  In addition to the events in the Middle East, weather dominated the sector’s price action.  Brent crude was the only positive contributor of this sector, while the largest loss came from natural gas.  The agricultural sector provided positive returns for the month of January.  Wheat helped returns as prices fell to a 20-month low.  Corn boosted returns slightly as prices fell to the lowest level since June 2001.  The largest gain in the agricultural sector was achieved in wheat, while the largest loss occurred in cotton.  The fixed income sector was also positive for the Trust for the month.  Japanese Government bonds (JGBs) rose during the month after Japanese government reports showed household spending and industrial production fell.  The largest gain was achieved in the JGBs, while the largest loss occurred in Australian 10-year bond.  Although January underperformed, it is these types of markets that have provided the catalyst historically for long-term trends to emerge.  Overall, the Trust recorded a loss of -9.54% for the month.

The Trust’s performance was negative in February.  Gains in both the indices and energy sectors weren’t enough to offset the combined losses in the other sectors traded.  The Trust’s underperformance was driven by the apparent end to some long-term trends in the global fixed-income market and the unfavorable performance in the currency sector.  A significant portion of February’s losses was directly related to the fixed-income sector as the European, Japanese and U.S. bond markets sold off.  The catalyst for the dramatic moves higher in world interest rates was the cumulative effect of various events. On February 10th, the U.S. 10-year Treasury note fell after jobless claims unexpectedly declined, exports rose, and the U.S. government sold $14 billion 10-year notes at a higher-than-expected yield.  On February 16th, Federal Reserve Board Chairman Alan Greenspan’s testimony prepared for the Senate Banking Committee added pressure to the sector and long-term rates declined despite rate hikes over the last year.  Two days later, the release of a higher-than-expected Producer Price Index in the U.S. helped to spark inflation fears worldwide.  The largest gain was achieved in the Eurodollar, while the largest loss occurred in the Japanese government bond.  Currencies were the other main contributor to the Trust’s losses.  The U.S. dollar rose to a three-month high against the yen after a Commerce Department report showed the U.S. trade deficit narrowed in January.  Further adding to the yen’s weakness were reports that Japan had officially fallen into a recession for the fourth time since 1991.  Additional losses in this sector occurred during the middle of month as the Swiss franc rose against the U.S. dollar.  The largest gain was achieved in the Australian/Japanese yen cross, while the largest loss occurred in the Japanese yen.  The energy sector had positive returns and was the Trust’s best performing sector.  Energies rallied as commodity prices surged to a 24-year high.  London gas oil and crude oil led performance after the U.S. government reported an unexpected decline in U.S. oil stockpiles.  In addition, the International Energy Agency raised its prediction for global consumption.  All components of this sector were positive with the largest gain achieved in London gas oil.  The Trust’s three other sectors, indices, metals, and agriculture, all had relatively little effect on overall performance during the month.  Indices posted gains as the Nikkei rallied.  The only loss in this sector was in the Nasdaq e-mini.  The metals sector posted negative returns.

The largest gain in this sector was achieved in aluminum, while the largest loss occurred in gold.  Lastly, the agricultural sector was flat.  Overall, the Trust recorded a loss of —5.63% for the month.

The Trust’s performance was positive for the month of March.  The energy sector exhibited moderate returns, and the agricultural sector also contributed to the Trust’s positive performance.  The combined positive performance in both of these sectors was able to offset the losses suffered in the other sectors.  The energy sector was the Trust’s best performing sector as crude oil and gasoline surged to near all-time highs on news that demand may outpace supply during the peak summer months.  A Goldman Sachs prediction that crude oil prices could spike to as high as $105 per barrel also bolstered the rise in oil prices.  All components of this sector were positive with the largest gain coming from London gas oil.  Currencies were the most unprofitable sector for the Trust during the month.  The single most influential factor driving performance was the U.S. dollar.  The dollar began the month in a weakening trend as the U.S. trade deficit widened to its second highest level ever.  However, this trend reversed as the price of oil soared, the yield on the 10-year note rose to its highest level in seven months, and the Federal Reserve increased borrowing costs by a quarter percentage point.  The largest gain in this sector was achieved in the Japanese yen, while the largest loss occurred in the British pound.  The Trust was unprofitable in the fixed income sector for the month, as European and domestic markets sold off and the Japanese bond markets rallied.  Increases in energy prices and inflation expectations were the catalyst for the dramatic move higher in most of the world interest rates.  In Japan, bonds rallied amid speculation that exports to the U.S. would drop.  Additionally, Japanese fixed-income gained on increased signs that its economy is struggling to recover from a fourth recession since 1991.  The largest gain in this sector was achieved in the Eurodollar, while the largest loss occurred in the Bund.  Metals were unprofitable during March as gold and silver, which tend to have an inverse relationship with the U.S. dollar, were driven by the volatility in the U.S. dollar.  The Trust did benefit as LME aluminum rose to a 10-year high, however not enough to offset the combined losses in gold and silver.  Performance in indices was down slightly for the month as equity markets weakened worldwide.  Higher bond yields and oil prices made equities less attractive to investors as inflationary pressures started to weigh on the global economy.  The largest gain was achieved in the Nasdaq e-mini, while the largest loss occurred in the Nikkei.  The Trust’s performance in the agricultural sector was slightly profitable for the month.  The Trust was able to benefit from rising New York coffee prices as production declined and reserves fell to their lowest level in 15 years.  Overall, the gains achieved in the energy and agricultural sectors were enough to offset the combined losses in the various other sectors.  Overall, the Trust posted a gain of .50% for the month.

During the quarter there were 156,555.52 units sold to the Beneficial Owners for an investment of $20,278,995.  Beneficial Owners redeemed a total of 61,635.92 units during the quarter.  The Managing Owner redeemed a total of 0 units during the quarter.  At the end of the quarter there were 2,306,459.25 units outstanding owned by the Beneficial Owners and 23,771.70 units outstanding owned by the Managing Owner.

During the fiscal quarter ending March 31, 2005, the Trust had no material credit exposure to a counterparty, which is a foreign commodity exchange, or to any counterparties dealing in over-the-counter contracts.

2004

The JWH Global Trust posted a slight loss of 0.39%, or ($0.58) per unit, for 2004.  The Net Asset Value at year-end was $148.54 per unit compared to $149.12 per unit at the beginning of the year.   During 2004, total contributions to the Trust equaled $143,801,533.

Volatility was a major factor in many markets.  During the first half of the year, the trading environment was unfavorable for trend-following, even with some select markets having strong directional moves.  Although not high by historical standards, the spikes in volatility were apparent through large price moves coupled with strong reversals.  Nevertheless, the second half of the year, especially the fourth quarter, was marked by a strong dollar decline and a good rally in bonds.

The performance was slightly positive during the first quarter, with the bulk of the profits coming from the fixed-income sector, followed by the agriculture, metals and energy sectors.  The Trust profited from lower yields in the fixed income sector in both the US and Europe.  US bonds continued to rally during the first quarter, though higher US yields were expected after Mr. Greenspan’s comment on the need for higher interest rates.  In the European fixed-income market, the Trust posted its largest gains of the quarter as slow growth in the EU (especially Germany) was a strong driver in the rally by both the Bund and Bobl markets.  Profits were seen in agriculture, with soybeans reaching highs not seen in decades.  In metals, profits were gained in both copper and silver.  Base metal prices rose on the back of strong manufacturing growth in China and continued growth in US housing.  Energies also posted positive returns.  Limits to production and increased talk of an OPEC cut helped to continue the upward trend.  Global stock indices added slightly to performance during the quarter, as no clear trends were apparent.  The currency sector dampened the Trust’s gains from other markets in the first quarter.  The markets were hit with strong increases in volatility and daily trading ranges, as well as some key reversals.

The Trust’s performance was down during the second quarter as five out of six market sectors that traded posted losses.  The change in US employment growth prospects hurt profitability.  Concerns about future growth in China and Chinese monetary policy changes aimed at controlling the growth in credit caused a major reversal in many commodity markets, especially the base metals.  Currencies saw limited longer-term price changes coupled with strong reversals.  In the case of the yen, there was no government intervention during the second quarter, as there had been during the first quarter, but the relatively high level of volatility continued because of the threat of further intervention.  The fixed-income sector also hurt performance during the quarter.  Even after the first rate increase in four years, the price of the 10-year bond was only slightly higher than at the beginning of the year.  The Bund market was also range-bound, because of the steadier monetary policy of the European Central Bank, as well as muted growth and inflation prospects in Europe.  Stock indices hurt performance, as mixed views on growth prospects in key economies kept prices in a relatively tight range.  Energy trading proved to be the sole area for profits during the quarter.

The Trust’s returns in the third quarter were negative.  The three sectors holding back performance were currencies, stock indices, and metals.  US equities continued to stay range-bound for most of the third quarter as the VIX index of volatility fell to all-time lows.  However, the European and Japanese markets did not follow suit.  The Eurostoxx was able to rally towards the end of summer, while the Nikkei index bounced off the lows it had reached earlier in the year.  On the other hand, the energy sector once again provided the best returns, as a combination of hurricanes in the Gulf of Mexico and political risk in the Middle East drove crude oil prices higher than $50 per barrel at the end of September.  Additional gains were seen during the quarter in fixed income.  Despite the fact that the rise in US short-term interest rates reduced growth and inflationary expectations, there was a major bond rally.  Fixed income also rallied in Japan, Australia, Great Britain and, to a lesser extent, in Europe.  The Trust also benefited as the grain markets continued to fall in response to expectations that harvests would be very strong.

Performance during the fourth quarter was up over 24.0% as the currency sector was able to break out of its year-long trading range.  When the markets started expecting a Bush win and grasped the effects of another term, the US dollar sell-off began.  The US dollar sell-off also helped the fixed-income sector to post positive returns for the quarter, as European rates rallied reflecting slowing economies and the strengthening euro across Europe.  Compared to the currency and fixed-income markets, the other market sectors

(indices, metals, energies and agriculture) were mixed for the quarter, and did not have an appreciable effect on the Trust’s returns.

Overall, the Trust had a slightly negative year.  After an extremely difficult first half of the year, the Trust’s long-term trend following approach to the markets once again proved profitable in the second half of the year.

2003

The Trust posted another profitable year in 2003.  The Net Asset Value at year-end was $149.12 per unit compared to $139.53 per unit at the beginning of the year.  This represented an increase of $9.59 per unit or 6.87% for the calendar year.

Currency trading was the driving force behind the profitable year.  The financial markets were influenced by three dominate themes during 2003: the global re-balancing of the U.S. dollar against other major currencies, the accommodative monetary polices of the three largest central banks, and the emergence of China as a global economic power.  The latter event had perhaps the single largest effect on the currency, fixed income, energy and grain markets.

The majority of the positive performance of 2003 occurred during the first quarter, primarily generated in the currency and fixed income sectors.  The pending war between the U.S. and Iraq, growing U.S. budget deficits and shrinking U.S. tax revenues helped propel the Euro against the U.S. dollar, the British pound and the Japanese yen, making these some of the most profitable currency positions.  The economic slowdown in most of the industrialized world led to higher bond prices which were most pronounced in Europe and Japan.  The fear of worldwide deflation cast a pall on the major global stock indices which made their lows for the year in the first quarter allowing the Trust to capture the profitable down trend.   The entire energy sector was positive for the quarter, due to the rise in energy prices in anticipation of the Iraqi war.  However, once the conflict began energy prices quickly retreated as a result of a quick U.S. victory diminishing the overall profits for this sector.  Metals had mixed results for the quarter.  Gold was positive as the price rose due to the war concerns, weaker U.S. dollar and lack of producer hedging.  Copper benefited from the robust U.S. housing industry while silver and aluminum suffered from oversupplied markets.  Agricultural products were negative for the quarter with most components having negligible results.

The second quarter was positive with the bulk of the profits coming from the currency sector followed by the fixed income sector.  This was the transition quarter for 2003.  The U.S.’s quick victory in the Iraqi War initially provided strength to the U.S. dollar but the reality of higher than expected budget deficits due the cost of the war and a low U.S. savings rate again placed downward pressure on the U.S. dollar against most major currencies. Perhaps the most significant event for fixed income markets came in May when the Federal Reserve Board Open Market Committee announced that the risk of inflation was to the downside.  This marked the end of the twenty-five year battle that the Federal Reserve had waged against inflation.  Interest rates that appeared poised to rise after the war made an abrupt about face when yields in the U.S. tumbled.  In June the Fed Funds rate reached 1.00%, the lowest level in forty years.  All of the fixed income components in the U.S. and Europe were positive.  Equities around the globe had mixed results which often occur when markets are in the midst of directional change.  By the end of the quarter most indices were starting to show consistent strength contributing a modest gain to the Trust. The energy sector was unprofitable for the quarter as a result of volatile trading conditions.  The metal sector also suffered a loss for the quarter when prices moved lower after the initial post-war economic euphoria, only to rebound against a weakening U.S. dollar and mildly bullish economic news.  Agricultural products were down again as most components suffered minor losses.

All sectors with the exception of indices were negative for the third quarter.  Positive economic news in the U.S. and parts of Europe reversed the downward trend in the U.S. dollar.

This lasted until mid-September when the members of the G-7 met and announced that exchange rates should reflect economic fundamentals.  The market perceived this as an invitation to renew U.S. dollar selling causing the foreign exchange sector to be down for the quarter.  The one bright spot was the profitable position in the Japanese yen against the U.S. dollar which strengthened despite a persistent campaign by the Bank of Japan to maintain a weak yen policy to benefit Japanese exporters.   Another effect of the positive economic news was the reversal in bond markets as interest rates began moving higher with anticipation of a global economic recovery.  The results were mixed throughout the yield curve.  Indices were the lone profitable sector for the quarter as the upward trend that started in the previous quarter was firmly entrenched.  The combination of continued favorable economic data and increased corporate profitability helped buoy share prices.  Energies suffered a mild setback due to the volatile nature of trading and sensitivity to weekly inventory news and changing production levels.  Adding to this confusion was the slower than expected revitalization of Iraqi oil fields.  Metals also failed to make a positive contribution when gold and silver moved lower in response to the strengthening U.S. dollar.

The final quarter of the year was marginally profitable. Once again, currencies led the way.  Despite a growing U.S. economy the dollar moved lower as a result of asset reallocation.  Central banks, including Saudi Arabia, China, India and Korea have been reducing the percentage of U.S. dollars in their respective currency reserves and increasing the percentage in the Euro, British pound and to a lesser extent the Japanese yen.  This explains some of the considerable pressure placed on the U.S. dollar this year especially in the fourth quarter, making it the most profitable sector for the period. The FOMC stated in December that interest rates would remain low for a considerable period causing the interest rate markets to quickly reverse their course and move lower.  This resulted in the largest sector loss for the quarter. Indices were unprofitable for the quarter due to the volatile trading partly as a result of renewed terrorist threats.  Energies were also down in the fourth quarter in very volatile trading. Overall, the price of energy continues to move higher due to low inventories and increased demand. China has surpassed Japan as the second largest importer of crude for industrial consumption.  Agricultural products and metals made positive contributions this period as prices rose mainly due to China’s demand for raw materials.  China has become the largest recipient of direct foreign investment surpassing the U.S.

2002

The Trust posted an overall profit for 2002.  After a negative first quarter, the Trust enjoyed extremely positive performance in the second and third quarters while being slightly lower in the final quarter, resulting in a net gain of $12,057,194 for the year.  As of December 31, 2002, the Net Asset Value per Unit was $139.53,  an increase per Unit of $27.90 over the previous year.  The Trust produced a gain of 24.99% for the calendar year.

All three months of the first quarter were unprofitable for the Trust.  Although performance was positive in the currency sector early in the quarter, pronounced trend reversals in the Japanese financial markets caused substantial losses for the Trust’s positions in Japanese Yen and Japanese government bonds.  The negative news surrounding Enron and fear of additional accounting scandals created a “flight to quality” and caused losses in the Trust’s long interest rate positions.

In the second quarter, the Trust was up substantially.  June proved to be the Trust’s most profitable month since inception of trading.  The strong performance for the quarter was driven by the Trust’s currency and interest rate positions.  Short positions in the U.S. dollar, which steadily weakened against most major currencies throughout the quarter, were profitable for the Trust as were short positions in stock indices, which saw a decline as a result of additional accounting scandals.

The third quarter was also profitable for the Trust, primarily due to strong performance in the interest rate sector.  Actual and potential accounting scandals continued to erode consumer confidence in the U.S. which contributed to a U.S. led global economic slowdown.  The foregoing events accelerated a downward trend in global interest rates, which proved very profitable for the Trust.  Throughout the quarter interest rates denominated in Euros, British pounds, Australian dollars and Japanese yen fell providing positive returns for the Trust.  Additionally, the Trust’s positions in the U.S. 5 and 10 year notes and 30 year bonds, Japanese government bonds and Euro denominated bonds prospered.  The energy markets were also profitable for the quarter.  The currency sector, which was the standout performer of the second quarter, suffered throughout the third quarter chiefly due to losses sustained in U.S. dollar and British Pound trading.

The last quarter of 2002 began poorly as reversals in the currency and interest markets occurred early in the quarter.  However, as year-end approached, the currency trends that prevailed since June resumed and allowed for a strong close to the year.

As they were for nearly all of 2002, the metal, agriculture, energy and stock index sectors had a very minimal impact on the Trust’s performance.  The Trust was negative in October and November, but strongly positive in December.

Liquidity and Capital Resources

The amount of assets invested in the Trust generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Trust’s expenses are primarily charged as a fixed percentage of its asset base, however large.

The Trust sells no securities other than the Units.  The Trust borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Trust’s dollar deposits.  These borrowings are at a prevailing short-term rate in the relevant currency.  They have been immaterial to the Trust’s operation to date and are expected to continue to be so.

The Net Asset Value of the Trust’s cash and financial instruments is not materially affected by inflation.  Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust’s debt securities to decline, but only to a limited extent.  More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Trust’s profit potential generally increases.  Inflation or deflation in commodity prices could also generate price movements which the programs might successfully follow.

The Trust’s assets are held primarily in cash, Treasury bills or other short-term money market instruments.  Except in unusual circumstances, the Trust should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices.  This should permit JWH to limit losses as well as reduce market exposure on short notice should its programs indicate reducing market exposure.  In addition, because there is a readily available market value for the Trust’s positions and assets, the Trust’s monthly Net Asset Value calculations are precise, and investors need only wait ten business days to receive the full redemption proceeds of their Units.

The Trust’s involvement in the futures and forward markets exposes the Trust to both market risk and credit risk.  Market risk is the risk that arises from changes in the market value of the futures and forward contracts held by the Trust.  Credit risk is the risk that another party to a contract will fail to perform its obligations according to the terms of the contract.  The Trust is exposed to a market risk equal to the value of the futures and forward contracts purchased and theoretically unlimited risk of loss on contracts sold short.  JWH monitors the Trust’s trading activities and attempts to control the Trust’s exposure to market risk by, among other things, refining its trading strategies, adjusting position sizes of the Trust’s futures and forward contacts and re-allocating Trust assets to different market sectors.  The Trust’s primary exposure to credit risk is its exposure to the non-performance of CISFS.  CISFS generally enters into forward contracts with large, well-capitalized institutions and then enters into a back-to-back contract with the Trust.  The Trust also may trade on exchanges that do not have associated clearing houses whose credit supports the obligations of its members and operate as principals markets, in which case the Trust will be exposed to the credit risk of the other party to such trades.

Off-Balance-Sheet Arrangements

The Trust does not have any off-balance-sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

The business of the Trust is the speculative trading of commodity interests, including futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals and exchanges for physicals, both long (contracts to buy) and short (contracts to sell).

The Trust’s financial statements included in this prospectus present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Trust’s open future and currency contracts at March 31, 2005 (unaudited) and December 31, 2004.

Quantitative and Qualitative Disclosures About the Trust’s Market Risk

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool.  The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Trust’s assets are subject to the risk of trading loss.  Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.

Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow.  The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust can acquire and/or liquidate both long and short positions in a wide range of different markets.  Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector.  However, the inherent uncertainty of the Trust’s speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date (i.e., “risk of ruin”).  In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section, “Qualitative and Quantitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust’s market sensitive instruments.

Interim Periods

Quantitative and qualitative disclosures about the Trust’s market risk are provided as of December 31, 2004 and 2003.  CISI believes that there have not been any material changes to either the sources of the Trust’s trading and non-trading market risk or their impacts on the Trust since the end of 2003.

Quantifying the Trust’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934).

All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Trust’s risk exposure in the various market sectors traded by JWH is quantified below in terms of Value at Risk.  Due to the Trust’s mark-to-market accounting, any loss in the fair value of the Trust’s open positions is directly reflected in the Trust’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk.  Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%–99% of any one-day intervals.  The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Trust), the margin requirements for the equivalent futures positions have been used as Value at Risk.  In those rare cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

The fair value of the Trust’s futures and forward positions does not have any optionality component.

In quantifying the Trust’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed.  Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk.  The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust’s open positions by market category for fiscal year 2004 and 2003.  All open position trading risk exposures of the Trust have been included in calculating the figures set forth in the tables below.  During fiscal year 2004, the Trust’s average total capitalization was approximately $263.95 million.  During fiscal year 2003, the Trust’s average total capitalization was approximately $133.8 million.

Fiscal Year 2004

Market Sector	Highest Value at Risk*	Lowest Value at Risk*	Average Value at Risk*	% of Average Capitalization**
Interest Rates	$15.2	$5.8	$11.2	4.2%
Currencies	$29.3	$2.3	$8.9	3.4%
Stock Indices	$7.2	$0.7	$4.0	1.5%
Precious Metals	$3.5	$1.3	$2.2	0.8%
Commodities	$2.4	$1.1	$1.7	0.7%
Energy	$3.8	$0.5	$2.3	0.9%
Total	$61.4	$11.7	$30.3	11.5%

Fiscal Year 2003

Market Sector	Highest Value at Risk*	Lowest Value at Risk*	Average Value at Risk*	% of Average Capitalization**
Interest Rates	$5.4	$1.2	$3.5	2.6%
Currencies	$4.8	$0.9	$2.9	2.1%
Stock Indices	$2.9	$0.6	$1.4	1.0%
Precious Metals	$1.6	$0.3	$0.8	0.6%
Commodities	$1.2	$0.1	$0.5	0.4%
Energy	$1.8	$0.1	$0.9	0.7%
Total	$17.7	$3.2	$10.0	7.4%

* Average, highest and lowest Value at Risk amounts relate to the month-end amounts for each month-end during the fiscal year.  All amounts represent millions of dollars.

** Average Capitalization is the average of the Trust’s capitalization at the end of each month for each fiscal year.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust.  The magnitude of the Trust’s open positions creates a “risk of ruin” not typically found in most other investment vehicles.  Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Trust to incur severe losses over a short period of time.  The foregoing Value at Risk tables — as well as the past performance of the Trust — give no indication of this “risk of ruin.”

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin.  However, these balances (as well as any market risk they represent) are immaterial.

The Trust holds substantially all of its assets in cash, Treasury bills or other short term money market instruments on deposit with CIS and CISFS.  The Trust has cash flow risk on these cash deposits because if interest rates decline, so will the interest paid out by CIS and CISFS at the 91-day Treasury bill rate.  As of March 31, 2005, December 31, 2004 and December 31, 2003, the Trust had approximately $285,582,000, $312,100,000 and $183,255,000, respectively, in cash on deposit with CIS and CISFS.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trust and JWH manage the Trust’s primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  The Trust’s primary market risk exposures as well as the strategies used and to be used by JWH for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust’s risk controls to differ materially from the objectives of such strategies.  Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust.  There can be no assurance that the Trust’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term.  Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of December 31, 2004, by market sector.

Currencies.

The Trust’s currency exposure is to exchange rate fluctuations.  These fluctuations are influenced by interest rate changes as well as political and general economic conditions.  The Trust trades in a number of currencies, including cross-rates (i.e., positions between two currencies other than the U.S. dollar).  The Trust’s major exposures have typically been in the dollar/yen, dollar/euro, dollar/Swiss franc and dollar/pound positions but more recently have also included exposure to cross-rates positions such as euro/yen and pound/yen positions.

Interest Rates.

Interest rate risk is a major market exposure of the Trust.  Interest rate movements directly affect the price of the sovereign bond position held by the Trust and indirectly the value of its stock index and currency positions.  Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust’s profitability.  The Trust’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries.  However, the Trust also takes positions in the government debt of smaller nations – e.g., Australia.

Stock Indices.

The Trust’s primary equity exposure is to equity price risk in the G-7 countries including the U.S.  As of December 31, 2004, the Trust’s primary exposure was in the E-Mini Nasdaq, Osaka Nikkei (Japan), SFE SPI 200 (Australia), and Eurostoxx 50.  As of December 31, 2003, the Trust’s primary exposure was in the E-Mini Nasdaq, Osaka Nikkei (Japan), SFE SPI 200 (Australia) and Eurostoxx 50.

The Managing Owner anticipates little, if any, trading in non-G-7 stock indices.  The Trust is primarily exposed to the risk of adverse price trends or trendless markets in the major U.S., European and Japanese indices.  (Trendless markets would not cause major market changes but could make it difficult for the Trust to avoid being “whipsawed” into numerous small losses.)

Metals.

The JWH programs currently used for the Trust trade mainly precious and base metals. The Trust’s primary metals market exposure is to price fluctuations.

Agricultural.

The Trust’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions.  Coffee, corn, wheat, beans, soybean oil and sugar accounted for the substantial bulk of the Trust’s agricultural exposure as of December 31, 2004 and December 31, 2003.  In the past, the Trust has had market exposure to cotton, live cattle, and the soybean complex and may do so again in the future.

Energy.

The Trust’s primary energy market exposure is to gas and oil price movements, which sometimes result from political developments in the Middle East.  Oil prices can be volatile and substantial profits and losses have been and may continue to be experienced in this market.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the only non-trading risk exposures of the Trust as of December 31, 2004 and December 31, 2003.

Foreign Currency Balances.

The Trust’s primary foreign currency balances are in Japanese yen, euro/yen cross, euros, British pounds and Swiss francs.  The Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars (no less frequently than twice a month).

Cash Position.

The Trust holds substantially all its assets in cash at CIS and CISFS, earning interest at the 91-day Treasury bill rate (calculated daily).

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The Managing Owner monitors the Trust’s performance and the concentration of its open positions, and consults with JWH concerning the Trust’s overall risk profile.  If the Managing Owner felt it necessary to do so, the Managing Owner could require JWH to close out individual positions as well as entire programs traded on behalf of the Trust.  However, any such intervention would be a highly unusual event.  The Managing Owner primarily relies on JWH’s own risk control policies while maintaining a general supervisory overview of the Trust’s market risk exposures.

Risk Management

JWH attempts to control risk in all aspects of the investment process, from confirmation of a trend to determining the optimal exposure in a given market, and to money management issues such as the startup or upgrade of investor accounts.  JWH double checks the accuracy of market data, and will not trade a market without multiple price sources for analytical input.  In constructing a portfolio, JWH seeks to control overall risk as well as the risk of any one position, and JWH trades only markets that have been identified as having positive performance characteristics.  Trading discipline requires plans for the exit of a market as well as for entry.  JWH factors the point of exit into the decision to enter (stop loss).  The size of JWH’s positions in a particular market is not a matter of how large a return can be generated but of how much risk it is willing to take relative to that expected return.

To attempt to reduce the risk of volatility while maintaining the potential for excellent performance, proprietary research is conducted on an ongoing basis to refine the JWH investment strategies.  Research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a new methodology has indicated that its use might have resulted in different historical performance.  In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts from a program, or a change in position size in relation to account equity.  The weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.

JWH may determine that risks arise when markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events.  In such cases, JWH at its sole discretion may override computer-generated signals and may at times use discretion in its application of its quantitative models, which may affect performance positively or negatively.

Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH’s investment strategy.  At its discretion, JWH may adjust the size of a position in relation to equity in certain markets or entire programs.  Such adjustments may be made at certain times for some programs but not for others.  Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, assessments of current market volatility and risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Given the volatility of prices, JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders when the stop-loss level is reached; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program.  Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH program.  However, some programs will have limited diversification because of their sector focus or because JWH requires demonstrated liquidity in the contracts selected for a portfolio.  These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as projected price behavior during specific projections of market extremes.  However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions.  In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short-term trends or short-term volatility.

Charges

The Trust is subject to the following charges and fees.

Recipient	Nature of Payment	Amount of Payment
Third Parties	Ongoing offering costs

As incurred, subject to a ceiling of 0.5% of the Trust’s average month-end Net Assets in each fiscal year.  Year-to-date through May 31, 2005, ongoing offering costs equaled $608,528.  During 2004, ongoing offering costs equaled $1,271,788.

CIS	Brokerage fee

6.0% annually (or approximately 0.5% per month) of the Trust’s month-end assets (after deduction of the Management Fee payable to JWH and before recognizing the purchases and redemptions for the month) is paid to CIS.  Prior to July 1, 2003, the Brokerage Fee was 6.5% annually (or approximately 0.542% per month).  Such Brokerage Fee covers all brokerage, exchange, clearing and NFA fees incurred in the Trust’s trading including brokerage fees payable to CISFS on spot and forward currency trading.  Year-to-date through May 31, 2005, Brokerage Fees equaled $7,284,847.  During 2004, Brokerage Fees equaled $15,298,552.

Certain large investors are eligible to be charged the Special Brokerage Fee Rate as described under “Charges — Brokerage Fee — Special Brokerage Fee Rate.”

CIS and CISFS	Interest income earned above amount credited to the Trust, if any

CIS and CISFS credit the Trust with interest on 100% of the Trust’s average daily U.S. dollar balances on deposit with CIS or CISFS during each month at the average 91-day Treasury bill rate and at the applicable rates (which may be zero in some cases) in respect of non-U.S. dollar deposits.  The economic benefit from the possession of the Trust’s assets in excess of the interest credited by CIS and CISFS to the Trust will be retained by CIS and CISFS, respectively.

Third Parties	Administrative expenses

As incurred, currently estimated to be approximately $380,000 annually.  Year-to-date through May 31, 2005, administrative expenses equaled $158,262.  During 2004, administrative expenses equaled $416,855.

Recipient	Nature of Payment	Amount of Payment
JWH	Management fee

2% annually (or approximately 0.167% per month) of the Trust’s month-end assets after deduction of a portion of the Brokerage Fee at a 1.25% annual rate (rather than 6.0% annual rate) and before recognizing the purchases and redemptions for the month; payable monthly. Year-to-date through May 31, 2005, Management Fees equaled $2,448,566. During 2004, Management Fees equaled $5,141,363.

JWH	Incentive fee

As of each calendar quarter-end, 20% of any New Trading Profits for such quarter will be paid to JWH. Trading Profits for any period equal the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter, (ii) the net of any unrealized profits and losses on open positions as of the end of such quarter less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding quarter, minus (iii) the Brokerage Fee at the annual rate of 1.25% (rather than 6.0% annual rate) of the Trust’s month-end assets and the Management Fee.

Trading Profits do not include interest income.

Trading Profits are calculated on the basis of the overall performance of the Trust, not the performance of each trading program considered individually.

New Trading Profits for any quarter are the amount of cumulative calendar quarter-end Trading Profits in excess of the highest level of such cumulative Trading Profits as of any previous calendar quarter-end.

Any shortfall between cumulative Trading Profits and the “High Water Mark” in cumulative Trading Profits is proportionately reduced when Units are redeemed.

Year-to-date through May 31, 2005, no Incentive Fees have been accrued or paid.  During 2004, Incentive Fees were $5,419,877.

Third Parties	Reimbursement of delivery, insurance, storage and any other extraordinary charges; taxes (if any)	Actual payments to third parties; not subject to estimate.

The above fees are the complete compensation that will be received by CIS or its affiliates from the Trust.  This excludes redemption fees which will be charged to some Unitholders if they redeem on or before the eleventh month-end of ownership.

Brokerage Commissions

Brokerage Fee

Brokerage Fee Rate.  Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as “round-turn commissions,” which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The Trust does not pay commodity brokerage commissions on a per-trade basis but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.0% (or a monthly rate of approximately 0.5%) of the Trust’s average month-end assets after deduction of the Management Fee but before inclusion of purchases and redemptions for the month.  CIS receives such Brokerage Fee, irrespective of the number of trades executed on the Trust’s behalf.

Special Brokerage Fee Rate.  A Unitholder who purchases at least $5,000,000 of Units as of any month-end (an “Eligible Unitholder”) will be charged Brokerage Fees at the flat rate of 4.5% per annum (or 0.375% per month; the “Special Brokerage Fee Rate”).  As of each month-end that a Unitholder holds Units with an aggregate issue price of at least $5,000,000, such Unitholder will remain an Eligible Unitholder regardless of the aggregate Net Asset Value of such Units.

An investor who makes an additional purchase of Units on a closing date that causes the aggregate issue price of all of such investor’s Units to equal at least $5,000,000 will be charged the Special Brokerage Fee Rate with respect to such additional Units as of the next month-end but with respect to earlier purchased Units only after such Units have been outstanding for at least twelve full months.  For example, if an investor makes an initial investment of $3,000,000 as of April 30, 2005 (“Initial Purchase Date”) and an incremental investment of $3,000,000 as of October 31, 2005 (“Subsequent Purchase Date”), such Eligible Unitholder will be eligible to be charged the Special Brokerage Fee Rate (i) immediately with respect to Units acquired as of the Subsequent Purchase Date and (ii) as of May 31, 2006 with respect to Units acquired as of the Initial Purchase Date.  In determining the Brokerage Fees due on such an investor’s Units, Units when redeemed will be treated on a “first-in, first-out” basis.

The Special Brokerage Fee reduction is effected while maintaining a uniform Net Asset Value per Unit by issuing additional Units to Eligible Unitholders.

The Trust’s Brokerage Fees constitute a “wrap fee,” which cover the CIS Group’s costs and expenses, not just the cost of brokerage executions.

The Brokerage Fees may not be increased above the current level without the unanimous consent of all Unitholders.

Administrative Expenses; Ongoing Offering Costs

The Trust pays its actual periodic legal, auditing, printing, recording and filing fees, postage and Trustee’s fees, estimated at approximately 0.10% of the Trust’s average month-end Net Assets during each fiscal year.

The Trust pays the costs incurred in the ongoing offering of the Units, including the costs of updating this prospectus, regulatory compliance, escrow fees and registration fees if additional Units are registered, subject to a ceiling of 0.5% of the Trust’s average month-end Net Assets during any fiscal year.

JWH’s Management Fees

The Trust pays monthly Management Fees to JWH at a rate of 0.167% (a 2% annual rate) of the month-end assets of the Trust, after reduction for a 1.25% (rather than 6.0% per annum) portion of the Brokerage Fee charged, but before reduction for any Incentive Fee or other costs and before inclusion of purchases and redemptions for the month.

Incentive Fees

Method of Calculating

The Trust pays to JWH an Incentive Fee equal to 20% of any New Trading Profits as of the end of each calendar quarter.  New Trading Profits are any cumulative Trading Profit in excess of the highest level — the “High Water Mark” — of cumulative Trading Profits as of any previous calendar quarter-end.

Trading Profits (i) include realized and unrealized profits and losses, (ii) exclude interest income and (iii) are reduced by Brokerage Fees of 1.25% (not 6.0%) of month-end assets, the Management Fee and by no other costs.

Accrued Incentive Fees on Units when redeemed are paid to JWH.  Any shortfall between cumulative Trading Profits and the “High Water Mark” in cumulative Trading Profits is proportionately reduced when Units are redeemed.

Trading Profits are not reduced by redemption charges.

For example, assume that as of January 1, 2005, the Trust is at a “High Water Mark” in cumulative Trading Profits.  If Trading Profits for such month equaled $500,000, all of such Trading Profits would be New Trading Profits, resulting in an accrued $100,000 Incentive Fee.  Assume also that by the end of the next month, losses, the 1.25% Brokerage Fee and the Management Fee have reduced the $500,000 New Trading Profits to a loss of ($180,000).  If the Trust then withdrew 50% of its assets, this ($180,000) loss carryforward would be reduced by 50% to ($90,000) for Incentive Fee calculation purposes.  If during the following month Trading Profits equaled $200,000, New Trading Profits of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to an Incentive Fee of $22,000 for the quarter.

Paid Equally by All Units

New Trading Profits may be generated even though the Net Asset Value per Unit has declined below the purchase price of certain Units.  Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Incentive Fee which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

Extraordinary Expenses

The Trust will be required to pay any extraordinary expenses, such as taxes, incurred in its operation.  The Trust has had no such expenses to date, and in CISI’s experience with other managed futures funds, such expenses have been negligible.  Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Incentive Fees.

Fees and Expenses Paid by CIS and CISSI

Brokerage Fee for Currency and Precious Metals Trading

CIS pays CISFS, from CIS’s own funds, brokerage fees on a per trade basis for the Trust’s trading of spot and forward contracts on currencies.

Selling Commissions and Ongoing Compensation

CISSI is the Lead Selling Agent.  At the instruction of CISSI, CIS pays the Selling Agents selling commissions of up to 4% (up to 2.5% in respect of Units sold to Eligible Unitholders).  CIS, at the instruction of CISSI, also pays eligible Selling Agents ongoing compensation of up to 4% per annum of the average month-end Net Asset Value per Unit for all Units which remain outstanding for longer than twelve months (up to 2.5% per annum in respect of Units owned by Eligible Unitholders), beginning in the thirteenth month after sale.  Selling Agents ineligible to receive ongoing compensation may receive installment selling commissions which, when added to the initial selling commission, may not exceed 9% of the initial subscription price of each Unit sold by any such Selling Agent.  Such ongoing compensation may be deemed to constitute underwriting compensation.  See “Federal Income Tax Aspects — Syndication Expenses.”

Wholesalers who introduce Additional Selling Agents to CISSI will share the selling commissions and ongoing compensation (or installment selling commissions) with their respective Additional Selling Agents.  Additional Selling Agents who distribute Units through correspondents will also share the selling commissions and ongoing compensation (or installment selling commissions) with their respective correspondents.  See “Plan of Distribution — Selling Agents.”

Redemption Charges

A redemption charge of 3% of the redemption date Net Asset Value per Unit is imposed on Units redeemed on or before the end of the first eleven months after issuance.  This redemption charge is deducted from investors’ redemption proceeds and paid to CIS.

Managed Futures Funds in General

The Trust is one type of managed futures fund.  All of these investments products offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. Managed futures funds may also incur losses.  The purpose of this section is to provide prospective investors a general overview of where the Trust is positioned in the spectrum of managed futures funds.

Managed Futures Funds

A managed futures fund is a professionally managed portfolio typically trading in a wide range of markets through futures, forwards and options contracts.  These markets may include global currencies, interest rates, energy, stock indices, metals and agricultural commodities.  Managed futures funds may trade either or both the short or long side of the market, often on a 24-hour basis, and are generally riskier and have more volatile performance than many other traditional investments.  However, managed futures investments offer a unique return pattern when compared to traditional long-only equity or fixed income investments.  As a result, professional management can be an important advantage in this highly complex and specialized investment area.

Not all managed futures funds are the same.  Like other investment products, managed futures funds are designed with a variety of risk/reward parameters.  The variety of available managed futures funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures Funds

Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded.  The increase of diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

Certain managed futures funds are more aggressive than others.  For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor’s performance and, in many cases, a limited number of markets traded.  The returns in these types of managed futures funds often fluctuate significantly from month to month.

The performance volatility of single advisor funds may be reduced by a multi-advisor approach.  Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more risk and volatility than many other investments).  The Trust is a single-advisor, multi-strategy investment.

Managed Futures and the Asset Allocation Process

The primary objective of an asset allocation process is to diversify a portfolio into a variety of investment components.  Each investment component may respond differently to economic cycles and shifts in the financial markets.  Thus, each investment component contributes differently to a portfolio’s overall performance.

A traditional investment portfolio is invested in stocks, bonds and cash equivalents.  Adding “non-traditional” or “alternative” investments, such as managed futures, to a traditional portfolio can be beneficial in the asset allocation process.  Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can, if it outperforms either stocks or bonds, improve long-term returns and can also help to reduce volatility of a portfolio.

Prospective investors should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before investing.  Managed futures are speculative investments and are not appropriate for everyone.  There can be no assurance that these investments will be profitable or will avoid losses.

Growth in Futures Investments

There has been a dramatic increase over the past twenty-four years in the volume of futures contracts traded in general as well as the amount of assets invested in the managed futures industry.  The first chart below, Futures Volume by Market Sector, depicts the increased volume of futures contracts traded by market sector from 1980 to 2003.  The second chart on the next page, Growth in Managed Futures Industry, illustrates the substantial increase in the amount of assets invested in managed futures.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by March 31, 2005, this estimate had risen to approximately $127 billion.

Futures Volume by Market Sector

Total Volume: 92 million contracts	Total Volume: 6.9 billion contracts

Source:  Futures Industry Association

The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures.  A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

Growth in Managed Futures Industry

Source: Barclay Trading Group, Ltd. Fairfield, lowa

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, “funds of funds,” “principal protection” pools (in which only a fraction of the assets invested are committed to trading) and to individual managed accounts.

The Role of Managed Futures in Your Portfolio

The Managing Owner’s objective in sponsoring the Trust with JWH as its sole trading advisor is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance.  If substantial losses can be avoided, of which there can be no assurance, the Managing Owner and JWH believe that the Trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur.  If successful, the Trust offers investors the following potential advantages.

Access to JWH and the Trading Programs

By investing in the Trust, subscribers have the opportunity to place assets with an experienced active managed futures advisor.  JWH is one of the largest advisors in the managed futures industry in terms of assets under management.  JWH has been continuously managing client funds in the futures and forward markets for over twenty years and, as of April 30, 2005, managed approximately $2.6 billion in client capital.

Investment Diversification

The globalization of the world’s economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically.  In recent years, the futures markets have expanded to include a wide array of innovative products to capture potential profit opportunities that arise from volatility in interest rates, significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies.  Moreover, trading on the major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo has expanded and gives managed futures investors access to international markets and global diversification.

Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the Trust does not depend upon favorable general economic conditions and the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time.  In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the Trust’s flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining potentially valuable diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate.  By allocating a portion of the risk segment of a traditional diversified portfolio to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country’s economy.

Opportunity to Profit in Declining as Well as in Rising Markets

The futures markets offer the ability to trade either side of the market.  Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.  Selling short is no more difficult than establishing a long position.

The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability.  Positive and negative returns may be realized in both rising and declining markets.  It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.  Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets.  Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy.

Non-Correlation

Managed futures investments have often performed differently from stocks and bonds.  In addition, different types of alternative investments are frequently non-correlated with each other.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

Statistically, investments with a correlation of 1.00 make or lose money at the same time.  Investments with a correlation of
–1.00 always move in the opposite direction.  The following table illustrates the generally low historical correlation of returns between the Trust, stocks and bonds as well as other alternative investments products, as represented by commonly used investment industry indices, for the period June 1997 through April 2005.  There can be no assurance, however, that this pattern of low correlation will continue in the future.

Low Historical Correlation to Other Investments

	Correlation to the Trust (June 1997 through April 2005)	Correlation to the S&P 500® (June 1997 through April 2005)
S&P 500® Stock Index	-.237	1.00
Lehman Brothers Government Bond Index	.309	-.207
Europe, Australasia, Far East Index (EAFE)	-.176	.830
NASDAQ Composite	-.258	.806
Goldman Sachs Commodity Index	.121	-.033
Barclay’s CTA Index	.839	-.191

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The source for all indices except the Barclay’s CTA Index in the table above is Standard & Poor’s Fund Services (2004) 1-800-596-5323.  The source for the Barclay’s CTA Index is Barclay Trading Group, Ltd.

The S&P 500® Stock Index and NASDAQ Composite are capitalization-weighted indices of the common stocks of publicly-traded United States issuers.  The Lehman Brothers Government Bond Index is a total-return index comprised of Treasury Bonds with at least ten years to maturity.  The Goldman Sachs Commodities Index is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The returns are calculated on a fully-collateralized basis with full reinvestment.  The Morgan Stanley Capital International EAFE Index comprises stock indices for 21 countries representing the developed markets in Europe, Australasia and the Far East.

The Barclay’s CTA Index represents the composite performance of a large number of commodity trading advisors.  The accounts included in this Index represent a wide variety of materially different products, including discretionary and systematic traders’ styles.  Combining the results of accounts with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations.  There can be no assurance that the Barclay’s CTA Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future.  Nevertheless, the Barclay’s CTA Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.

Additional information regarding the non-correlation of the Trust to other investments is set forth on pages 107 through 115 of Part Two of this two-part prospectus.

Interest on Trust Assets

The Trust receives interest income on its assets.  On the fifth business day of each month, CIS and CISFS credit the Trust’s account with interest as if 100% of the Trust’s average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month were continuously invested at the average 91-day Treasury bill rate for that previous month for deposits denominated in dollars and at the applicable rate for deposits denominated in currencies other than dollars.  The interest earned on the Trust’s assets can offset a portion, although at current rates not all, of its routine costs.  The Trust’s interest income represents a source of revenue entirely independent of its speculative futures and forward trading, but is subject to the risk of trading losses.

Although CISI has not yet done so, CISI may place some of the Trust’s assets with a Custodian and hire a third-party cash manager to manage that money.  If Trust assets are deposited with such Custodian, the Trust will receive the interest actually earned by the third-party cash manager on such assets.  CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

Small Minimum Investment

JWH is typically available to manage individual accounts only of substantial size — $5,000,000 or more.  Investors in the Trust are currently able to gain access to three JWH programs for a minimum investment of only $5,000; $2,000 in the case of eligible employee benefit plans and individual retirement accounts.  A small minimum investment requirement makes the Trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the Trust.

Limited Liability

An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the large positions in relation to capital used in futures and forward trading.  However, a Unitholder cannot lose more than his or her investment in the Trust plus undistributed profits.  In fact, in the event the Net Asset Value of a Unit decreases to less than 50% of the previous highest month-end Net Asset Value per Unit as of the close of business on any day, the Managing Owner is required to cause the Trust to liquidate all open positions, suspend trading and declare a Special Redemption Date in accordance with the provisions in the Declaration and Agreement of Trust.  Without limited liability, it could be imprudent for an investor to participate in strategies like those applied by JWH where positions may be large in relation to account equity.

Administrative Convenience

The Trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in Unitholders engaging directly in futures and forward trading.  Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal and state income tax returns.  The approximate daily Net Asset Value per Unit is available by calling your financial advisor or CISI  toll free at (888) 292-9399.

The Managing Owner

The Managing Owner and Commodity Pool Operator of the Trust is CISI, a wholly-owned subsidiary of CIS, the Trust’s Futures Broker.  The Managing Owner was incorporated in Delaware in 1983.  It has been registered with the CFTC under the CEA as a Commodity Pool Operator since December 13, 1985 and is a member of NFA in such capacity.  CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000.  The records of the Trust are kept at CISI’s principal office.  The officers and directors of CISI do not receive any compensation directly from CISI.

In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation.  CISI operated two other private commodity pools which have been liquidated.

The directors and officers of CISI are as follows:

James A. Davison (born May 1961) is President, Chief Executive Officer and Director.  Mr. Davison is a graduate of the School of Oriental and African Studies, University of London.  He began his career with Cargill PLC and joined Cargill Investor Services Ltd. in 1987. His management responsibilities included commodity and financial markets as well as the development of all business activity with alternative asset management clients in  European and Middle Eastern geographies.  He resigned from Cargill PLC in 1996 to establish his own consultancy business.  One of his assignments of this business included Managing Director for Hasenbichler Asset Management Ltd., one of Europe’s largest alternative asset management groups and, in 1998, he assumed responsibility for all international activity of a portfolio of trading advisors. He re-joined Cargill PLC in December 2000 as European Managing Director of Cargill Investor Services Ltd. and was named Worldwide Business Unit Leader of CIS in July of 2001.

Shaun D. O’Brien (born November 1964) is Executive Vice-President, Chief Financial Officer, and Director.  Mr. O’Brien became Vice President and Director of CISI on July 1, 1999.  Mr. O’Brien graduated from Northeastern University in 1987 and received a Master’s degree from the University of Minnesota’s Carlson School of Management in 1999.  Mr. O’Brien began working for Cargill in 1988 and joined CIS in 1999.

Leslie S. Allan (born December 1961) is Executive Vice President.  He joined CIS in 2003 with over twenty years’ experience in global financial markets and equities.  Mr. Allan’s responsibilities include the execution of the CIS strategy and the global leadership of the Securities and Financing Group.  Previously, Mr. Allan served as Managing Director for Lehman Brothers (London), where he managed a global team of twenty-one people dedicated to providing services to hedge fund customers, including event-arbitrage strategies and financial products.  Prior to this, he had responsibility for similar activities as Executive Director, Global Equity Derivatives, for Deutsche Bank A.G. (London).  Mr. Allan’s other industry experience includes institutional equities sales on behalf of Jefferies International PLC, where he also created the Special Situation Equity Sales Team.  Between 1984 and 1993, as Senior Vice President of U.S. Equity Sales based in Los Angeles, he co-founded the London Office, managed a portfolio of twenty institutional customers, and was a Trustee of the firm’s International Pension Fund.  Mr. Allan was also responsible for U.S. equity sales trading as an Executive Director with Goldman Sachs International (London) from 1993 through 1995.  He began his industry career in 1981 as an Investment Dealer and Analyst with Ivory and Sime PLC in his hometown of Edinburgh, Scotland.

Barbara A. Pfendler (born May 1953) is Vice President and Director.  Ms. Pfendler is a graduate of the University of Colorado, Boulder.  She began her career with Cargill, Incorporated in 1975.  She held various merchandising and management positions within the organization’s Oilseed Processing Division before transferring to CIS in 1986 where she was responsible for the Fund Services Group.  She was appointed Vice President of CISI in May 1990.  She is a past member of the International Advisory Committee for the Managed Funds Association and currently serves on the CPO/CTA Advisory Committee for the National Futures Association.

Patrice H. Halbach (born August 1953) is Vice President.  Ms. Halbach graduated Phi Beta Kappa from the University of Minnesota with a B.A. degree in history.  In 1980 she received a J.D. degree cum laude from the University of Minnesota.  She is a member of the Tax Executives Institute, the American Bar Association and the Minnesota Bar Association.  Ms. Halbach joined the Law Department of Cargill, Incorporated in February 1983.  She had previously been an attorney with Fredrikson & Byron, Minneapolis, Minnesota.  In December 1990, she was named Senior Tax Manager for Cargill, Incorporated’s Tax Department and became Assistant Tax Director in March 1993.  She was named Assistant Vice President of Cargill, Incorporated’s Administrative Division in April 1994.  In January 1999, she was named Vice President, Tax, of Cargill, Incorporated.  In her current position as Vice President, Tax, Ms. Halbach oversees Cargill, Incorporated’s global tax function.

C. Robert Paul (born August 1955) is Vice President - Law and Chief Legal Officer.  Mr. Paul graduated from the University of Pennsylvania in 1977 and earned his Juris Doctorate from New York University Law School in 1980.  As the initial General Counsel of OneChicago, LLC from 2001 until he joined Cargill in March 2004, Mr. Paul helped to launch the first electronic exchange to introduce stock futures trading in the U.S. in November 2002.   He also served as General Counsel of the Commodity Futures Trading Commission from 1999 to 2001, where he was instrumental in negotiating terms of The Commodity Futures Modernization Act of 2000.   In 2001 he joined McDermott, Will & Emery’s Washington, D.C. office as co-leader of its Energy and Derivatives Products Group. From 1987 to 1997, Mr. Paul was a member of the Dean Witter Reynolds Inc. Law Department as First Vice President and Associate General Counsel, and from 1997 to 1999 he served as Vice President in the Legal Department of Credit Suisse First Boston Corporation.  He is currently a member of the Executive Committee of the Futures Industry Association Law & Compliance Division.

Annette A. Cazenave (born January 1956) is Vice President.  She joined CIS in 2004 with over twenty-four years of comprehensive experience in alternative asset management (futures, derivatives and hedge funds) marketing and business management.  Previously, Ms. Cazenave was VP, Marketing and Product Development, for Horizon Cash Management, LLC (2002-2004).  Prior to this, she was President and Principal of Skylark Partners, Inc., in New York, a financial services consulting firm.  Additionally, Ms. Cazenave held senior level positions with ED&F Man Funds Division (now Man Investments) in New York (1986-1993).  Ms. Cazenave began her career in 1979 as a Sugar trader and holds a B.A. from Drew University and an M.B.A. from Thunderbird, The American Graduate School of International Management.

Todd Urbon (born April 1967) is Vice President and Treasurer.    Mr. Urbon graduated from Northern Illinois University in 1989 with a B.S. in Finance.  He began working at CIS in 1989 and has worked in various departments during his 15 year career.  Mr. Urbon has the Certified Treasury Professional certification from the Association of Finance Professionals.

Penelope J. Beckhardt (born November 1965) is Secretary.  Ms. Beckhardt graduated from the University of Wisconsin, Madison with a B.B.A. in Marketing in 1987 and received an M.B.A. with a Finance concentration from Loyola University of Chicago in 1989.  She began her career at the Chicago Board of Trade in the Office of Investigations and Audits.  In March 1993, she moved to LFG, L.L.C. and served in both Compliance Specialist and Accounting Manager roles.  Ms. Beckhardt continued her career with UBS Warburg as Associate Director and N.A. Head of Exchange Traded Derivatives Compliance from June 1997 through March 2002.  She began working for CIS in March 2002.  She is currently a member of the FIA Law and Compliance Division and the SIA Compliance and Legal Division.

The following are additional officers of CISI:  Anne R. Carlson, Assistant Secretary; James Clemens, Assistant Secretary; Lynn M. Dasso, Assistant Secretary; Lillian Lundeen, Assistant Secretary; and Jeanne Y. Smith, Assistant Secretary.

Recent Development

On June 22, 2005, CIS and Refco Group Ltd., LLC, (“Refco”) a provider of execution and clearing services for exchange-traded derivatives and one of the world’s largest independent derivative brokers, announced that they had entered into a definitive agreement for Refco to acquire the global brokerage operations of CIS for $208 million in cash and future contingent cash payments of between $67 million and $192 million, based on performance of the acquired operations.  As a result of the acquisition, Refco or one of its affiliates shall become the owner of the Managing Owner and an affiliate of Refco shall become the futures broker for the Trust.  The transaction is expected to close following receipt of necessary regulatory clearances and satisfaction of contractual closing conditions.  In the event the transaction closes, this prospectus will be amended to reflect that fact.

John W. Henry & Company, Inc.

Background

JWH, a Florida corporation, began managing assets in 1981 as a sole proprietorship and was later incorporated in 1982 to conduct business as a commodity trading advisor (“CTA”; a person who directs the trading of futures accounts for clients, including commodity pools).  JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431.  JWH’s registration as a CTA became effective in November 1980.  JWH is a member of NFA in this capacity.  “JWH” is the registered trademark of John W. Henry & Company, Inc.

For a description of the principals of JWH, see “JWH Principals” beginning at page 51.

Trading Strategy

The following description of JWH’s trading strategy relates to JWH generally and not to the Trust itself.

General

JWH specializes in managing institutional and individual capital in the global futures, financial futures and foreign exchange markets.  Since 1981, JWH has developed and implemented proprietary trend-following trading techniques.  As of the date of this prospectus, JWH operates eleven trading programs.

Investment Philosophy and Methodology

The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways.  This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit.  JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified.   JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points.  Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH’s understanding of the nature of markets is based on the hypothesis that investors’ expectations adjust at different times and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to analyze and exploit these trends. JWH’s investment philosophy maintains that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over- or under-reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument – including fundamental, political, or psychological factors – eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection.

JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is some statistical evidence to suggest that trends exist in many markets. However, trends may be difficult to detect and it is not clear that JWH methodologies can find all of the trends present. There is also no guarantee that JWH will be able to profit from all of the trends that may be present or identified. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm’s founder, John W. Henry, led to the initial development of JWH’s disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH considers that price is the combination of the signal plus “noise,” where the signal is the trend information and the “noise” is market volatility. Prices are an aggregate of market information, but “noisy” price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH’s trading models seek to identify signals by separating short-term market noise from relevant information – and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are quiescent for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity.  JWH trading is conducted with a money management perspective.

Risk Management.

Given the volatility of prices (see “Trend Detection” above), JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders when the stop loss level is reached; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program.  Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH program.  However, some programs will have limited diversification because of their sector focus or because JWH requires demonstrated liquidity in the contracts selected for a portfolio.  These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as projected price behavior during specific projections of market extremes.  However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions.  In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short term trends or short term volatility.

How JWH Can Make Money

Style, Timing and Market Characteristics

JWH’s investment programs have different combinations of style, timing, and market characteristics.  While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets.  This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market.  Investment style differences are primarily based on the number of directional phases that investment programs use for markets – long, short or neutral – and how position sizes are determined, whether static or dynamic.  At times, an investment program may, for certain markets, use a style different from its primary style.  Timing – whether trends are recognized over a short to very long term period – is a distinguishing characteristic of JWH investment programs.  JWH investment programs can also be distinguished by the markets they trade.

Trading

JWH programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves.  Some JWH programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified.  While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time.  Once a JWH program has identified a long-term trend, positions will be maintained, even if losses are incurred in the short term.  While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process.

JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process.

By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias.

Disciplined Adaptation to Changing Market Conditions.

JWH seeks to maintain a commitment to consistent portfolio construction and program integrity. JWH generally has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time.  In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program.  JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets – all of which depend on professional experience and market knowledge.  These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Research.

Working in a collaborative effort with the Investment Policy Committee, the firm’s research staff looks to improve the overall performance of programs through analysis of the dynamic elements of the JWH investment process.  The Research Department works with the Trading and Proprietary Systems Departments to refine risk management techniques and monitor market capacity to the extent consistent with basic JWH methodologies.  These departments also examine profit opportunities in markets not currently traded by JWH programs and in new instruments as they become available.

Trade Placement.

JWH’s experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made.  Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment, and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include “market price,” “market-at-discretion” or “market limit.”  Whether entering or exiting the markets, JWH trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

JWH trades electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy.  JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone.  Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process.  Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

JWH places futures trades for all accounts that its manages, as well as for the accounts of JWH and Mr. Henry, as “bunched orders” or “block orders”, in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day.  This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts.  JWH provides the brokerage firms with allocated fills pursuant to JWH’s allocation methodology.  JWH will make available to the Trust upon request (1) the general nature of the allocation methodology JWH uses; and (2) summary or composite execution and allocation data sufficient for that customer to compare the results of execution and allocation for its account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process.  JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment.  In addition, JWH’s allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology.  Forward contracts in foreign currencies are handled differently.  JWH’s prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Duration of Positions Held.

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.  Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year.  Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks.  However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend.  Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Equity Drawdowns.

Historically less than one-third of all trades made pursuant to JWH’s investment programs have been profitable.  Large profits on a few trades in positions that typically exist for several months have produced favorable results overall.  The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to-month composite basis was nearly 60 percent.  Another program incurred a loss, calculated on the same basis, in excess of 50 percent.  Measured on a day-to-day composite basis, those program drawdowns exceeded the monthly levels.  Prospective investors in the Trust should understand that similar or greater drawdowns are possible in the future.

Oversight of Trading Policies.

The JWH Investment Policy Committee (“IPC”) is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies.  The IPC provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models.  Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies.  The IPC also makes the discretionary decisions concerning investment program selection, asset allocation, and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program.  Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time.  The chairman participates in all IPC meetings and decisions.  The IPC does not make day-to-day trading decisions.

Discretionary Aspects.

JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.  This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events.  Subjective aspects of JWH’s quantitative models also include the determination of position size in relation to account equity, when an account should commence trading, the investment of assets associated with additions, redemptions and allocations, contracts and contract months traded, and effective trade execution.

Program Modifications.

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies.  The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels.  In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity.  JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time.  As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity.  Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant.  CISI will generally not be informed of any such changes.

Adjusting the Size of Positions Taken.

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner. JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions. Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs. Such adjustments may not be made for all JWH programs. Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will result in increased program profitability. JWH reserves the right to alter, at its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool Accounts.

Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month.  In order to provide market exposure commensurate with the Trust’s equity on the date of these transactions, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading.

Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month.  No assurance is given that JWH will be able to achieve the objectives described above in connection with Trust equity level changes.  The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities.

JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price.  Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities.  Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss, and the like.  There is no limitation on daily price movements of cash, swap, or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity.  The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

The Trading Advisory Agreement

The Trust has entered into a Trading Advisory Agreement with JWH.  The agreement provides that JWH will be the sole trading advisor for the Trust and will have sole responsibility for determining transactions in commodity interests with respect to Trust assets.  The Trading Advisory Agreement also provides that the Managing Owner, with the agreement of JWH, may reallocate assets among the trading programs, delete a trading program or add one or more other JWH programs.  The current term of the Trading Advisory Agreement will end on the last day of June 2006 and provides for automatic renewal for additional twelve month periods on the same terms unless the Managing Owner gives written notice of termination to JWH at least forty-five days prior to the expiry of the then current term.  The Trading Advisory Agreement will terminate automatically if the Trust is terminated.

JWH, its principals and employees will not be liable to the Managing Owner or its principals and employees, the Trust, the Unitholders, or any of their successors or assigns except by reason of acts or omissions due to bad faith, misconduct, negligence or not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.  The Trust and the Managing Owner will, jointly and severally, indemnify JWH, its principals and employees to the fullest extent permitted by law against any liability incurred or sustained by JWH in connection with any acts or omissions of JWH relating to its management of Trust assets or arising out of or in connection with the Trading Advisory Agreement or arising out of JWH’s management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Trust.  Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above.  The Trading Advisory Agreement prohibits JWH from receiving any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust’s transactions.

Legal Concerns

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

Principals of JWH serve on the board of directors and committees of various organizations, both in and outside of the managed futures industry.  In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations even if those actions were to be adverse to the interest of JWH and its clients.

JWH Principals

The following are the principals of JWH:

The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990.  Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust.  Mr. Henry is also a member of the Investment Policy Committee.  He currently oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves decisions involving the strategic direction of the firm and discusses trading activities with trading supervisors.  JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations.  Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.  Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

Mr. Henry has served on the Board of Directors of the Futures Industry Association (“FIA”), the National Association of Futures Trading Advisors (“NAFTA”) and the Managed Futures Trade Association, and has served on the Nominating Committee of NFA.  He has served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger.  Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH.  Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates.  From January, 1999 until February, 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC.  Effective February,

2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park.  He holds comparable positions with the individual business entities engaged in these activities.  Mr. Henry is regularly involved in  the businesses of New England Sports Ventures, LLC with professional management of the Boston Red Sox (including its president and chief executive officer) and of the other associated entities.

Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors.  His duties include the coordination and allocation of responsibilities among JWH and its affiliates.  Prior to joining JWH in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm’s futures law practice from August 1983 to December 1993.  He also served as General Counsel of the Managed Funds Association (“MFA”) and General Counsel of NAFTA.  Mr. Mitchell is currently the vice chairman and a director of MFA and a member of the NFA CPO/CTA Advisory Committee.  In addition, he has served as a member of the NFA Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, the MFA Government Relations Committee and the Executive Committee of the Law and Compliance Division of the FIA.  In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management.  He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

Dr. Mark S. Rzepczynski is president, chief investment officer and a member of the JWH Investment Policy Committee.  Dr. Rzepczynski is responsible for the day-to-day management of the firm.  He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc.  Dr. Rzepczynski joined JWH in May 1998.  From May 1998 to December 2001, he was Senior Vice President, Research and Trading at JWH.  From May 1995 to April 1998, he was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed-income funds.  From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance.  In addition, he is a director of the Futures Industry Association.  Dr. Rzepczynski has a B.A. cum laude in Economics from Loyola University of Chicago and an A.M. and Ph.D. in Economics from Brown University.

Mr. Matthew J. Driscoll is a senior vice president, trading and research and a member of the JWH Investment Policy Committee.  He is responsible for overseeing all trading activity as well as coordinating and managing research activities with JWH’s President and Chief Investment Officer.  Mr. Driscoll joined JWH in March 1991 as a member of its trading department.  Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures.  He has played a major role in the development of JWH’s 24-hour trading operation.  Mr. Driscoll attended Pace University.

Mr. Kevin S. Koshi is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee.  He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments.  Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990, has held positions of increasing responsibility in the trading department.  He received a B.S. in Finance from California State University at Long Beach.

Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation.  He is also a principal of JWH Investment Management, Inc., Westport Capital Management Corporation and Global Capital Management Limited.  Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler since 1989.  In his practice there, he concentrated in commodity futures law, with an emphasis on commodity money management.  Mr. Kozak is chairman of the MFA’s Government Relations Committee.  He formerly served as the secretary and a director of the MFA, and was a member of that organization’s Executive Committee.  He is also a member of the NFA’s Membership Committee, as well as the NFA’s Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules.  He formerly served as  chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York.  He received a B.A. from Lake Forest College, an M.A. from the University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Kenneth S. Webster, CPA is a senior vice president and chief operating officer.  He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc.  He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments.  Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994.  From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice.  Mr. Webster received a BBA in Accounting from Pace University.

Mr. Julius A. Staniewicz is a vice president, strategy and business development, and senior strategist and member of the JWH Investment Policy Committee.  Mr. Staniewicz is responsible for business and investment strategy, as well as overseeing business development for non-retail clients. Since joining JWH in March of 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm.  These include long-term strategic planning in the areas of trading and investment strategies and business development.  Mr. Staniewicz received a B.A. in Economics from Cornell University.

Mr. Edwin B. Twist is a member of the JWH Board of Directors.  He is also a director of JWH Investment Management, Inc.  Mr. Twist joined JWH as internal projects manager in September 1991 and has been a director since August 1993.  His responsibilities include assisting with internal projects.

The additional principals of JWH have the following titles:  Mr. Andrew D. Willard, vice president, information technology; Mr. William S. Dinon, vice president and director of national sales.

Performance of the JWH Programs

General

The composite capsule performance of all accounts managed by JWH pursuant to the trading programs used for the Trust is presented below.  All performance is current as of April 30, 2005.

Monthly rates of return from inception of client trading through April 30, 2005 are also presented below for the programs used for the Trust.  Descriptions of these programs are set forth on pages 5 and 6.  The line appearing in these performance tables between 1999 and 2000 separates the CFTC required performance period for the past five years and year to date from the performance record of the investment programs prior to that period.

The Trust may use any of JWH’s active programs in the future subject to JWH’s agreement.

From the inception of trading of the JWH programs, the greatest cumulative percentage decline in daily net asset value experienced in any single program was nearly 60% on a composite basis, and certain individual accounts included in such program experienced even greater declines.  Certain JWH accounts have lost 10% or more in a single trading day.  Prospective investors should understand that similar or greater drawdowns are possible in the future.  There can be no assurance that JWH will trade profitably for the Trust or avoid sudden and severe losses.

THE JWH PROGRAMS USED BY THE TRUST
CAPSULE PERFORMANCE

FINANCIAL AND METALS PORTFOLIO
October 1984 through April 2005

Inception of Client Account Trading by JWH:    October 1982

Inception of Client Account Trading in Program:    October 1984

Assets under Management in all Programs on April 30, 2005:    $2.6 billion

Assets under Management in the Program on April 30, 2005:    $392.2 million

Number of Open Accounts:   14

Worst Monthly Decline on an Individual Account Basis since January 1, 2000:    (18.5)% (11/01)

Worst Monthly Decline on a Composite Basis since Inception:    (27.3)% (9/85)

Worst Peak-to-Valley Decline on an Individual Account Basis since January 1, 2000:    (47.8)%  (6/99-9/00)

Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (43.6)% (6/99 – 9/00)

Compounded Annualized Rate of Return from January 2000 through April 30, 2005:    10.9%

Compounded Annualized Rate of Return from Inception in October 1984 through April 30, 2005:   26.3%

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
2005	(9.5)	(6.7)	(5.9)	(1.7)									(21.9 (4 months	) )
2004	1.7	6.5	(6.5)	(10.7)	(5.5)	(5.4)	(10.6)	5.1	0.5	14.1	18.7	2.7	6.0
2003	11.4	4.5	(3.5)	1.9	9.1	(5.0)	(3.4)	2.5	(3.9)	0.7	(2.7)	7.9	19.4
2002	(0.8)	(6.0)	(5.5)	(1.0)	11.0	28.3	11.2	3.6	7.4	(8.5)	(6.3)	10.0	45.1
2001	3.3	2.5	12.8	(8.3)	1.0	(4.1)	(4.4)	8.5	5.4	4.6	(17.8)	7.4	7.1
2000	(3.6)	(6.2)	(2.3)	2.5	(2.1)	(9.0)	(1.7)	(0.4)	(6.2)	9.4	13.3	23.0	13.0
1999	(4.8)	0.9	(2.6)	1.6	5.9	6.1	(2.3)	(3.1)	(7.0)	(8.1)	(3.2)	(2.8)	(18.7)
1998	(3.5)	(4.0)	(1.6)	(7.9)	3.2	(4.8)	(0.9)	17.5	15.3	(3.8)	(7.5)	8.9	7.2
1997	4.4	(2.2)	(0.7)	(2.9)	(8.3)	4.1	15.8	(3.7)	2.2	2.0	2.5	2.9	15.2
1996	6.0	(5.5)	0.7	2.3	(1.7)	2.2	(1.1)	(0.8)	3.2	14.3	10.9	(2.6)	29.7
1995	(3.8)	15.7	15.3	6.1	1.2	(1.7)	(2.3)	2.1	(2.1)	0.3	2.6	1.7	38.5
1994	(2.9)	(0.6)	7.2	0.9	1.3	4.5	(6.1)	(4.1)	1.5	1.7	(4.4)	(3.5)	(5.3)
1993	3.3	13.9	(0.3)	9.3	3.3	0.1	9.7	(0.8)	0.2	(1.1)	(0.3)	2.9	46.8
1992	(18.0)	(13.5)	3.0	(12.2)	(5.7)	21.9	25.5	10.2	(5.2)	(4.5)	(0.8)	(2.6)	(10.9)
1991	(2.3)	3.8	4.5	(0.8)	(0.3)	(1.3)	(13.4)	4.8	25.8	(7.7)	6.6	39.4	61.9
1990	28.0	19.5	11.4	2.4	(22.7)	6.9	12.2	11.2	8.3	(5.0)	3.1	(3.7)	83.6
1989	31.7	(8.7)	8.5	3.2	37.0	(6.6)	4.4	(8.2)	(14.9)	(17.5)	21.6	(4.5)	34.6
1988	(12.6)	9.8	(2.3)	(15.0)	0.3	44.2	5.5	6.9	(8.1)	2.5	5.2	(19.2)	4.0
1987	33.0	12.1	34.2	18.2	(7.2)	(10.7)	12.2	(14.6)	(8.9)	28.0	32.5	21.2	252.4	**
1986	4.8	21.9	(6.3)	3.7	(17.5)	17.6	25.0	9.4	(0.2)	2.6	(3.6)	(0.5)	61.5
1985	6.6	17.7	(9.3)	(7.8)	(7.7)	(1.8)	41.3	(10.1)	(27.3)	6.4	26.6	1.9	20.7
1984	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.6	(3.2)	11.7	9.9 (3 months	)

**   The timing of additions and withdrawals materially inflated the 1987 rate of return.  The three accounts that were open for the entire year of 1987 achieved rates of return of 138%, 163% and 259%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE JWH PROGRAMS USED BY THE TRUST
CAPSULE PERFORMANCE

GLOBAL FINANCIAL AND ENERGY PORTFOLIO
June 1994 through April 2005

Inception of Client Account Trading by JWH:    October 1982

Inception of Client Account Trading in Program:    June 1994

Assets under Management in all Programs on April 30, 2005:    $2.6 billion

Assets under Management in the Program on April 30, 2005:    $25.3 million

Number of Open Accounts:   1

Worst Monthly Decline on an Individual Account Basis since January 1, 2000:    (26.1)% (10/03)

Worst Monthly Decline on a Composite Basis since Inception:    (25.9)% (10/03)

Worst Peak-to-Valley Decline on an Individual Account Basis since January 1, 2000:    (42.7)% (2/03-10/03)

Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (46.0)% (6/94-1/95)

Compounded Annualized Rate of Return from January 2000 through April 30, 2005:    4.5%

Compounded Annualized Rate of Return from Inception in June 1994 through April 30, 2005:   7.8%

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
2005	-19.7	2.6	8.4	-18.5									-27.2 (4 months	)
2004	5.8	12.2	-5.5	-3.9	1.1	-14.0	6.9	4.5	21.2	16.5	-0.0	-11.6	30.7
2003	21.6	12.7	-9.4	2.7	1.5	-10.3	-0.3	8.7	-14.4	-25.9	15.0	9.4	0.4
2002	3.2	0.7	-3.8	3.9	1.7	11.7	7.3	6.4	7.6	-10.2	-10.5	-5.0	10.5
2001	-5.4	-5.2	12.9	-10.1	5.6	-5.6	0.4	6.9	5.0	0.4	-10.8	4.7	-4.2
2000	4.3	2.3	-3.5	-6.2	-0.5	-3.1	-9.9	6.4	-7.0	1.5	27.2	16.5	25.0
1999	-1.4	2.8	-2.3	6.9	-0.2	6.2	-4.9	3.1	-1.7	-8.7	3.4	-0.7	1.4
1998	-1.5	-0.1	2.0	-3.5	2.0	-1.0	-3.6	5.3	4.0	2.8	-9.5	14.4	9.9
1997	2.7	-0.6	-0.4	-0.4	-3.7	-2.2	5.4	-1.4	-2.1	4.2	-1.5	5.3	4.9
1996	4.8	-4.2	2.4	1.3	-1.5	1.4	-3.1	4.3	8.1	8.8	6.3	0.8	32.4
1995	-4.7	25.6	44.4	7.0	-5.1	-1.0	1.4	4.6	-4.9	4.0	0.4	1.8	86.2
1994						9.8	-7.4	-8.8	-4.0	-8.3	-17.4	-7.7	-37.7 (7 months	)

THE JWH PROGRAMS USED BY THE TRUST
CAPSULE PERFORMANCE

INTERNATIONAL FOREIGN EXCHANGE PROGRAM
August 1986 through April 2005

Inception of Client Account Trading by JWH:    October 1982
Inception of Client Account Trading in Program:    August 1986
Assets under Management in all Programs on April 30, 2005:    $2.6 billion
Assets under Management in the Program on April 30, 2005:    $184.3 million
Number of Open Accounts:   8
Worst Monthly Decline on an Individual Account Basis since January 1, 2000:    (13.5)% (1/05)
Worst Monthly Decline on a Composite Basis since Inception:  (24.2)% (8/89)
Worst Peak-to-Valley Decline on an Individual Account Basis since January 1, 2000:    (36.4)% (12/03-9/04)
Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (55.2)% (1/89-9/89)
Compounded Annualized Rate of Return from January 2000 through April 30, 2005:    6.0%
Compounded Annualized Rate of Return from Inception in August 1986  through April 30, 2005:    12.5%

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
2005	-13.2	-5.1	-7.8	-4.4									-27.3 (4 months	)
2004	-3.1	0.5	-12.2	-7.6	-6.2	-2.5	-4.4	-6.4	-0.2	11.8	19.1	5.8	-9.1
2003	4.0	3.3	-1.4	5.7	1.8	-4.0	-5.3	-1.1	0.5	1.8	4.6	5.7	16.0
2002	-4.1	-0.4	-5.4	2.8	14.3	9.8	-5.7	-5.6	-4.3	-0.1	3.9	15.2	18.7
2001	-2.8	-2.6	13.0	-2.2	0.5	-0.6	-7.4	6.4	4.0	-0.2	1.8	18.2	28.8
2000	-2.7	-0.3	-1.3	10.7	1.5	-6.5	-0.7	-3.0	2.0	14.2	-1.1	4.3	16.5
1999	-3.0	0.7	2.9	1.4	-3.2	-0.6	-6.6	2.1	3.4	-6.6	5.0	0.1	-5.1
1998	-1.6	-6.0	2.9	-3.4	8.2	19.6	1.8	2.2	-6.8	7.2	-6.1	-1.8	13.9
1997	2.9	9.7	4.1	5.0	-6.9	1.5	9.5	7.0	2.4	5.1	6.5	9.2	71.1
1996	2.3	-4.8	2.9	1.0	2.0	1.0	-3.0	-8.1	1.2	6.1	3.1	0.7	3.7
1995	-6.1	7.2	22.2	2.5	-5.3	-0.6	-5.5	5.8	0.5	1.5	-2.8	-0.6	16.9
1994	1.0	-3.0	-0.2	-1.7	-1.8	3.2	-2.5	-0.3	2.7	4.2	-6.7	-0.8	-6.3
1993	-5.2	5.3	0.4	-2.7	1.9	3.9	5.0	-4.5	-1.0	-4.0	-3.1	0.4	-4.5
1992	-12.0	-6.9	2.9	-9.9	3.0	12.8	7.2	20.1	-5.9	-1.9	0.3	-0.6	4.5
1991	-7.8	-7.6	27.5	1.7	0.8	8.7	-10.3	-4.0	6.0	-0.6	-0.1	26.5	38.7
1990	1.1	-1.3	6.2	1.8	-7.8	14.6	24.9	18.9	-3.6	2.4	-0.1	-1.0	65.1
1989	11.5	-17.7	2.3	1.3	10.1	-3.6	-16.5	-24.2	-21.9	1.8	10.4	12.3	-37.0
1988	-23.2	0.5	8.7	11.3	32.4	7.5	5.3	5.6	-5.3	2.5	8.7	-6.7	45.4
1987	3.4	0.5	2.9	-3.5	-11.7	3.7	-4.9	-12.9	4.9	15.2	14.0	14.6	23.4
1986	8.7	-0.2	13.7	0.9	-0.7								23.6 (5 months	)

THE JWH PROGRAMS USED BY THE TRUST
CAPSULE PERFORMANCE

JWH GLOBALANALYTICS® FAMILY OF PROGRAMS
June 1997 through April 2005

The performance of JWH GlobalAnalytics® Family of Programs is presented in three components:  (1) JWH GlobalAnalytics® Family of Programs Composite Performance Record; (2) JWH GlobalAnalytics® Family of Programs Exclusive Fund Accounts Composite Performance Record; and (3) JWH GlobalAnalytics® 99.  A portion of component (1) and all of component (2) relate to the same two accounts.  These two accounts were subject to an agreement with one client operating two funds.  Between May 8, 1998 and September 18, 1998, the position size in relation to account equity was increased for these two accounts.  As a result, the performance of these two accounts has been presented separately for the periods June 1997 through May 7, 1998 and from May 8, 1998 through December 1999.  Beginning in January 2000, the Trust allocated assets to the JWH GlobalAnalytics® Family of Programs and, since then, the Trust’s account has been combined in the Composite Performance Record shown in component (1).

In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics® Family of Programs.  This account was referred to as JWH GlobalAnalytics® 99.  Due to the size of the account, it may have had different results than other accounts using this program.  Therefore, performance for this account is presented separately through September 2000.  As of October 2000, the initial account increased in size to a level sufficient to trade the JWH GlobalAnalytics® Family of Programs.  A new account was added to JWH GlobalAnalytics® 99 on September 27, 2001.  As of January 2003, this account increased its size to a level sufficient to trade in JWH GlobalAnalytics® Family of Programs.  A new account was added to JWH GlobalAnalytics® 99 on February 3, 2003. As of May 2003, this account increased its size to a level sufficient to trade in JWH GlobalAnalytics® Family of Programs.

JWH GlobalAnalytics® Family of Programs Composite Performance Record
(June 1997 through April 2005)

Inception of Client Account Trading by JWH:    October 1982

Inception of Client Account Trading in Program:    June 1997

Assets under Management in all Programs on April 30, 2005:    $2.6 billion

Assets under Management in the Composite Performance Record Accounts on April 30, 2005:    $248.1 million

Number of Open Accounts:    8

Worst Monthly Decline on an Individual Account Basis since January 1,2000:    (12.0)% (4/04)

Worst Monthly Decline on a Composite Basis since Inception:    (11.5)% (4/04)

Worst Peak-to-Valley Decline  on an Individual Account Basis since January 1, 2000:    (24.0)% (5/03-8/04)

Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (20.9)% (5/03-6/04)

Compounded Annualized Rate of Return from Inception in June 1997 through April 30, 2005:    N/A

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
2005	(7.0)	(2.1)	6.0	(10.5)									(13.6 (4 months	) )
2004	2.2	8.2	2.0	(11.5)	(4.4)	(5.9)	7.5	(6.8)	10.7	12.3	2.9	(2.4)	12.2
2003	7.7	5.1	(4.7)	1.2	8.8	(6.0)	0.0	2.2	(2.8)	(4.7)	(7.4)	7.1	4.7
2002	(0.9)	(5.6)	0.4	(2.6)	2.6	14.9	8.3	5.6	6.7	(7.3)	(7.7)	12.1	26.3
2001	0.4	1.0	6.6	(8.2)	(0.8)	(2.4)	(1.1)	1.1	2.4	6.1	(10.4)	3.1	(3.5)
2000	0.3	(0.1)	(4.9)	(0.8)	6.8	(1.2)	(2.3)	6.2	(2.6)	5.3	5.3	9.7	22.7
1999	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1998	(1.8)	(1.1)	4.7	(4.9)	(0.3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	(3.6 (5 months	) )
1997	N/A	N/A	N/A	N/A	N/A	3.2	8.4	(4.4)	3.4	0.7	0.5	5.0	17.6 (7 months	)

JWH GlobalAnalytics® Family of Programs Exclusive Fund Accounts Composite Performance Record
(May 8, 1998 to December 31, 1999)

Inception of Client Account Trading by JWH:    October 1982

Inception of Client Account Trading in Program:    June 1997

Assets under Management in all Programs on April 30, 2005:    $2.6 billion

Assets under Management in the Exclusive Fund Accounts on December 31, 1999:    $95.0 million

Number of Open Accounts on December 31, 1999:    2

Worst Monthly Decline on an Individual Account Basis since January 1, 1999:    (9.2)% (10/99)

Worst Monthly Decline on a Composite Basis since Inception:    (11.5)% (4/04)

Worst Peak-to-Valley Decline  on an Individual Account Basis since January 1, 1999:    (13.1)% (7/99 - 10/99)

Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (13.1)% (7/99 – 10/99)

Compounded Annualized Rate of Return from May 8, 1998 through December 1999:    13.7%

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
1999	(1.9)	4.0	(3.9)	3.7	2.6	3.0	(2.6)	(0.7)	(1.0)	(9.2)	3.5	2.0	(1.3)
1998	N/A	N/A	N/A	N/A	6.2	(1.9)	0.6	12.4	8.2	(0.3)	(5.6)	4.8	25.5 (8 months	)

JWH GlobalAnalytics® 99
(March 1999 through December 2003)

Inception of Client Account Trading by JWH:    October 1982

Inception of Client Account Trading in Program:    March 1999

Assets under Management in all Programs on April 30, 2005:    $2.6 billion

Assets under Management in the JWH GlobalAnalytics® 99 Account on April 30, 2005:   $11.6 million

Number of Open Accounts:    0

Worst Monthly Decline on an Individual Account Basis since January 1, 2000:    (9.6)% (11/01)

Worst Monthly Decline on a Composite Basis since Inception:    (9.6)% (11/01)

Worst Peak-to-Valley Decline  on an Individual Account Basis since January 1, 2000:    (16.3)% (6/99 – 4/00)

Worst Peak-to-Valley Decline on a Composite Basis since Inception:    (16.3)% (6/99 – 4/00)

Compounded Annualized Rate of Return from March 1999 through December 31, 2003:    N/A

Annual and Monthly Rates of Return (%)
Year	January	February	March	April	May	June	July	August	September	October	November	December	Compound Annual ROR
2003	N/A	4.4	(4.1)	1.2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.3 (3 months	)
2002	(0.8)	(5.9)	0.6	(2.5)	2.8	13.1	7.4	5.9	6.8	(7.1)	(7.3)	12.0	24.9
2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	(0.3)	4.9	(9.6)	2.9	(2.8 (9/27 – 12/31	) )
2000	(0.5)	(0.1)	(5.2)	(0.8)	6.5	(1.6)	(2.6)	5.4	(3.4)	N/A	N/A	N/A	(2.9 (9 months	) )
1999	N/A	N/A	(4.7)	2.9	2.3	2.9	(3.2)	(1.5)	(1.7)	(9.4)	3.7	1.7	(7.5 (10 months	) )

Notes on Performance Records

An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return.  The reasons for this are numerous material differences among accounts:  (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) client trading restrictions, including futures versus forward contracts and contract months; (d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment of new accounts and new capital; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the commissions negotiated by the client with the broker; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; (j) variations in fill prices; and (k) timing of additions and withdrawals.  Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

Composite performance presentation is only allowed for accounts which are not materially different.  For the purpose of determining whether material differences exist among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed against the following parameters established by interpretations of the Division of Trading and Markets of the CFTC to determine whether the differences are material:  (i) if the arithmetic average of two percentages is greater than ten percentage points, the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than five percentage points, but less than ten percentage points, the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than five percentage points, and the difference between the two is one percentage point or less.  If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed “materially the same” or “not materially different.”  The parameters (i) - (iii) determine if differences between accounts are material.  The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i) - (iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results.  With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records.  Investors are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs.  In general in 1992, JWH began implementing certain position size adjustments that were of a more permanent nature.  While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity utilized currently or in the future may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

Financial and Metals Portfolio —
reduced 50% commencing in August 1992

Global Financial and Energy Portfolio —
reduced 50% commencing in April 1995

All JWH Programs —
reduced 50% on an interim basis commencing on March 4, 2003 and then increased to traditional position sizes by April 9, 2003.

Prior to December 1991, capsule performance records are presented on a cash basis except as otherwise stated in the notes to the records.  The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis.  With the change to the accrual basis of accounting for incentive fees in December 1991, the net effect on monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis.  JWH began reflecting all items of net performance on an accrual basis at the inception of client trading for the JWH GlobalAnalytics® Family of Programs.  In August 1998, JWH made an adjustment to the accounting method employed for every investment program not already utilizing the full accrual basis of accounting.  This adjustment moved all JWH investment programs to the full accrual basis beginning on September 1, 1998.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement.  Management fees range historically from 0% to 6% of assets under management and incentive fees range from 0% to 25% of trading profits.  From time to time, such variations in advisory fees may have a material impact on the performance of an account.

Notes to JWH Programs’ Capsule Performance Records

Number of open accounts is the number of accounts directed by JWH pursuant to the investment program shown as of April 30, 2005.

Assets under management in a program is the aggregate amount of total equity in the investment program shown as of April 30, 2005 and is based on nominal account size.

Worst monthly decline on an individual account and on a composite basis (as indicated by the caption) is the largest monthly loss experienced by any single account and on a composite basis in the relevant investment program in any calendar month.  “Loss” for these purposes is calculated on the basis of the loss experienced by the individual account or the program, expressed as a percentage nominal account size in the account or in the program.  Worst monthly decline information includes the month and year of such decline.  Individual account data is for the past five years and year-to-date, and composite data is for the period since inception of the program.

Worst peak-to-valley decline on an individual account and on a composite basis (as indicated by the caption) is the largest percentage decline by any single account and on a composite basis in the relevant investment program (after eliminating the effect of additions and withdrawals) from any net asset value at the end of the last profitable month, without such net asset value being equaled or exceeded as of a subsequent month end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the account or program composite.  Individual account data is for the past five years and year—to-date, and composite data is for the period since inception of the program.

Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year.  For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed.  One (1) is then subtracted from the product.  For periods less than one year, the results are year to date.

Average Compounded Annualized Rate of Return is calculated in a similar manner to Compound Annual Rate of Return, except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the program’s performance record, then one (1) is subtracted.

Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month.  For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day’s daily rate of return similarly expressed.  One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day’s net performance by the sum of the beginning equity, plus additions minus withdrawals for the day.  Prior to September 1998, Monthly Rates of Return were calculated by dividing net performance by the sum of the beginning equity, plus additions minus withdrawals in the investment program for the month.  For such purposes all additions and withdrawals were treated as if they had been made on the first day of the month, even if, in fact, they occurred later.  From December 1991 through August 1998, if additions and withdrawals were material to a program’s performance, they were time weighted.  If time weighting was materially misleading, then the only accounts traded method was utilized.  As of September 1998, time weighting is no longer relevant as the monthly rates of return are daily compounded monthly rates of return.

Proprietary capital is included in the rates of return for the Financial and Metals Portfolio for certain periods.  The absence of management and incentive fees as well as reduced commissions during these periods may have had a material effect on the rates of return.  This potential material effect occurred from inception of the program through July 1987 for the Financial and Metals Portfolio.  In addition, during the period May 1991 through August 1995, the Financial and Metals Portfolio included two other proprietary accounts, which had no material impact on the rates of return presented.

Proprietary capital is included in the rates of return for the Global Financial and Energy Portfolio.  From July 1995 through November 1998, one proprietary account was traded pursuant to an investment in a fund.  This proprietary account was traded in exactly the same manner that client funds were traded, and was subject to all of the same fees and expenses that were charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

Proprietary capital is included in the rates of return for the International Foreign Exchange Program for certain periods covered in the performance record.  The absence of management and incentive fees as well as reduced commissions for those accounts during this time may have had a material effect on the rate of return.  However, this potential material effect has decreased as client funds have composed the entire performance record since November 1987.

Additional Note for the Financial and Metals Portfolio

In May 1992, position sizes were reduced by 50% for 35% of the assets in the Financial and Metals Portfolio at the request of a client.  This reduction in position size materially affected the rates of return in some JWH accounts; the 1992 annual rate of return for the relevant accounts was negative 24.3%.  The 1992 annual rate of return for the Financial and Metals Portfolio was negative 10.9%.  If these accounts had been excluded from the performance record, the 1992 annual rate of return would have been negative 3.9%.  The effect of this reduction in position size was eliminated in September 1992 when all accounts in this program underwent a reduction in position size.

Additional Note for the Global Financial and Energy Portfolio

The timing of individual account openings in the Global Financial and Energy Portfolio has had a material impact on compounded rates of return.  Based on the account startup methodology used by JWH, the performance of individual account composing the Global Financial and Energy Portfolio performance record has varied.  In 1994, the two accounts that were open generated separate rates of return of -44% and -17%.  For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%.  By June 1995, these accounts maintained mature positions and were performing consistently with each other.  Due to the six-month period in 1995 of varied performance, the three accounts achieved an annual rate of return of 122%, 92% and 78%.

Interest Income

The Trust’s assets are generally deposited with CIS and CISFS.

On the fifth business day of each month, CIS and CISFS credit the Trust with interest on 100% of the Trust’s average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month at the average 91-day Treasury bill rate for such previous month in respect of deposits denominated in dollars.

On Trust assets held in a foreign currency (for purposes of making margin deposits with respect to positions on an exchange outside the United States on which JWH currently trades), CIS and CISFS credit the Trust with interest on the fifth business day of each month on the average daily balance of Trust assets held in such currency during the previous month at a rate equal to 0.75% below the average rate paid with respect to deposits in such currency by the relevant clearing association for such previous month (which is zero in certain cases).  With respect to currencies required for margin on markets not currently traded by JWH, CIS and CISFS will credit the Trust with interest at the rates paid by, respectively, CIS and CISFS to other accounts similar in size and character to that of the Trust.

The economic benefit from possession of the Trust’s assets in excess of the interest credited by CIS and CISFS to the Trust is retained by CIS and CISFS, respectively.

To the extent that the Trust participates in the spot and forward currency markets, the Trust is required to deposit margin with CISFS.  CIS satisfies such margin requirements by transferring Trust assets from the Trust’s account at CIS to CISFS.  Amounts transferred to CISFS as margin on spot and forward currency and precious metals positions are not held by CISFS as customer segregated funds under the CEA and the rules of the CFTC but are included in determining the interest to be credited to the Trust as described above.

The Trust’s assets are used either as margin to secure the Trust’s obligations under the open positions which it holds in the markets or as a reserve to support further trading in the event of market losses.  The assets deposited as margin with and held by the Futures Broker are held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts” (in the case of futures and options traded on non-U.S. exchanges), as prescribed by the CEA and applicable CFTC regulations.  Assets deposited as margin with and held by the Foreign Currency Broker are held in unregulated accounts.  In general, approximately 70% to 90% of the Trust’s assets are held in customer segregated funds accounts or with a Custodian, approximately 5% to 15% in foreign futures and options secured amount accounts and approximately 10% to 20% in unregulated accounts.  Assets held in “customer segregated funds accounts” may be held in cash or invested in United States Treasury bills or notes.  Assets held at a Custodian may be held in cash or invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities.

CISI may deposit a portion of Trust assets with a Custodian and engage a third-party cash manager to manage such assets.  Such assets will be invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities.  The fees of such third-party cash manager will be paid by the Trust.  CIS has agreed to credit to the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. There can be no assurance that, if the services of one or more cash managers are used, the Trust will avoid loss of principal with respect to Trust assets placed with such managers.

Brokerage
Arrangements

The Futures Broker

CIS is the Trust’s Futures Broker.  CIS executes and clears the Trust’s futures transactions and provides other brokerage-related services.  CIS is a Delaware corporation with its principal offices at Sears Tower, Suite 2300, 233 South Wacker Drive, Chicago, Illinois 60606, U.S.A.  CIS is a financial services company with over 500 employees situated at numerous locations in the U.S. as well as affiliated offices in London, Paris, and Singapore.

CIS is a wholly owned, but separately managed, subsidiary of Cargill, Incorporated (“Cargill”).  Cargill, founded in 1865, is the largest private corporation in the United States.  Cargill is an international provider of food, agricultural, and risk management products and services. With 105,000 employees in 59 countries, the company is committed to using its knowledge and experience to collaborate with customers to help them succeed.

CIS, and its affiliated entities, are clearing members of principal exchanges around the world and have clearing relationships on all major international futures exchanges.  CIS is registered with the CFTC as a futures commission merchant and is a member of NFA in the U.S.  Certain CIS affiliated operating companies are registered with the Financial Services Authority in the U.K. and the Monetary Authority of Singapore.

Certain employees of CIS are members of  various futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearinghouses and NFA.  In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Trust.

Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges.

Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes.  Such hedging transactions are generally implemented by employees of Cargill, Incorporated, and CIS generally executes or clears those transactions.  The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Trust for futures market positions.  Thus, in certain instances, CIS may have orders for trades from the Trust and from Cargill, Incorporated or its affiliates, and CIS might be deemed to have a conflict of interest with respect to the sequence in which such orders will be transmitted to the trading floors of futures exchanges.  In order to assure impartial treatment for such orders, CIS has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order.  The Trust might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates.  It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Trust.  Records of such trading will not be made available to Unitholders.  It is possible that these entities may compete for similar positions in the futures markets.

CIS does not maintain or trade a house account and no officer, director or employee of CIS or its affiliates is permitted to trade futures speculatively for his or her own account.

In the ordinary course of its business, CIS is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Trust.

The Trust and CIS have entered into a Customer Agreement that provides that, for as long as the Trust maintains an account with CIS, CIS will execute and clear trades for the Trust upon instruction of JWH, and will receive the monthly flat-rate Brokerage Fees.  The Customer Agreement is terminable on sixty days’ notice by either party.  If for any reason the Trust elects to terminate the Customer Agreement with CIS, no assurance may be given that the Trust will be able to retain the brokerage services of another futures broker at the same commission rate.  In addition, under the Declaration and Agreement of Trust, Unitholders owning more than 50% of the outstanding Units may cause the Trust to terminate the Customer Agreement.  CIS is responsible for execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Trust’s account.  The agreement provides that CIS will not be liable to the Trust except for bad faith or negligence.

Trust assets are deposited with CIS in its capacity as the Trust’s Futures Broker.  CIS credits interest monthly to the Trust’s account on substantially all of the Trust’s average daily balances on deposit at CIS, as described under “Interest Income.”  CIS retains any economic benefit derived from possession of the Trust’s assets in excess of the amount credited to the Trust’s account.

The Foreign Currency Broker

CISFS acts as the Trust’s counterparty in the Trust’s spot and forward contracts trades.  CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc.  Under most normal circumstances, CISFS will contact at least two counterparties for a quote on each of the Trust’s currency and precious metals trades.  CISFS will enter a spot or forward contract with the selected counterparty and will enter into a back-to-back spot or forward contract with the Trust at the same price CISFS buys from (or sells to) the selected counterparty.

Redemptions;
Net Asset Value

Redemptions

The Trust is intended as a medium- to long-term, “buy and hold” investment.  The Trust’s objectives are to achieve substantial capital appreciation over time.  The Trust is not intended to achieve, nor to attempt to achieve, significant appreciation over the short-term.

A Unitholder may cause the Trust to redeem any or all of such Unitholder’s Units at Net Asset Value as of the close of business on the last business day of any calendar month.  Written redemption requests may be submitted to CISI or to a redeeming Unitholder’s financial advisor but in either case must be received by CISI  no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end.  A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.

Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming Unitholder or to the Unitholder’s customer securities account as directed by the Unitholder.  However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may, in turn, delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay.

A Unit which is redeemed at or prior to the end of the eleventh full month after its issuance will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption.  In the event that an investor acquires Units at more than one time, such investor’s Units will be treated on a “first-in, first-out” basis for purposes of determining whether redemption charges apply.

Applicable state “Blue Sky” policies require that redemption charges not be assessed on any Unitholder who redeems because the Trust’s expenses have increased.

The Managing Owner may declare additional redemption dates, including Special Redemption Dates under certain circumstances.  If as of the close of business on any day the Net Asset Value of a Unit has decreased to less than 50% of the previous highest month-end Net Asset Value per Unit, after adding back all distributions, the Managing Owner shall liquidate all of the Trust’s open positions, suspend trading and within ten business days after the suspension of trading declare a Special Redemption Date by notice to Unitholders and otherwise in accordance with the Declaration and Agreement of Trust.

Unitholders may not transfer or assign Units without providing prior written notice to the Managing Owner.  No assignee may become a substitute Unitholder except with the consent of the Managing Owner.

Notices of redemption are irrevocable once submitted.  The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date that irrevocable notice of redemption must be submitted.

Unitholders need not redeem all their Units in order to redeem any such Units, provided that at least $1,000 of Units are redeemed and that the minimum investment of $1,000 is maintained after any partial redemption.

Net Asset Value

The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding.

Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation.  If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the Managing Owner may deem fair and reasonable.  The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.  Accrued Incentive Fee liabilities reduce Net Asset Value (subject, however, to possible whole or partial reversal if the Trust incurs subsequent losses) even if such accrued Incentive Fees may never, in fact, be finally paid to JWH.

Conflicts of Interest

General

Neither CISI nor JWH has established any formal procedures to resolve the following conflicts of interest.  Consequently, there is no independent control on how CISI or JWH resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other CISI or JWH clients.

Because no formal procedures are in place for resolving conflicts, they may be resolved by CISI and/or JWH in a manner which causes the Trust losses.  The value of Unitholders’ investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

Although the following conflicts of interest are present in the operation of the Trust, CISI does not believe that they are likely to have a material adverse effect on its performance.  This belief is based on a number of factors, including the following.

(i)            JWH trades all similarly situated CIS accounts in parallel, placing bulk orders which are allocated among the JWH accounts pursuant to pre-established procedures.  Consequently, JWH has little opportunity to prefer another JWH client over the Trust.

(ii)           CIS simply receives and executes JWH’s bulk orders based on pre-established procedures.  CIS has no ability in allocating positions to favor one account over another.

(iii)          JWH charges similar accounts the same fees.

(iv)          CISI, as a fiduciary, is prohibited from benefiting itself at the expense of the Trust.

In CISI’s view, the most important conflict of interest relating to the Trust is that the business terms applicable to the CIS Group’s dealings with the Trust were not negotiated when they were initially established.  These business terms are described in detail in this prospectus in order to give prospective investors ample opportunity to accept or reject such terms.  However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Trust’s Brokerage Fees has on its long-term prospects for profitability.

CISI

CISI organized and controls the Trust.  CISI and its affiliates are the primary service providers to the Trust and will remain so even if using other firms might be better for the Trust.  Futures trading is highly competitive.  To the extent that CIS Group entities continue to be retained by the Trust despite providing non-competitive services, the Trust is likely to be less profitable or incur greater losses.

CISI allocates its resources among a number of different funds.  CISI may have financial incentives to favor certain funds over the Trust.  To the extent that CISI actually does so, the Net Asset Value per Unit is likely to be negatively impacted.

The business terms of the Trust — other than the Management and Incentive Fees due to JWH which were negotiated between CISI and JWH — were not negotiated.  CISI unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to CISI.

CISI’s interest in maximizing its revenues could cause it to take actions which are detrimental to the Trust in order to increase CISI’s income from the Trust or decrease its costs in sponsoring the Trust.  Also, because CISI does not have to compete with third parties to provide services to the Trust, there is no independent check on the quality of such services.  CISI may lower the quality of such services in order to maximize the net revenues which it receives from the Trust, possibly causing the Net Asset Value per Unit to decline.

CIS; CISFS

General

CIS executes trades for different clients in the same markets at the same time.  Consequently, other clients may receive better prices on the same trades than the Trust, causing the Trust to pay higher prices for its positions.

Many CIS clients pay lower brokerage rates than the Trust.  Brokerage Fees are a major drag on the Trust’s performance, and the cumulative effect of the higher rates paid by the Trust is material.

CIS and CISFS must allocate their resources among many different clients.  They all have financial incentives to favor certain accounts over the Trust.  Because of the competitive nature of the markets in which they trade, to the extent that either CIS or CISFS prefers other clients over the Trust, the Trust is likely to be negatively impacted.

CIS and CISFS do not have to compete to provide services to the Trust; consequently, there is no independent check on the quality of their services.

JWH

General

JWH manages many accounts other than the Trust.  Consequently, JWH may devote less resources to the Trust’s trading than JWH otherwise might, to the detriment of the Trust.

Some of JWH’s principals and staff members devote a substantial portion of their business time to ventures other than managing the Trust, including ventures unrelated to futures trading.  The Trust may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

Financial Incentives to Disfavor the Trust

If the Trust has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

Any action which JWH takes to maximize its revenues by disfavoring the Trust, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the Trust’s performance, perhaps to a material extent.

The Selling Agents

The Selling Agents will receive substantial selling commissions on the sale of Units.  Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

The Selling Agents receive, beginning in the thirteenth month after each month-end sale of Units, ongoing compensation based on the Net Asset Value of Units sold by them which remain outstanding.  Consequently, in advising clients whether to redeem their Units the Selling Agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the Trust and giving their clients the financial advice which the Selling Agents believe to be in such clients’ best interests.  The same conflict of interest extends to the Wholesalers and correspondents who distribute Units.

Proprietary Trading

The CIS Group and their employees are prohibited from trading for their own accounts.

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty.  Such trading will be for purposes of testing new investment programs and concepts, as well as for proprietary profit.  Proprietary trading may involve contract markets that are not traded for client accounts.  The reasons for not trading a contract market for clients may include:  the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends.  In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same as or opposite to the Trust’s positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods.  On occasion, the accounts of JWH and Mr. Henry may receive better fills than the Trust’s account.  Records for these accounts will not be made available to the Trust.

Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts.  However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the trading advisor.  Records of these accounts will not be made available to the Trust.

Records of proprietary trading will not be available for inspection by Unitholders.

Proprietary trading by JWH or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Trust, cause losses for the Trust by increasing the cost at which it must acquire and liquidate positions.  Over time, the losses resulting from such increased prices could make it difficult for the Trust to earn profits even if its trading were otherwise successful.

Transactions Between the CIS Group and the Trust

All of the service providers to the Trust, other than JWH and the Trustee, are affiliates of CIS.  CISI negotiated with JWH over the level of its Management and Incentive Fees.  However, none of the fees paid by the Trust to the CIS Group were negotiated, and they may be higher than would have been obtained in arm’s-length bargaining.

The Trust pays CIS substantial Brokerage Fees.  The Trust also pays CIS interest on short-term loans extended by CIS to cover losses on foreign currency positions and permits CIS to retain a portion of the benefit derived from possession of the Trust’s assets.

Within the CIS Group, CISI is the direct beneficiary of the revenues received by CIS from the Trust.  CISI controls the management of the Trust and CISSI serves as its promoter.  Although CISI has not sold any assets, directly or indirectly, to the Trust, CISI makes substantial profits from the Trust due to the foregoing revenues.

No loans have been, are or will be outstanding between CISI or any of its principals and the Trust.

CIS, at the instruction of CISSI, pays substantial selling commissions (up to 4% of the subscription price of Units) and trailing commissions (up to 4% annually of the average Net Asset Value per Unit, beginning in the thirteenth month after a Unit is sold) to the Selling Agents for distributing the Units.  CIS is ultimately paid back for these expenditures from the revenues it receives from the Trust.

Descriptions of the dealings between the Trust and the CIS Group are set forth under “Selected and Supplementary Financial Data,” “Interest Income” and “Charges.”

The Trust and the Trustee

Principal Office; Location of Records

The Trust is organized under the Delaware Statutory Trust Act.  The Trust is administered by the Managing Owner, whose office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606 (telephone: (888) 292-9399).  The records of the Trust, including a list of the Unitholders and their addresses but excluding detailed trading records of JWH, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration and Agreement of Trust.  There is a limitation to non-commercial purposes.  Transfer agent services are currently provided by CIS at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606 at no additional cost to the Trust.  The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.  The Managing Owner may cause the Trust to retain the services of an administrator to assist the Managing Owner in fulfilling its obligations to the Trust.  The Managing Owner may also engage transfer agents, custodians and other agents for the Trust.

Certain Aspects of the Trust

Under the Delaware Statutory Trust Act, Unitholders (in their capacities as beneficial owners (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability) are entitled to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware.  Prospective investors should not anticipate any legal or practical protection under the Delaware Statutory Trust Act greater than those available to stockholders of such a corporation.  A number of states do not have business trust statutes such as that under which the Trust has been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, investors in the Trust, although entitled under Delaware laws to the same limitation on personal liability as stockholders, are not so entitled in such state.

The Trust shall indemnify, to the full extent permitted by law, to the extent of the Trust’s assets, each Unitholder (excluding the Managing Owner) against any claims of liability asserted against such Unitholder solely because it is a beneficial owner of the Trust (other than for certain taxes for which such Unitholder may be liable under the Declaration and Agreement of Trust).  Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Unitholders personal property for satisfaction of any obligation or claim thereunder.

No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust.  To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Managing Owner.  The Managing Owner is the functional equivalent of the general partner in a limited partnership.

Although units of beneficial interest in a trust need not carry any voting rights, the Declaration and Agreement of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Delaware Statutory Trust Act under which the Trust is formed is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust.  The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with either the Managing Owner or the Selling Agents.  The Trustee’s duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration and Agreement of Trust.

The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration and Agreement of Trust.

The Trustee serves as the Trust’s sole trustee in the State of Delaware.  The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders.  The Trustee is permitted to resign upon at least 60 days’ notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner.  The Declaration and Agreement of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Managing Owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the Registration Statement of which this prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the Units.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units.  The Trustee’s liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration and Agreement of Trust.

Under the Declaration and Agreement of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust.  The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner.  In addition, the Managing Owner has been designated as the “tax matters partner” of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).  The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration and Agreement of Trust.  In the course of its management, the Managing Owner may, in its sole and absolute discretion, retain such persons (except where the Managing Owner has been notified by the Unitholders that the Managing Owner is to be replaced as the managing owner), including an affiliate or affiliates of the Managing Owner, as the Managing Owner deems necessary for the efficient operation of the Trust.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Trust’s Declaration and Agreement of Trust effectively gives CISI, as Managing Owner, full control over the management of the Trust.  Unitholders have no voice in its operations.  In addition, CISI in its operation of the Trust is specifically authorized to engage in the transactions described herein (including those involving affiliates of CISI), and is exculpated and indemnified by the Trust against claims sustained in connection with the Trust, provided that such claims were not the result of negligence or misconduct and that CISI determined that such conduct was in the best interests of the Trust.

Although Unitholders have no right to participate in the control or management of the Trust, they are entitled to:  (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Trust’s books and records; (iv) redeem Units; and (v) not have the business terms of the Trust changed in a manner which increases the compensation received by CISI or its affiliates without their unanimous consent.

Unitholders’ voting rights extend to any proposed change in the Declaration and Agreement of Trust which would adversely affect them, as well as to their right to terminate the Trust’s contracts with affiliates of CISI.  Unitholders also have the right to call meetings of the Trust in order to permit Unitholders to vote on any matter on which they are entitled to vote, including the removal of CISI as Managing Owner of the Trust.

Unitholders or their duly authorized representatives may inspect the Trust’s books and records, for any purpose reasonably related to their status as Unitholders in the Trust, during normal business hours upon reasonable written notice to the CISI.  They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Unitholders represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholders’ interest in the Trust.

The Declaration and Agreement of Trust contains restrictions on CISI’s ability to raise Brokerage Fees, Administrative Fees and other revenues received by the CIS Group from the Trust, as well as certain other limitations on the various conflicts of interest to which the CIS Group is subject in operating the Trust.

The Declaration and Agreement of Trust provides for the economic and tax allocations of the Trust’s profit and loss.  Economic allocations are based on investors’ capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Unitholders who redeem at a profit.

A Unitholder may transfer or assign his or her Units upon prior written notice to his or her financial advisor and CISI and subject to approval of the assignee, CISI will provide consent when it is satisfied that the transfer complies with applicable laws.  An assignee not admitted to the Trust as a Unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

The Managing Owner may amend the Declaration and Agreement of Trust in any manner not adverse to the Unitholders without need of obtaining their consent.  These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes CISI deems advisable so long as they do not change the basic investment policy or structure.

The Trust has agreed to indemnify CISI, as Managing Owner, for actions taken on behalf of the Trust, provided that CISI’s conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct.  Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)              a successful adjudication on the merits of each count alleged has been obtained; or

2)              such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)              a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)              in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

Tax Consequences

The following constitutes the opinion of Mayer, Brown, Rowe & Maw LLP and summarizes the material federal income tax consequences to United States taxpayers who are individuals.

The Trust’s Tax Status

In the opinion of Mayer, Brown, Rowe & Maw LLP, the Trust will be classified as a partnership for federal income tax purposes.  Consequently, the Unitholders individually, not the Trust itself, are subject to tax.

The Managing Owner believes that all of the income expected to be generated by the Trust will constitute “qualifying income” and has so advised Mayer, Brown, Rowe & Maw LLP.  As a result, in the opinion of Mayer, Brown, Rowe & Maw LLP, the Trust will not be subject to tax as a corporation under the provisions applicable to “publicly-traded partnerships.”

Taxation of Unitholders on Profits or Losses of the Trust

Each Unitholder must pay tax on his or her share of the Trust’s income and gains.  Such share must be included each year in a Unitholder’s taxable income whether or not such Unitholder has redeemed Units.  In addition, a Unitholder may be subject to paying taxes on the Trust’s interest income even though the Net Asset Value per Unit has decreased due to trading losses.  See “— Tax on Capital Gains and Losses; Interest Income,” below.

The Trust provides each Unitholder with an annual schedule of his or her share of the Trust’s tax items.  The Trust generally allocates these items equally to each Unit.  However, when a Unitholder redeems Units, the Trust allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.  It is possible that the IRS may take the position that this allocation does not have substantial economic affect and, therefore, should not be respected for federal income tax purposes.

Limited Deductibility of Trust Losses and Deductions

A Unitholder may not deduct Trust losses or deductions in excess of his or her tax basis in his or her Units as of year-end.  Generally, a Unitholder’s tax basis in his or her Units is the amount paid for such Units reduced (but not below zero) by his or her share of any Trust distributions, losses and deductions and increased by his or her share of the Trust’s income and gains.

Limited Deductibility for Certain Expenses

Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income.  The Trust intends to take the position that the amount, if any, of the Trust’s expenses which might be subject to this limitation should be de minimis.  However, the IRS could take a different position.  The IRS could contend that the Management and Incentive Fees should be characterized as “investment advisory expenses” because the Trust is not engaged in a “trade or business.”

Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

Year-End Mark-to-Market of Open Positions

Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options.  Certain of the Trust’s open positions are Section 1256 Contracts.  Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized.  The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held.  Non-U.S. exchange-traded futures and forwards are generally non-Section 1256 Contracts.  Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Trust and will be primarily short-term gain or loss.  Gain or loss on certain currency contracts will be ordinary income or loss to the extent the Trust does not or cannot make an election to treat such gain or loss as capital gain or loss.

Tax on Capital Gains and Losses; Interest Income

As described under “— Year-End Mark-to-Market of Open Positions,” the Trust’s trading generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts.  Individuals pay tax on long-term capital gains at a maximum rate of 15%.  Short-term capital gains are subject to tax at the same rates as ordinary income.

Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000.  Accordingly, the Trust could incur significant losses but a Unitholder could be required to pay taxes on his or her share of the Trust’s interest income.

If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts.  A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts.  To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

The estimated $1,500,000 in costs in 2005 associated with the ongoing offering of the Units under this prospectus and any subsequent ongoing offering expenses incurred by the Trust are non-deductible syndication expenses.  The IRS could also contend that a portion of the Brokerage Fees paid to CIS constitute non-deductible syndication expenses.

Taxation of Foreign Investors

A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.”  An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust will be conducted as described in this prospectus.  Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange.  The Trust believes that its investments normally will satisfy the safe harbor.  If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States.  In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates.  In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed.  Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year.  Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with the appropriate Form W-8.

Unrelated Business Taxable Income

Tax-exempt Unitholders will not be required to pay tax on their share of income or gains of the Trust, provided that such Unitholders do not purchase Units with borrowed funds.

IRS Audits of the Trust and Its Unitholders

The IRS is required to audit Trust-related items at the Trust rather than the Unitholder level.  CISI is the Trust’s “tax matters partner” with general authority to determine the Trust’s responses to a tax audit.  If an audit of the Trust results in an adjustment, all Unitholders may be required to pay additional taxes plus interest as well as penalties and additions to tax.

The Code and IRS regulations contain certain “reportable transaction” and “list maintenance” requirements which could apply to the Trust and the limited partners.  If such requirements did apply but were not complied with, penalties could apply for noncompliance.  The Trust believes that the Trust and the limited partners should not be subject to these requirements in connection with their investment in the Trust; but that no assurance can be made in this respect.

State and Other Taxes

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes.

PROSPECTIVE INVESTORS ARE
URGED TO CONSULT THEIR TAX
ADVISERS BEFORE DECIDING
WHETHER TO INVEST.

Plan of Distribution

Subscription Procedure

Units are offered at Net Asset Value as of the close of business on the last business day of each calendar month.  The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments.  Units are sold in fractions calculated to five decimal places.

In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of his or her subscription.  Pending investment in the Units, subscriptions will be held in escrow at JP Morgan Trust Company, NA.  Checks should be made payable to “JP MORGAN TRUST COMPANY, NA ESCROW AGENT FOR JWH GLOBAL TRUST,” and shall be transmitted to the Escrow Agent by noon of the second business day after receipt by the Managing Owner.

Subscription payments by clients of certain Selling Agents may be made by authorizing the Selling Agents to debit a subscriber’s customer securities account with the amount of the subscription.  When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted.  The account will be debited, and amounts so debited will be transmitted directly to JP Morgan Trust Company, NA by such Selling Agent via Selling Agent check or wire transfer made payable to “JP MORGAN TRUST COMPANY, NA ESCROW AGENT FOR JWH GLOBAL TRUST” for deposit in the escrow account of the Trust.

The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part.  Such determination is made within five business days after the receipt of a subscription by the Managing Owner.  The Managing Owner will send each subscriber whose subscription for Units has been accepted a confirmation of such acceptance.

Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the applicable rates paid on these instruments.  Escrow interest is allocated pro rata among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow.  Interest actually earned on subscriptions while held in escrow will be invested in the Trust, and investors will be issued additional Units reflecting each investor’s allocable share of such interest.

No fees are charged on any subscriptions while held in escrow.  Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate Selling Agent for credit to an investor’s customer securities account, together with all interest earned thereon while held in escrow.

No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber’s receipt of a final prospectus (i.e., the date of subscription).

The Managing Owner, JWH and their respective principals may purchase Units.  In addition to the Managing Owner, one of its principals owned Units valued at approximately $2,158 as of May 31, 2005.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands “Exhibit B — Subscription Requirements” of this prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this prospectus.  These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties will be binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units.  Nonetheless, no prospective subscriber who is not prepared to make such representations and warranties, and to be bound by them, should consider investing in the Units.

The Selling Agents

No selling commissions are paid from the proceeds of this offering.  At the instruction of CISSI, CIS pays the Selling Agents selling commissions of up to 4% of the subscription price of all Units sold by each Selling Agent.  In addition to selling commissions, CIS, at the instruction of CISSI, will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as “futures commission merchants” or “introducing brokers” in the amount of up to 0.333% (a 4.0% annual rate) of the month-end Net Asset Value of all Units sold by them which remain outstanding, beginning with the end of the thirteenth full month after the date such Units were first issued (not the date the subscription was accepted); provided that such ongoing compensation may only be paid on Units in respect of which financial advisors who are registered with the CFTC and have passed either the Series 3 or the Series 31 Examination agree to provide certain ongoing services to their clients who own outstanding Units.  Such ongoing compensation may be deemed to constitute underwriting compensation.  See “Federal Income Tax Aspects — Syndication Expenses.”

If either a Selling Agent or a Selling Agent’s registered representative is not duly registered with the CFTC, or such registered representative does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Selling Agent or to such registered representative.  Rather, such Selling Agent and such registered representative are restricted to receiving installment selling commissions, which will be calculated in the same manner as ongoing compensation except that the total amount of installment selling commissions and initial selling commission received by any such registered representative on each Unit sold by him or her that remains outstanding may not exceed 9% of the initial subscription price of the Unit.

Selling Commissions and ongoing compensation payable in respect of Units sold to any Eligible Unitholder (an investor who purchases at least $5,000,000 of Units, as described under “Charges — Brokerage Fee — Special Brokerage Fee Rate”) shall be up to 2.5% of the subscription amount and up to 2.5% of the average month-end Net Asset Value.  The total amount of initial selling commissions and installment selling commissions paid on Units sold to Eligible Unitholders by a Selling Agent or registered representative ineligible to receive ongoing compensation also may not exceed 9% of the initial subscription price of such Units.

The Lead Selling Agent may engage Wholesalers who are registered broker-dealers, or their registered representatives who will introduce Additional Selling Agents to the Lead Selling Agent and assist such Additional Selling Agents in the offering and sale of Units.  Each such Wholesaler will share with an Additional Selling Agent introduced by the Wholesaler (i) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) initial selling commissions and (ii) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) installment selling commissions or ongoing compensation payable in respect of Units sold by such Additional Selling Agent.

Certain Additional Selling Agents may select certain correspondent “introducing brokers” to distribute Units.  On Units sold through each such correspondent, who must be registered as a broker-dealer, the relevant Additional Selling Agent will retain (i) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) initial selling commissions and (ii) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) installment selling commissions or ongoing compensation to be received by such Additional Selling Agent in respect of Units sold by such correspondent, and will in each case pass on the remainder of the initial selling commissions and ongoing compensation to the correspondent.

Ongoing compensation may only be paid on Units in respect of which the Wholesaler registered representative or the correspondent, as the case may be, are registered with the CFTC and have passed either the Series 3 or the Series 31 Examination and agree to provide certain ongoing services to their clients who own outstanding Units.  If either the Wholesaler registered representative or the correspondent, as the case may be, is not duly registered with the CFTC, or such Wholesaler registered representative or correspondent does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Wholesaler registered representative or correspondent.  Rather, such Wholesaler registered representative or correspondent is restricted to receiving installment selling commissions, which will be calculated in the same manner as ongoing compensation except that the total amount of installment selling commissions and initial selling commission received by any such Wholesaler registered representative or correspondent on each Unit sold by him or her that remains outstanding may not exceed 9% of the initial subscription price of the Unit.

Lawyers; Accountants

Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and Richards, Layton & Finger, Wilmington, Delaware have advised CISI and CISSI on the offering of the Units.  Mayer, Brown, Rowe & Maw LLP drafted “Tax Consequences.”

The financial statements of CISI as of and for the years ending May 31, 2004 and 2003 and the financial statements of the Trust as of December 31, 2004 and 2003 and for the years ending December 31, 2004, 2003 and 2002 included herein have been audited by KPMG LLP, an independent registered public accounting firm.

Privacy Policy

If you are an individual customer of CISI, the following applies to you.  Under rules issued by the Commodity Futures Trading Commission, financial institutions like CISI are required to provide privacy policy notices to their clients who are individuals.  CISI believes that protecting the privacy of your nonpublic personal information (“Personal Information”) is of the utmost importance.  Personal Information is nonpublic information about you that is personally identifiable and that CISI obtains in connection with providing a financial product or service to you.  For example, Personal Information includes information regarding the value of your investment in commodity pool(s) or hedge fund(s).  This notice describes the Personal Information that CISI collects about you, and CISI’s treatment of that information.

•      CISI collects Personal Information about you from the following sources:

(i)                         Information it receives from you in subscription agreements and related forms (for example, name, address, Social Security number,

birth date, assets, income, and investment experience);

(ii)                      Information about your transactions with CISI, its affiliates, or others  (for example, account activity and balances); and

(iii)                   Information CISI receives from a consumer reporting agency, such as your credit history.

•      CISI may disclose all of the Personal Information it collects about its customers or former customers, as described above, as permitted by law.  In addition, CISI may disclose all of the Personal Information it collects to companies that perform services on its behalf, including selling agents.  Otherwise, CISI does not disclose any Personal Information it collects about its customers or former customers to unaffiliated third parties (i.e., parties not within its corporate family).

•      CISI may disclose the name, address, or other identifying information relating solely to its transactions or experiences with its customers or former customers, as well as other information it is permitted by law to share, among companies within its corporate family, such as CIS Securities, Inc. and Cargill Investor Services, Inc.

•      CISI restricts access to Personal Information it collects about you to its personnel who need to know that information in order to provide products or services to you.  CISI maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your Personal Information.

•      CISI reserves the right to change this Notice, and to apply changes to information previously collected, as permitted by law.  CISI will inform you of any changes as required by law.

Financial Statements

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

JWH GLOBAL TRUST

Statement of Financial Condition

(unaudited)

	Mar 31, 2005	Dec 31, 2004
	UNAUDITED
Assets
Assets:
Equity in commodity trading accounts:
Cash on deposit with Brokers	$285,581,784	312,053,398
Unrealized gain on open contracts	8,907,036	22,802,365
	294,488,820	334,855,763

Receivable for units sold	6,827,651	7,210,442
Interest receivable	721,317	561,543

Total Assets	$302,037,788	342,627,748

Liabilities and Unitholders’ Capital
Liabilities:
Accrued commissions	$1,459,495	1,667,412
Accrued management fees	491,528	558,459
Accrued incentive fees	—	4,531,999
Accrued ongoing offering expenses	122,151	136,802
Accrued operating expenses	95,563	90,000
Redemptions payable	2,922,439	3,602,667

Total liabilities	5,091,176	10,587,339

Unitholders’ capital:
Beneficial owners (2,306,459.25 and 2,211,539.65 units outstanding at March 31, 2005 and December 31, 2004, respectively)	293,917,441	328,509,395
Managing owner (23,771.70 units outstanding at March 31, 2005 and December 31, 2004)	3,029,171	3,531,014

Total unitholders’ capital	296,946,612	332,040,409

Total liabilities and unitholders’ capital	$302,037,788	342,627,748

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statement of Operations

(unaudited)

	Jan 1, 2005 through Mar 31, 2005	Jan 1, 2004 through Mar 31, 2004

Revenues:
Gain (loss) on trading of commodity contracts:
Realized (loss) gain on closed positions	$(28,523,529)	14,961,353
Change in unrealized loss on open positions	(13,895,329)	(8,855,257)
Interest income	1,938,865	507,619
Foreign currency transaction (loss) gain	(546,345)	67,165

Total revenues	(41,026,338)	6,680,880

Expenses:
Commission	4,394,758	3,413,112
Exchange, clearing and NFA fees	37,333	24,988
Management fees	1,477,773	1,147,015
Incentive fees	—	861,423
Ongoing offering expenses	367,249	282,912
Operating expenses	95,515	45,000

Total expenses	6,372,628	5,774,450

Net (loss) income	$(47,398,966)	906,430

(Loss) income per unit of beneficial ownership interest *	$(21.11)	1.14
(Loss) income per unit of managing ownership interest *	$(21.11)	1.14

* Represents the increase (decrease) in unit value during the period.

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statement of Changes in Unitholders Capital

For the period January 1, 2005 through March 31, 2005 (unaudited)

	Units*	Beneficial Owners	Managing Owner	Total

Unitholders’ capital at January 1, 2005	2,211,539.65	$328,509,395	3,531,014	332,040,409

Net loss		(46,897,123)	(501,843)	(47,398,966)

Unitholders’ contributions	156,555.52	20,278,995	—	20,278,995

Unitholders’ redemptions	(61,635.92)	(7,973,826)	—	(7,973,826)

Unitholders’ capital at March 31, 2005	2,306,459.25	$293,917,441	3,029,171	296,946,612

Net asset value per unit January 1, 2005		$148.54	148.54

Net loss per unit		(21.11)	(21.11)

Net asset value per unit March 31, 2005		$127.43	127.43

* Units of Beneficial Ownership.

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Condensed Schedule of Investments

March 31, 2005

(Unaudited)

	Number of contracts	Principal (notional)	Value (OTE)
Long positions
Futures positions (2.84%)
Agriculture	2,133	$45,744,400	2,692,613
Interest Rates	536	180,803,877	373,027
Metals	1,326	67,586,085	2,388,836
Indices	1,340	76,862,740	(1,110,389)
Energy	1,232	71,410,510	4,093,000
		442,407,612	8,437,087
Forward positions (-4.68%)
Currencies	34	629,128,813	(13,898,808)
		629,128,813	(13,898,808)

Total long positions		$1,071,536,425	(5,461,721)

Short positions
Futures positions (0.27%)
Agriculture	760	$8,536,320	7,770
Interest rates	7,616	950,752,368	613,866
Metals	426	22,428,675	27,475
Indices	1,387	46,411,218	151,173
		1,028,128,581	800,284
Forward positions (4.57%)
Currencies	44	1,119,030,703	13,568,473
		1,119,030,703	13,568,473

Total short positions		$2,147,159,284	14,368,757

Total open contracts (3.00%)			$8,907,036
Cash on deposit with brokers (96.17%)			285,581,784
Other assets in excess of liabilities (0.83%)			2,457,792
Net assets (100.0%)			$296,946,612

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Notes to Financial Statements

March 31, 2005

(unaudited)

(1)          General Information and Summary

JWH Global Trust (the Trust), a Delaware statutory trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors.  The Managing Owner of the Trust is CIS Investments, Inc. (CISI).  The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), an affiliate of CISI.  The broker for forward contracts is CIS Financial Services, Inc. (CISFS or Forwards Currency Broker), also an affiliate of CISI.  The Clearing Broker and the Forwards Currency Broker collectively will be referred to as the Brokers.

Units of beneficial ownership of the Trust commenced selling on April 3, 1997 and trading began on June 2, 1997.  The initial amount offered for investment was $50,000,000.  On September 24, 1997, July 2, 2003, and again on November 1, 2004, the Trust registered an additional $155,000,000, $300,000,000, and $500,000,000, respectively, for further investment and continued the offering.  By March 31, 2005, a total of 3,458,518.92 units representing an investment for $445,941,103.86 of beneficial ownership interest had been sold in the combined offerings.  In addition, during the offerings, the Managing Owner purchased a total of 26,732.90 units, representing a total investment of $3,535,227.47.  Refer to the JWH Global Trust prospectus for further details of the offering.

The Trust will be terminated on December 31, 2026, if none of the following occur prior to that date:  (1) beneficial owners holding more than 50% of the outstanding units notify the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust; (3) bankruptcy of the Trust; (4) a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

(2)          Summary of Significant Accounting Policies

The accounting and reporting policies of the Trust conform to accounting principles generally accepted in the United States of America and to general practices in the commodities industry.  The following is a description of the more significant of those policies that the Trust follows in preparing its financial statements.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date.  All such transactions are recorded on the identified cost basis and marked to market daily.  Unrealized gains on open contracts reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

The Trust earns interest on its assets on deposit at the Brokers at 100% of the 91-day Treasury bill rate for deposits denominated in U.S. dollars, and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies.

Redemptions

A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on such date on five days written notice to the Managing Owner.  Payment will be made within ten business days of the effective date of the redemption.  Any redemption made during the first eleven months of investment is subject to a 3% redemption penalty.  Any redemption made in the 12th month of investment or later will not be subject to any penalty.  The Trust’s Sixth Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies.

Ongoing Offering Costs

Ongoing offering costs, subject to a ceiling of 0.5% of the Trust’s average month-end net assets, are paid by the Trust and expensed as incurred.

Commissions

Commodity brokerage commissions are typically paid for each trade transacted and are referred to as “round-turn commissions”.  These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate Brokerage Fees.  Effective July 1, 2003, CIS lowered this fee from the annual rate of 6.5% (or approximately 0.542% per month) to 6.0% (or 0.50% per month) of the Trust’s month-end assets after reduction of the Management Fee.  CIS receives these Brokerage Fees irrespective of the number of trades executed on the Trust’s behalf.  The amount paid to CIS is reduced by exchange fees paid by the Trust.

Certain large investors are eligible for a “Special Brokerage Fee Rate” of 4.5% per year.  As of March 31, 2005, there were no such eligible investors in the Trust.

Foreign Currency Transactions

Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates.  Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates.  The impact of the translation is reflected in the statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

 (3)          Fees

Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly.  Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. (JWH) utilizing three of its trading programs, the JWH GlobalAnalytics® Family of Programs, the Financial and Metals Portfolio, and the G-7 Currency Portfolio.

Under signed agreement, JWH receives a monthly management fee of 0.167% (a 2% annual rate) of the Trust’s month-end net assets calculated after deduction of a portion of the Brokerage Fee at an annual rate of 1.25% of month-end Trust net assets, but before reduction for any incentive fee or other costs and before inclusion of purchases and redemptions for the month.

Also, under signed agreement, the Trust pays to JWH a quarterly incentive fee equal to 20% of the new trading profits, if any, of the Trust.  The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust.  This fee is also calculated by deducting a portion of the Brokerage Fees at an annual rate of 1.25%.

(4)          Income Taxes

No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust.  Generally, for both Federal and state tax purposes, trusts, such as the JWH Global Trust, are treated as partnerships.

(5)          Trading Activities and Related Risks

The Trust engages in the speculative trading of U.S. and foreign futures contracts, and forward contracts (collectively derivatives).  These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy.  The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures requires margin deposits with a Futures Commission Merchant (FCM).  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act (CEAct) requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.  A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than the total of cash and other property deposited.

The Trust has cash on deposit with an affiliate interbank market maker in connection with its trading of forward contracts.  In the event of interbank market maker’s insolvency, recovery of the Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.  In the normal course of business, the Trust does not require collateral from such interbank market maker.  Due to forward contracts being traded in unregulated markets between principals, the Trust also assumes a credit risk, the risk of loss from counter party non-performance.

For derivatives, risks arise from changes in the market value of the contracts.  Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

Net trading results from derivatives for the periods ended March 31, 2005 and 2004, are reflected in the statements of operations and equal gain from trading less brokerage commissions.  Such trading results reflect the net gain arising from the Trust’s speculative trading of futures contracts and forward contracts.

The notional amounts of open contracts at March 31, 2005, as disclosed in the Condensed Schedule of Investments, do not represent the Trust’s risk of loss due to market and credit risk, but rather represent the Trust’s extent of involvement in derivatives at the date of the statement of financial condition.

The beneficial owners bear the risk of loss only to the extent of the market value of their respective investments.

(6)          Financial Highlights

The following financial highlights show the Trust’s financial performance for the three-month period ended March 31, 2005.  Total return is calculated as the change in a theoretical beneficial owner’s investment over the entire period and is not annualized.  Total return is calculated based on the aggregate return of the Trust taken as a whole.

Net Asset Value per unit At December 31, 2004	$148.54
Loss per unit	(21.11)
Net Asset Value per unit At March 31, 2005	$127.43

Total Return:
Total return before incentive fee	(14.21)%
Less incentive fee allocation	0.00%
Total return	(14.21)%

Ratio to average net assets:
Net loss	(15.47)%

Expenses:
Expenses	2.08%
Incentive fees	0.00%
Total expenses	2.08%

The net income and expense ratios are computed based upon the weighted average net assets for the Trust for the three-month period ended March 31, 2005. The amounts are not annualized.

Report of Independent Registered Public Accounting Firm

The Board of Directors of CIS Investments, Inc. and the Unitholders of JWH Global Trust:

We have audited the accompanying statements of financial condition of JWH Global Trust (the Trust) as of December 31, 2004 and 2003, including the condensed schedule of investments as of December 31, 2004 and the related statements of operations and changes in unitholders’ capital for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JWH Global Trust as of December 31, 2004 and 2003, and the results of operations and changes in unitholders’ capital, for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois

March 9, 2005

JWH GLOBAL TRUST

Statements of Financial Condition

December 31, 2004 and 2003

	2004	2003
Assets

Assets:
Equity in commodity futures trading accounts:
Cash on deposit with Brokers	$312,053,398	183,255,388
Unrealized gain on open contracts	22,802,365	10,691,591

	334,855,763	193,946,979

Receivable for units sold	7,210,442	16,383,699
Interest receivable	561,543	135,329

Total assets	$342,627,748	210,466,007
Liabilities and Unitholders’ Capital

Liabilities:
Accrued commissions	$1,667,412	962,528
Accrued management fees	558,459	323,143
Accrued incentive fees	4,531,999	272,694
Accrued ongoing offering expenses	136,802	80,181
Accrued operating expenses	90,000	90,000
Redemptions payable	3,602,667	1,624,161

Total liabilities	10,587,339	3,352,707

Unitholders’ capital:
Beneficial owners (2,211,539.65 and 1,381,108.44 units outstanding at December 31, 2004 and 2003, respectively)	328,509,395	205,949,414
Managing owner (23,771.70 and 7,805.08 units outstanding at December 31, 2004 and 2003, respectively)	3,531,014	1,163,886

Total unitholders’ capital	332,040,409	207,113,300

Total liabilities and unitholders’ capital	$342,627,748	210,466,007

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Operations

Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Revenues:
Gain on trading of commodity contracts:
Realized gain on closed positions	$21,176,837	11,375,400	15,033,511
Change in unrealized gain on open positions	12,110,774	4,341,361	3,792,911
Interest income	3,631,292	1,183,618	811,042
Foreign currency transaction (loss) gain	(414,668)	302,525	103,274

Total revenues	36,504,235	17,202,904	19,740,738

Expenses:
Commission	15,298,552	7,584,742	3,450,709
Exchange, clearing and NFA fees	108,740	49,676	17,475
Management fees	5,141,363	2,472,995	1,068,838
Incentive fees	5,419,877	2,344,357	2,741,521
Amortization of prepaid initial offering costs	0	0	55,072
Ongoing offering expenses	1,271,788	611,094	263,456
Operating expenses	416,855	176,430	86,473

Total expenses	27,657,175	13,239,294	7,683,544

Net income	$8,847,060	3,963,610	12,057,194

(Loss) Income per unit of beneficial ownership interest *	$(0.58)	9.59	27.90
(Loss) Income per unit of managing ownership interest *	(0.58)	9.59	27.90

* Represents the increase (decrease) in unit value during the year.

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Changes in Unitholders’ Capital

Years ended December 31, 2004, 2003 and 2002

	Units*	Beneficial Owners	Managing Owner	Total
Balance at December 31, 2001	438,008.69	$48,892,753	642,340	49,535,093

Net income		11,896,641	160,553	12,057,194

Unitholders’ contributions	87,641.17	10,980,607	0	10,980,607

Unitholders’ redemptions	(71,771.69)	(8,442,368)	0	(8,442,368)

Balance at December 31, 2002	453,878.17	63,327,633	802,893	64,130,526

Net income		3,900,071	63,539	3,963,610

Unitholders’ contributions	974,811.64	145,759,476	300,067	146,059,543

Unitholders’ redemptions	(47,581.37)	(7,037,766)	(2,613)	(7,040,379)

Balance at December 31, 2003	1,381,108.44	205,949,414	1,163,886	207,113,300

Net income		8,817,894	29,166	8,847,060

Unitholders’ contributions	1,035,357.30	141,451,430	2,350,103	143,801,533

Unitholders’ redemptions	(204,926.09)	(27,709,343)	(12,141)	(27,721,484)

Balance at December 31, 2004	2,211,539.65	$328,509,395	3,531,014	332,040,409

Net asset value per unit at December 31, 2004		$148.54	148.54
Net asset value per unit at December 31, 2003		149.12	149.12
Net asset value per unit at December 31, 2002		139.53	139.53

*Units of beneficial ownership.

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Condensed Schedule of Investments

December 31, 2004

	Number of contracts	Principal (notional)	Value (OTE)
Long positions
Futures positions (0.91%):
Agriculture	722	$12,859,932	1,790,266
Interest rates	10,609	2,058,735,653	(1,432,741)
Metals	1,349	66,175,745	1,447,713
Indices	2,156	85,811,001	1,227,940
		2,223,582,331	3,033,178
Forward positions (8.42%):
Australian Dollar	2	26,414,568	1,087,522
Swiss Franc	3	215,310,191	4,189,581
European Euro	8	398,655,198	10,361,999
British Pound	9	338,854,550	735,062
Japanese Yen	4	429,442,381	11,591,154
		1,408,676,888	27,965,318

Total long positions		$3,632,259,219	30,998,496
Short positions
Futures positions (-0.22%):
Agriculture	2,088	30,614,607	271,516
Energy	136	$6,688,620	329,380
Interest Rates	1,364	328,860,400	(238,700)
Metals	93	7,511,550	(668,700)
Indices	68	7,621,154	(438,150)
		381,296,331	(744,654)
Forward positions (-2.24%):
European Euro	2	70,576,894	(1,401,538)
Japanese Yen	9	197,815,949	(3,952,838)
Canadian Dollar	2	82,594,856	(2,097,101)
		350,987,699	(7,451,477)

Total short positions		$732,284,030	(8,196,131)

Total open contracts (6.87%)			$22,802,365

Cash on deposit with brokers (93.98%)			312,053,398

Other liabilities in excess of assets (-0.85%)			(2,815,354)

Net assets (100.0%)			$332,040,409

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(1)       General Information and Summary

JWH Global Trust (the Trust), a Delaware statutory trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. The Managing Owner of the Trust is CIS Investments, Inc. (CISI). The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), an affiliate of CISI. The broker for forward contracts is CIS Financial Services, Inc. (CISFS or Forwards Currency Broker), also an affiliate of CISI. The Clearing Broker and the Forwards Currency Broker collectively will be referred to as the Brokers.

Units of beneficial ownership of the Trust commenced selling on April 3, 1997 and trading began on June 2, 1997. The initial amount offered for investment was $50,000,000. On September 24, 1997, July 2, 2003 and again on November 1, 2004, the Trust registered an additional $155,000,000, $300,000,000, and $500,000,000, respectively, for further investment and continued the offering. By December 31, 2004, a total of 3,301,963.40 units representing an investment for $425,662,108.74 of beneficial ownership interest had been sold in the combined offerings.  In addition, during the offerings, the Managing Owner purchased a total of 26,732.90 units, representing a total investment of $3,535,227.47.  Refer to the JWH Global Trust prospectus for further details of the offering.

The Trust will be terminated on December 31, 2026, if none of the following occur prior to that date: (1) beneficial owners holding more than 50% of the outstanding units notify the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust; (3) bankruptcy of the Trust; (4), a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

(2)       Summary of Significant Accounting Policies

The accounting and reporting policies of the Trust conform to accounting principles generally accepted in the United States of America and to general practices in the commodities industry. The following is a description of the more significant of those policies that the Trust follows in preparing its financial statements.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains on open contracts reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

The Trust earns interest on its assets on deposit at the Brokers at 100% of the 91-day Treasury bill rate for deposits denominated in U.S. dollars, and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies.

Redemptions

A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on such date on five days written notice to the Managing Owner. Payment will be made within ten business days of the effective date of the redemption. Any redemption made during the first eleven months of investment is subject to a 3% redemption penalty. Any redemption made in the twelfth month of investment or later will not be subject to any penalty. The Trust’s Sixth Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies.

Organizational and Offering Costs

Initial offering costs advanced to the Trust were amortized over the first 60 months of the Trust’s operations, subject to a maximum monthly payment of 1/60 of 2% of the Trust’s month-end net assets. Ongoing offering costs, subject to a ceiling of 0.5% of the Trust’s average month-end net assets, are paid by the Trust and expensed as incurred.

Commissions

Commodity brokerage commissions are typically paid for each trade transacted and are referred to as “round-turn commissions”. These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate Brokerage Fees. Effective July 1, 2003, CIS lowered this fee from the annual rate of 6.5% (or approximately 0.542% per month) to 6.0% (or 0.50% per month) of the Trust’s month-end assets after reduction of the Management Fee. CIS receives these Brokerage Fees irrespective of the number of trades executed on the Trust’s behalf. The amount paid to CIS is reduced by exchange fees paid by the Trust. The round-turn equivalent rate for commissions paid by the Trust for the years ended December 31, 2004, 2003, and 2002 was $39, $38, and $52, respectively.

Certain large investors are eligible for a “Special Brokerage Fee Rate” of 4.5% per year. As of December 31, 2004, there were no such eligible investors in the Trust.

Foreign Currency Transactions

Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)       Fees

Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. (JWH) utilizing three of its trading programs, the JWH GlobalAnalytics® Family of Programs, the Financial and Metals Portfolio, and the G-7 Currency Portfolio.

Under signed agreement JWH receives a monthly management fee at the rate of 0.167% (a 2% annual rate) of the Trust’s month-end net assets calculated after deduction of a portion of the Brokerage Fee at an annual rate of 1.25% of month-end Trust net assets, but before reduction for any incentive fee or other costs and before inclusion of purchases and redemptions for the month.

Also, under signed agreement the Trust pays to JWH a quarterly incentive fee equal to 20% of the new trading profits, if any, of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is also calculated by deducting a portion of the Brokerage Fees at an annual rate of 1.25%.

(4)       Income Taxes

No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust. Generally, for both federal and state tax purposes, trusts, such as the JWH Global Trust, are treated as partnerships.

(5)       Trading Activities and Related Risks

The Trust engages in the speculative trading of U.S. and foreign futures contracts, and forward contracts (collectively derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures requires margin deposits with a Futures Commission Merchant (FCM). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act (CEAct) requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The Trust has cash on deposit with an affiliate interbank market maker in connection with its trading of forward contracts. In the event of interbank market maker’s insolvency, recovery of the Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Trust does not require collateral from such interbank market maker. Due to forward contracts being traded in unregulated markets between principals, the Trust also assumes a credit risk, the risk of loss from counterparty non-performance.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

Net trading results from derivatives for the years ended December 31, 2004, 2003, and 2002, are reflected in the statements of operations and equal gain from trading less brokerage commissions. Such trading results reflect the net gain arising from the Trust’s speculative trading of futures contracts and forward contracts.

The notional amounts of open contracts at December 31, 2004, as disclosed in the Condensed Schedule of Investments, do not represent the Trust’s risk of loss due to market and credit risk, but rather represent the Trust’s extent of involvement in derivatives at the date of the statement of financial condition.

The Beneficial Owners bear the risk of loss only to the extent of the market value of their respective investments.

(6)       Financial Highlights

The following financial highlights show the Trust’s financial performance for the period ended December 31, 2004. Total return is calculated as the change in a theoretical beneficial owner’s investment over the entire period — a percentage change in the net asset value from December 31, 2003 to December 31, 2004. Total return is calculated based on the aggregate return of the Trust taken as a whole.

Net Asset Value per unit at December 31, 2003	$149.12
Loss per unit	(0.58)

Net Asset Value per unit at December 31, 2004	$148.54

Total return:
Total return before incentive fee	1.44%
Less incentive fee allocation	1.83%

Total return	-0.39%

Ratio to average net assets:
Net income	3.41%

Expenses:
Expenses	8.56%
Incentive fees	2.09%

Total expenses	10.65%

The net income and expense ratios are computed based upon the weighted average net assets for the Trust for the period ended December 31, 2004.

Independent Auditors’ Report

The Board of Directors
CIS Investments, Inc.:

We have audited the accompanying statements of financial condition of CIS Investments, Inc., a wholly owned subsidiary of Cargill Investor Services, Inc., as of May 31, 2004 and 2003, and the related statements of income, changes in stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of Cargill Investor Services, Inc.’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of CIS Investments, Inc. as of May 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois

August 27, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

CIS INVESTMENTS, INC.

Statements of Financial Condition

May 31, 2004 and 2003

	2004	2003
Assets
Assets:
Funds on deposit with Cargill Inc.	$1,577,835	3,201,622
Investments in registered commodity pools	2,981,576	1,172,314
Offering cost reimbursements due from JWH Global Trust	418,707	294,771
Fee income receivable	144,914	116,161
Accrued taxes receivable	178,403	43,328

Total assets	$5,301,435	4,828,196

Liabilities and Stockholder’s Equity

Liabilities:
Deferred management fees	$45,319	44,827
Deferred tax liabilities	113,538	41,439
Accrued commissions payable	106,377	13,423

Total liabilities	265,234	99,689

Stockholder’s equity:
Common stock, $100 par value. Authorized 30,000 shares; issued 10 shares	1,000	1,000
Common stock subscribed, 29,990 shares	2,999,000	2,999,000
Less subscriptions receivable	(2,999,000)	(2,999,000)
Paid-in-capital	18,250,000	18,250,000
Less demand note receivable	(18,000,000)	(18,000,000)
Retained earnings	4,785,201	4,477,507

Total stockholder’s equity	5,036,201	4,728,507

	$5,301,435	4,828,196

The accompanying notes are an integral part of these financial statements.

CIS INVESTMENTS, INC.

Statements of Income

May 31, 2004 and 2003

	2004	2003
Revenues:
Accounting and administrative services income	$1,504,881	956,455
Interest income	32,020	48,593
Realized and unrealized gain (loss) on investments	(583,742)	425,083

Total revenues	953,159	1,430,131

Expenses:
Operating expenses	479,785	44,959

Income before income tax expense	473,374	1,385,172

Income tax expense	165,680	484,674

Net income	$307,694	900,498

The accompanying notes are an integral part of these financial statements.

CIS INVESTMENTS, INC.

Statements of Changes in Stockholder’s Equity

May 31, 2004 and 2003

	Common stock	Common stock subscribed	Subscriptions receivable	Paid-in capital	Demand note receivable	Retained earnings	Total

Balance at May 31, 2002	$1,000	2,999,000	(2,999,000)	18,250,000	(18,000,000)	3,577,009	3,828,009

Net income	—	—	—	—	—	900,498	900,498
Balance at May 31, 2003	1,000	2,999,000	(2,999,000)	18,250,000	(18,000,000)	4,477,507	4,728,507

Net income	—	—	—	—	—	307,694	307,694
Balance at May 31, 2004	$1,000	2,999,000	(2,999,000)	18,250,000	(18,000,000)	4,785,201	5,036,201

The accompanying notes are an integral part of these financial statements.

CIS INVESTMENTS, INC.

Statements of Cash Flows

May 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income	$307,694	900,498
Adjustments to reconcile net income to net cash provided by operating activities:
Realized and unrealized (gain) loss on investments	583,741	(425,082)
Decrease (increase) in assets:
Receivable from funds	—	1,088
Offering cost reimbursements due from JWH Global Trust	(123,936)	(294,771)
Accrued taxes receivable	(135,075)	(12,879)
Fee income receivable	(28,753)	(67,516)
Increase (decrease) in liabilities:
Deferred management fees	492	4,067
Deferred tax liabilities	72,099	(32,674)
Accrued commissions payable	92,955	13,423
Excess offering cost reimbursements due to JWH Global Trust	—	(8,855)

Net cash provided in operating activities	769,217	77,299

Cash flows (used in) provided by investing activities:
(Investment in) proceeds from sale of registered commodity pools	(2,393,004)	22,795

Net change in cash	(1,623,787)	100,094

Cash at beginning of year	3,201,622	3,101,528

Cash at end of year	$1,577,835	3,201,622

Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$228,656	530,227

CIS INVESTMENTS, INC.

Notes to Financial Statements

May 31, 2004 and 2003

(1)           General Information and Summary of Significant Accounting Policies

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

Nature of Business

CIS Investments, Inc. (the Company), a wholly owned subsidiary of Cargill Investor Services, Inc. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. The Company is the general partner or managing owner in various limited partnerships or trusts (Funds) organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

Revenue Recognition

The Company earns accounting and administrative fees from the Funds for which it acts as general partners and managing owner which is recognized into income as it is earned. Unearned management fees are amortized over one year, the life of the contract, using the straight-line method.

Investments

Investments in registered commodity pools are recorded at fair value based on the Company’s proportionate share of each fund’s net asset value.

Income Taxes

The Company is included in the consolidated Federal income tax return of the Parent. Income tax expense is calculated as if the Company would file a separate return. Accrued taxes represent the remaining balance due from the Parent for the current year and prior year taxes including the impact of deferred taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Funds on Deposit with Cargill Inc.

Funds on deposit with Cargill, Inc. represents the net balance to/from Cargill Inc., the Company’s ultimate parent. The balance earns interest daily at the one month LIBOR.  These Funds are treated as cash and cash equivalents for the purpose of the statements of cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)           Offering Cost Reimbursement by JWH Global Trust

The Company acts as a General Partner for the following commodity pools; IDS Managed Futures, L.P. (IDS), IDS Managed Futures II, L.P. (IDS II), and JWH Global Trust (the Trust).  Of the three commodity pools, only the Trust is open to receive additional investments.  In its capacity as a General Partner, the Company pays ongoing offering costs on behalf of the JWH Global Trust (the Trust).  The Trust reimburses the Company for these costs at an annual rate of ½ of 1% of the net assets of the Trust.  Amounts paid by the Company which have not yet been reimbursed are presented as “offering cost reimbursement due from JWH Global Trust.”  Amounts received from the Trust in excess of costs incurred are presented as “excess offering cost reimbursement due to JWH Global Trust.

(3)           Investments in Funds

Investments in IDS Managed Futures, L.P., IDS Managed Futures II, L.P., and JWH Global Trust are 0.627%, 0.629%, and 1.124% of the total interest of each fund, respectively, as of May 31, 2004. Investments in the Funds at May 31, 2004 and 2003 are as follows:

	2004		2003
	Units	Amount	Units	Amount
IDS Managed Futures, L.P.	416	$165,499	416	$188,225
IDS Managed Futures II, L.P.	54	39,492	54	44,436
JWH Global Trust	21,743	2,776,585	5,755	939,653
		$2,981,576		$1,172,314

The following represents condensed combined unaudited financial information of the Funds as of May 31, 2004 and 2003 (in thousands).

	2004	2003
Assets	$283,088	166,776
Liabilities	$3,422	5,227
Capital	279,666	161,549
Total liabilities and capital	$283,088	166,776

(4)           Net Worth Requirements

The Company is required to maintain an amount of net worth as stated in each Fund’s agreement. For the purpose of compliance, net worth is defined as the total of common stock issued and subscribed, paid in capital, demand note receivables, and retained earnings. At May 31, 2004, the Company believes it is in compliance with its net worth requirements.

(5)           Common Stock Subscriptions

The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 29,990 shares of the Company’s stock at $100 per share in order to ensure the Company’s continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder’s equity.

(6)           Demand Note Receivable

The Company received a capital contribution of $18,000,000 from its Parent and entered into a related noninterest bearing demand note for $18,000,000. No cash was transferred, nor is it known when and if any will be transferred in the future. As such, the demand note is shown as a deduction from stockholder’s equity.

(7)           Related Parties

The Company has no employees. The Parent provides facilities and administrative services to the Company at no cost. The Parent also pays certain expenses on behalf of the Company.

(8)           Financial Instruments with Off-balance Sheet Risk

As general partner or managing owner of the Funds, the Company’s investment in the Funds are subject to the risks related to financial instruments and commodity contracts held or sold short by these Funds. The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of the contract. However, the Company bears the risk of loss only to the extent of the market value of its respective investment and, in certain specific circumstances, distributions and redemptions received.

(9)           Income Taxes

The income tax expense (benefit) for the year ended May 31 was allocated as follows:

	2004	2003
Current	$93,581	517,348
Deferred	72,099	(32,674)
Total	$165,680	484,674

The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at May 31, 2004 and 2003 consist of partnership income and commissions.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

This Prospectus is in two parts:  a Disclosure Document and a Statement of Additional
Information.  These parts are bound together, and both contain important information.

Futures Markets and Trading Methods

The Futures and Forward Markets

The Commodity Futures Modernization Act of 2000 (“CFMA”) became effective in December 2000 and substantially amended various laws relating to the trading of futures and derivatives contracts.  New regulations regarding the trading of futures contracts have been enacted and more are expected.  Although the new regulations have not had a significant impact on the markets traded by the Trust, it is impossible to predict how such regulations may impact the trading activities of the Trust.  The following discussion describes traditional futures trading and briefly describes the characteristics of new exchanges permitted by the CFMA.

Futures and Forward Contracts

Futures contracts normally have standardized terms, such as size and delivery month, and call for the future delivery of various commodities.  These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract.

Prior to the enactment of the CFMA, futures contracts could only be traded on exchanges that were designated as “contract markets” by the CFTC.  The CFMA permits certain futures contracts between sophisticated parties to be traded “off exchange.”  The CFMA permits several new categories of exchanges to be created, each of which is subject to less regulation than traditional CFTC-approved contract markets.  To date, all of the Trust’s futures trading in the United States has been conducted on exchanges subject to the full oversight of the CFTC and the Managing Owner expects that substantially all of the Trust’s futures trading in the United States will continue to be conducted on such exchanges.  However, it is not now possible to determine what impact the existence of these new exchanges will have on the Trust’s trading activities.

Forward currency contracts are traded off-exchange through banks or dealers.  In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum,” risk transfer economic activity.  For every gain there is an equal and offsetting loss.

Exchange of Futures for Physicals (“EFP”) Transactions

Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals (“EFP”).  In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction.  For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity.  In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction.  In those markets, because the cash transaction is essentially “transitory,” EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.”  Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery.  The futures and forward markets enable the hedger to shift the risk of price changes to the speculator.  The speculator risks capital with the hope of making profits from such changes.  Speculators, such as the Trust, rarely make or take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the existing futures exchanges in the United States has an associated “clearinghouse.”  Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions.  The clearinghouse “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that JWH may hold or control in futures contracts on certain commodities.

Most United States futures exchanges limit the maximum change in futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity and could make it difficult for the Trust to liquidate unprofitable positions.

When a position is established, “initial margin” is deposited.  On most futures exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account.  If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

JWH trades for the Trust on a number of foreign commodities exchanges.  Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

Trading Methods

Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals.  Discretionary traders make trading decisions on the basis of their own judgment.

Each approach involves inherent risks.  For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity.  Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects.  Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions.  Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends.  During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

Trading advisors often adopt risk management principles.  Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions are to be liquidated.  However, no risk control technique can assure that big losses will be avoided.

The JWH programs are systematic, technical and trend-following.

Supplemental Performance and Statistical Information

The performance of the Trust for the most recent five calendar years and year-to-date is presented on page 17 in Part One of this two part prospectus.  The following column graph represents the compound annualized rate of return of the Trust as of April 30, 2005: (i) since inception; (ii) over five-year, three-year and one-year periods ending April 30, 2005; and (iii) since January 1, 2000, when the Trust allocated its assets among JWH’s Financial and Metals Portfolio, G-7 Currency Portfolio and JWH GlobalAnalytics® Family of Programs.

Effective August 1, 2005, the Trust allocates its assets among the Financial and Metals Portfolio, JWH GlobalAnalytics® Family of Programs, the International Foreign Exchange Program and the Global Financial and Energy Portfolio.

Annualized JWH Global Trust Performance
as of April 30, 2005*

*  Past performance is not necessarily indicative of future results.

Non-Correlation Analysis

As described on page 37 of Part One of this two part prospectus, managed futures investments have often performed differently from stocks, bonds and other types of alternative investments.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

The following charts illustrate the correlation of returns of a diversified portfolio of U.S. stocks,

represented by the S&P500® Stock Index, to a number of alternative investment strategies, represented by the indices in the charts, as well as to the Trust, during the period June 1997 through April 2005.  The first chart shows performance correlations during the 41 months of negative performance for the S&P 500 during the period presented.  The second chart shows performance correlations during the 54 months of positive performance for the S&P 500 during the period presented.  These charts demonstrate the historical low correlation of returns of the Trust to the returns of stocks and various alternative investment choices in both up and down markets for the broader stock market.  There can be no assurance, however, that these non-correlated patterns will continue in the future.

S&P 500® Stock Index Correlations — During Negative Performing Months
(June 1997 –April 2005)

The correlation to the S&P 500 during negative performing months shows 41 out of the 95 months represented were negative.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

S&P 500® Stock Index Correlations — During Positive Performing Months
(June 1997 –April 2005)

The correlation to the S&P 500 during positive performing months shows 54 out of the 95 months represented were positive.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The source for all indices except the MSCI EAFE Index in the tables above is Hedge Fund Research, Inc. 1-312-658-0955.  The source for the MSCI EAFE Index is Morgan Stanley Capital International Inc. 1-312-706-4999.

The Trust is an actively managed portfolio of futures and forward contracts and related options that pays the fees and expenses described in this prospectus.  The foregoing indices are unmanaged indices commonly used as benchmarks.  The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices.  Neither the performance of the Trust nor the market indices have been adjusted to reflect any taxes applicable to an investor in the Trust or in the investment products that track market indices.

Non-correlation is not, however, negative correlation.  The Trust’s performance is not expected to be opposite, but rather unrelated, to the performance of stocks and bonds.  For example, as shown in the graphs below, during certain periods, the Trust has demonstrated a strong degree of positive correlation to the S&P 500® Stock Index and the Lehman Brothers Government Bond Index (LBGI).

Correlation Analysis Between JWH Global Trust and the S&P 500® Stock Index

(June 1997 — April 2005)

Correlation Analysis Between JWH Global Trust and the LBGI

(June 1997 —April 2005)

The following chart compares the Trust’s performance since June 1, 1997 with the S&P 500® Stock Index (assuming the reinvestment of all dividends) and a portfolio consisting 50% of the Trust and 50% of the S&P 500® Stock Index (assuming the reinvestment of all dividends).

The chart begins with 100 as the arbitrary starting point for each graph and tracks the monthly rates of return for each.  Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

JWH Global Trust versus the S&P 500® Stock Index and an Equally
Weighted Portfolio of the Trust and the S&P 500® Stock Index
June 1, 1997 through April 30, 2005

Past results are not necessarily indicative of future performance.  The comparison of the Trust, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Graphic comparisons of securities indices and the Trust may not adequately reflect all differences between the securities and futures markets or between passive and managed investments.

Neither the Managing Owner nor JWH recommend that any investor allocate 50% of his or her portfolio to the Trust.

Extreme Correlation Analysis

Extreme Correlation measures the correlation for the selected data based on groupings of the data.  Since correlation quantifies the relationship of two assets as a single number, it is often useful to divide the historical data into segments and examine the correlations for each of the segments.  The objective of this analysis is to determine if the overall correlation is uniform across the entire period.  For example, return data for the S&P 500® Stock Index and the Trust can be divided into data thirds based on the S&P 500® Stock Index returns: the highest return months, the middle return months and the lowest return months.  The following analysis shows how the correlation changes depending on the return pattern of the S&P 500® Stock Index.  The analysis presented is for the 95-month period June 1997 through April 30, 2005.  Extreme Correlation analysis is statistically significant using a dataset with a minimum of 90 months divided into equal thirds.  For this analysis the 95-month period was divided into thirds representing the best 32 months, the middle 31 months and the worst 32 months.  An analysis of other time periods may have different results than those in this presentation.

Extreme Correlation Analysis

Source Standard & Poor’s Fund Services (2003)
1-800-596-5323.  The Managing Owner and JWH cannot be responsible for errors or omissions from this source.

JWH Global Trust and Selected Indices versus the
Best and Worst 64 Months of the S&P 500® Stock Index
(June 1997 through April 2005)

Past performance is not necessarily indicative of future results.  Trading futures is speculative, involves substantial risk and is not suitable for all investors.

Volatility

Volatility, as measured by the standard deviation of returns, is a common investment industry measure of risk. To understand how the Trust is positioned in the marketplace when comparing historical volatility among other indices, “upside” and “downside” volatility must be defined.  Downside volatility is movement from the mean downwards. Upside volatility is movement from the mean upwards. In other words, downside volatility reflects the performance below the average monthly return and upside volatility reflects performance above the average monthly return.  During large dislocations in the marketplace, the Trust has historically had higher volatility relative to other indices, which means there may be greater risk involved when invested in the Trust, but there is a greater potential for higher returns overall.

The overall volatility is the standard deviation of all of the returns from June 1997 (inception of the Trust) through April 2005 for the Trust and the indices shown above.  The upside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns greater than the mean for that specific product.  The downside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns less than the mean for that specific product.

The mean is derived by calculating the average of all of the monthly returns from June 1997 (inception of the Trust) through April 2005. Standard deviation measures the variability of a probability distribution.  Figures are annualized using the monthly rates of return on a compounded basis from June 1997 through April 2005.

Annualized Standard Deviation of Monthly Returns
(June 1997 — April 2005)

As illustrated above, the Trust has historically had higher volatility relative to selected market indices. However, overall volatility by itself is not necessarily the only factor to evaluate when considering to invest, and the Trust has historically demonstrated greater upside volatility than downsize volatility.  There can be no assurance that this volatility pattern will continue in the future.

Efficient Frontier

As discussed above and in Part One of this two part prospectus, by allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of an overall portfolio as well as to reduce the volatility of the portfolio over time.  The following graphs, prepared by the Managing Owner and JWH, demonstrate the potential effects of adding managed futures, as represented by the Trust, to a diversified stock portfolio, represented by the S&P 500® Stock Index, and a traditional stock and bond portfolio, represented by a 60%/40% blend of the S&P 500® Stock Index and the Lehman Brothers Government Bond Index.  Adding futures has the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).  The first two graphs were prepared using the Trust’s performance since its inception in June 1997.  The third graph was prepared using the Trust’s performance since the allocation to the JWH programs changed in January 2000.  In the first graph, once the managed futures portion exceeds approximately 50% of the investment portfolio — an amount not recommended for an investor’s portfolio — standard deviation increases without substantial increase in returns.  The second graph demonstrates a nearly similar effect with up to a 10% allocation to the Trust when the Trust is added in 2% increments to a traditional portfolio of 60% stocks and 40% bonds assuming a constant allocation to stocks and bonds.  Here, however, while volatility of the portfolio decreased, there is a slight decrease in performance as well.  The third graph demonstrates the effect of adding the Trust in 2% increments to a traditional portfolio of stocks and bonds for the period January 2000 through April 2005 during which the Trust allocated its assets to JWH’s Financial and Metals Portfolio, G-7 Currency Portfolio and JWH GlobalAnalytics® Family of Programs.  Effective August 1, 2005, the Trust allocates its assets among JWH’s Financial and Metals Portfolio, JWH GlobalAnalytics® Family of Programs, the International Foreign Exchange Program and the Global Financial and Energy Portfolio.  None of the following graphs reflect the risk of the Trust incurring sudden, major losses as the graphs are based on statistical averages over time.

JWH Global Trust and S&P 500® Stock Index
(June 1997 — April 2005)

PAST PERFORMANCE IS NOT NECESSARILY

INDICATIVE OF FUTURE RESULTS.

JWH Global Trust with 60/40 Blend of
S&P 500® Stock Index and
Lehman Brothers Government Bond Index
With 2% Trust Increments
(June 1997 — April 2005)

PAST PERFORMANCE IS NOT NECESSARILY
INDICATIVE OF FUTURE RESULTS.

JWH Global Trust with 60/40 Blend of
S&P 500® Stock Index and
Lehman Brothers Government Bond Index
With 2% Trust Increments
(Since Allocation to JWH Programs Changed in
January 2000 — April 2005)

PAST PERFORMANCE IS NOT NECESSARILY

INDICATIVE OF FUTURE RESULTS.

Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return of the Trust on a compounded basis since June 1997.

MAX DD means maximum drawdown.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The foregoing graphs are provided for illustrative purposes only.  Prospective investors should note that JWH has not managed any accounts consisting of the portfolio mixes shown in the above charts and that the charts are presented only as an illustration of the potential advantage of adding a managed futures component to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to managed futures.  For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured.  There can be no assurance that that will, in fact, occur.

“Blue Sky” Glossary

The following definitions are included in this Statement of Additional Information in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the “Guidelines for the Registration of Commodity Pool Programs” Statement of Policy promulgated by the North American Securities Administrators Association, Inc.  The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Trust.

Definitions — As used in the Guidelines, the following terms have the following meanings:

Administrator — The official or agency administering the security laws of a state.

Advisor — Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

Affiliate — An Affiliate of a Person means:  (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions — The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker — Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his or her own account.

Commodity Contract — A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet — A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

Net Assets — The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles.  Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest — The Net Assets of the Trust divided by the number of Units outstanding.

Net Worth — The excess of total assets over total liabilities as determined by generally accepted accounting principles.  Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits — The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses — All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law, including taxes and fees, and accountants’ and attorneys’ fees.

Participant — The holder of a Program Interest.

Person — Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee — Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program — A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker — A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest — A limited partnership interest or other security representing ownership in a Program.

Pyramiding — A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor — Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units.  The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date — The date as of which the Net Assets of the Program are determined.

Valuation Period — A regular period of time between Valuation Dates.

EXHIBIT A

JWH GLOBAL TRUST

SIXTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

Dated as of February 1, 2004

JWH GLOBAL TRUST
SIXTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

TABLE OF CONTENTS

1.	Declaration of Trust
2.	The Trustee
	(a)	Term; Resignation
	(b)	Powers
	(c)	Compensation and Expenses of the Trustee
	(d)	Indemnification
	(e)	Successor Trustee
	(f)	Liability of the Trustee
	(g)	Reliance by the Trustee and the Managing Owner; Advice of Counsel
	(h)	Not Part of Trust Estate
3.	Principal Office
4.	Business
5.	Term, Dissolution, Fiscal Year and Net Asset Value
	(a)	Term
	(b)	Dissolution
	(c)	Fiscal Year
	(d)	Net Asset Value
6.	Net Worth of Managing Owner
7.	Capital Contributions; Units; Managing Owner’s Liability
	(a)	Capital Contributions; Units
	(b)	Managing Owner’s Liability
8.	Allocation of Profits and Losses
	(a)	Capital Accounts and Allocations
	(b)	Allocation of Profit and Loss for Federal Income Tax Purposes
	(c)	Expenses
	(d)	Limited Liability of Unitholders
	(e)	Return of Capital Contributions
9.	Management of the Trust
	(a)	Authority of the Managing Owner
	(b)	Fiduciary Duties
	(c)	Loans; Investments
	(d)	Certain Conflicts of Interest Prohibited
	(e)	Certain Agreements
	(f)	Prohibition on “Pyramiding”
	(g)	Freedom of Action
10.	Audits and Reports to Unitholders
11.	Assignability of Units
12.	Redemptions
13.	Offering of Units
14.	Additional Offerings
15.	Special Power of Attorney
16.	Withdrawal of a Unitholder
17.	Benefit Plan Investors

A-i

18.	Standard of Liability; Indemnification
	(a)	Standard of Liability for the Managing Owner
	(b)	Indemnification of the Managing Owner by the Trust
	(c)	Indemnification by the Unitholders
19.	Amendments; Meetings
	(a)	Amendments with Consent of the Managing Owner
	(b)	Amendments and Actions without Consent of the Managing Owner
	(c)	Meetings; Other
	(d)	Consent by Trustee
20.	Governing Law
21.	Miscellaneous
	(a)	Notices
	(b)	Binding Effect
	(c)	Captions
22.	Certain Definitions
23.	No Legal Title to Trust Estate
24.	Legal Title
25.	Creditors

Testimonium
Signatures

A-ii

JWH GLOBAL TRUST
SIXTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

This SIXTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST (“Declaration and Agreement of Trust”) of JWH Global Trust (the “Trust”) is made and entered into as of this 1st day of February, 2004 by and among CIS Investments, Inc., a Delaware corporation, as a managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust (“Units”) or who becomes a party to this Declaration and Agreement of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

WITNESSETH:

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Fifth Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety.

NOW THEREFORE, the parties hereto agree as follows:

1.  Declaration of Trust.

The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.  It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust.  The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws.  Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws.  Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.  The Trustee.

(a)  Term; Resignation.   (i)   Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Managing Owner.  The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii)  The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof.  If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b)  Powers.   Except to the extent expressly set forth in this Section 2 and Sections 3 and 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner.  The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust.  The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act.  The Trustee shall provide prompt notice to the Managing Owner of the Trustee’s performance of any of the foregoing.  The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c)  Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee’s standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d)  Indemnification.   The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The indemnities contained in this Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee.  In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e)  Successor Trustee.   Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807 of the Act.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

(f)  Liability of the Trustee.   Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.  The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s gross negligence or willful misconduct.  In particular, but not by way of limitation:

(i)   the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)  the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent, any additional selling agent, “wholesaler” selling agent or “correspondent” selling agent;

(v)  no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

(vii)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)      notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.  (i)   In the absence of bad faith on the part of the Trustee or negligence or misconduct on the part of the Managing Owner, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust.  The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)   In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h)  Not Part of Trust Estate.   Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

3.  Principal Office.

The address of the principal office of the Trust is c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago, IL 60606.  The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4.  Business.

The Trust’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto.  The Trust may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments.  The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust’s participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

The objective of the Trust’s business is appreciation of its assets through speculative trading.  The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.  The Trust shall do so under the direction of the Managing Owner.

5.  Term, Dissolution, Fiscal Year and Net Asset Value.

(a)  Term.  The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following:  (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then owned by Unitholders to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) the bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be managing owner of the Trust unless within 90 days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust (except Unitholders owning more than 50% of the Units then outstanding may agree in writing to the appointment of one or more managing owners to continue the business of the Trust); (4) the insolvency or bankruptcy of the Trust; (5) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (6) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 12); (7) dissolution of the Trust pursuant hereto; or (8) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

(b)  Dissolution.   Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up.  Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(3) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)   FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

(ii)   SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

(c)  Fiscal Year.   The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31; provided, however, that the first fiscal year of the Trust shall commence on the date its Certificate of Trust is filed.

(d)  Net Asset Value.  The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation.  If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable.  The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

Accrued Incentive Fee (as described in the Prospectus as defined in Section 9(a)) payable to John W. Henry & Company, Inc., the Trust’s trading advisor (“JWH”) (including the portion paid to JWH upon intra-calendar quarter redemption of certain Units) shall reduce the Net Asset Value of the Trust.

6.  Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner.  In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

7.  Capital Contributions; Units; Managing Owner’s Liability.

(a)  Capital Contributions; Units.  The beneficial interests in the Trust shall consist of two types:  a general liability interest and limited liability Units.  The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

No certificates or other evidences of beneficial ownership of the Units will be issued.  The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

(b)  Managing Owner’s Liability.  The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership.  The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner’s contributions).  The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

8.  Allocation of Profits and Losses.

(a)  Capital Accounts and Allocations.  A capital account shall be established for each Unit and for the Managing Owner.  The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs).  The Net Asset Value per Unit prior to the Trust commencing operations has been arbitrarily established by the Managing Owner as $100 per Unit.

As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust’s Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.

In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee at the Primary Brokerage Fee Rate, as defined in Section 8(c).  Each Unitholder eligible for a Special Brokerage Fee Rate pursuant to Section 8(c) shall, to the extent Units are available for sale, be credited with additional Units at the following month-end Net Asset Value per Unit in an amount equal to the difference between the adjustment to the such Unitholder’s Units at the Primary Brokerage Fee Rate and the adjustment to the such Unitholder’s Units that would have been made under the applicable Special Brokerage Fee Rate (the “Brokerage Fee Excess”). The foregoing allocation of additional Units shall be used solely as a means of efficiently accounting for the Special Brokerage Fee Rate while preserving a uniform Net Asset Value per Unit.  To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such date, the Brokerage Fee Excess shall be distributed to the Unitholder no later than 15 days after such month-end.

(b)  Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Trust’s income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 8(b) for federal income tax purposes.  Allocations of profit and loss shall be pro rata from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units.  Notwithstanding the foregoing requirement that annual allocations of profit and loss be pro rata from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

(1)           Trust profit and loss shall be allocated as follows:

(A)          For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner.  The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner.  As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit’s allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c).  As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit’s allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units.  The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations).  Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

(i)          Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 8(b)(1)(B) and 8(b)(1)(C) below.

(ii)         Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 8(b)(1)(D) and 8(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

(iii)        When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

(B)  Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder’s tax account attributable to the redeemed Units.

(C)  Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

(D)          Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder’s tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E)           Loss remaining after the allocation thereof pursuant to Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

(2)  In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

(3)           The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder’s capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

(4)           Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder’s capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder’s capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

(5)           The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner’s discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c)  Expenses.  The Managing Owner advanced all organizational and initial offering costs incurred in connection with the initial public offering of Units, for which the Managing Owner was reimbursed by the Trust on the closing date of the initial public offering of Units (the “Initial Closing Date”) and such costs are being amortized over 60 months beginning with June 1997.  At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the month-end Net Assets of the Trust.  The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of such month-end Net Assets at that month-end.  The amount of such expenses amortized each month shall be allocated on a pro rata basis to each Unit outstanding at such month-end (determined prior to any redemptions).   If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to the Managing Owner is not amortized at the end of the 60-month period due to the 2% limitation, the Managing Owner shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

Effective July 1, 2003, the Trust shall pay no later than the fifth day of each month to Cargill Investor Services, Inc., the Trust’s clearing broker (“CIS”), the monthly Brokerage Fee at an annual rate of 6.0% (or approximately 0.5% per month) of the Trust’s assets (after deduction of the Management Fee payable to the Trust’s trading advisor) as of the immediately preceding month-end (the “Brokerage Fee Rate”); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued at an aggregate Net Asset Value of at least $5,000,000, CIS shall be paid a Brokerage Fee at an annual rate equal to 4.5% (or a monthly rate of approximately 0.375%) of the assets (after deduction of the Management Fee) attributable to such Units (“Special Brokerage Fee Rate”), as described in the Prospectus.  Prior to July 1, 2003, the Trust paid CIS a monthly Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) and a Special Brokerage Fee at an annual rate equal to 5% (or approximately 0.417% per month).  In the event of Unitholders acquiring Units at more than one time, their Units will be treated on a “first-in, first-out” basis, as described in the Prospectus, for purposes of determining whether the Special Brokerage Fee Rate is applicable.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.  All of the expenses which are for the Trust’s account shall be billed directly to the Trust, as appropriate.  Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust’s average month-end Net Assets in any fiscal year.  The amount of any such costs borne by the Trust shall be allocated on a pro rata basis to each Unit outstanding at any month-end (determined prior to any redemptions).

Net Assets, for purposes of calculating the 2% and 0.5% limitations on organizational and initial offering cost amortization and continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, i.e., net of all accrued fees and expenses including any accrued Incentive Fee (but prior to redemption charges).

In no event shall organizational and offering expenses (including redemption fees, but excluding ongoing compensation) exceed 15% of the capital contributions to the Trust.

The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

(d)  Limited Liability of Unitholders.  Each Unit, when purchased in accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable.  Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(e)  Return of Capital Contributions.  No Unit-holder or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein.  In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9.  Management of the Trust.

(a)  Authority of the Managing Owner.  Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust.  The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.  The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the “Prospectus”).  The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the “NASAA Guidelines”) in effect as of the date of the Prospectus (i.e., 14% annually — including pit brokerage and service fees — of the Trust’s average Net Assets, excluding the assets, if any, not directly related to trading activity).  The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust’s brokerage commissions have exceeded 14% of the Trust’s average Net Assets during the preceding year.

During any fiscal year of the Trust, if the Management Fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

Any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding.  In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner’s selection of:  (i) John W. Henry & Company, Inc. as the Trust’s trading advisor; (ii) Cargill Investor Services, Inc. as the Trust’s clearing broker, with whom the Trust’s trading assets will be maintained (it being understood that CIS may place certain Trust assets with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets), (iii) CIS Financial Services, Inc. as the Trust’s foreign currency and precious metals counterparty (“CISFS”) and (iv) Cargill Investor Services, Inc. as the Trust’s transfer agent.  The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement, the Escrow Agreement, the Selling Agreement and the Transfer Agent Agreement referred to in the Prospectus.

(b)  Fiduciary Duties.  The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties.  Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law.  The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust.   The funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute “commingling” for these purposes).  The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust.  The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(c)  Loans; Investments.  Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party.  The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 19(a).  If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose.  The Managing Owner shall not receive “points” or other financing charges or fees regardless of the amount.  The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission (“CFTC”)-authorized investments, or invest in any equity security without prior notice to Unitholders.

(d)  Certain Conflicts of Interest Prohibited.   No person or entity may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.  No trading advisor shall be affiliated with the Trust’s commodity broker or any of its affiliates.

(e)  Certain Agreements. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days’ written notice.

In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA Guidelines (i.e., a minimum of three years’ experience in the managed futures industry).

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

The Managing Owner is hereby specifically authorized (i) to enter into, deliver and perform on behalf of the Trust the Trading Advisory Agreement, Selling Agreement on the terms described in the Prospectus, (ii) to enter into, deliver and perform on behalf of the Trust, as the case may be, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement and the Transfer Agent Agreement as referred to in the Prospectus, (iii) to consent, at its sole discretion, to the selection and appointment by CIS, in its capacity as the Trust Lead Selling Agent, of one or more Wholesalers, Additional Selling Agents and Correspondents as described in the Prospectus and in accordance with the terms of the Selling Agreement and (iv) in the event that the Managing Owner determines to deposit Trust assets in one or more bank accounts in the name of the Trust at a bank (“Custodian”) and engage the services of a third-party cash manager to manage such assets, to enter into and deliver an appropriate cash management agreement and any related agreement.

The brokerage commissions paid by the Trust shall be competitive.  The Trust shall seek the best price and services available for its commodity transactions.

Initially all of the Trust’s assets will be deposited in the Trust’s account with CIS and CISFS.  CIS and CISFS will credit the Trust on the fifth business day of each month with interest income on 100% of the Trust’s average daily assets on deposit with CIS and CISFS, respectively, during the previous month at the average 91-day U.S. Treasury bill rate for that month in respect of deposits denominated in dollars and at applicable rates described in the Prospectus in respect of deposits denominated in currencies other than dollars (which may be zero in certain cases).    The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of Trust assets with a Custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.

(f)  Prohibition on “Pyramiding.”  The Trust is prohibited from employing the trading technique commonly known as “pyramiding.”  A trading manager or advisor of the Trust taking into account the Trust’s open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

(g)  Freedom of Action.  The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust.  Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom.  Unitholders may similarly engage in any such other business activities.  The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust’s business and affairs.

10.  Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant.  The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require.  The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust’s trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as a beneficial owner of the Trust.  The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust’s trading advisor which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Incentive Fee or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust.  The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change.  Such notification shall contain a ballot (if applicable), a description of the Unitholders’ voting and redemption rights, and a description of any material effect of such change.  The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end.  Any such notice shall contain a description of the Unitholders’ voting and redemption rights.  The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust.  The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust.  Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers.  If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust.  The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions.  All brokerage transactions will be effected at competitive rates.  Brokerage commissions may not exceed the cap set forth in Section 9(a).  The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed.  The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

11  Assignability of Units.

Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner.  No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice.  The Managing Owner may, in its sole discretion, waive any such notice.  No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof.  The Managing Owner’s consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder.  Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder.  If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled.  No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

12.  Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of

Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder’s investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below).  If Units are redeemed by a Unitholder at a time when there is an accrued incentive fee due to the Trust’s trading advisor, the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust’s trading advisor.  Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed.  Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to CIS.  Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow.  No redemption charges shall be applicable to Unitholders who redeem because the Trust’s expenses have been increased.

In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a “first-in, first-out” basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.

If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading.  Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date.  Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner).  Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date.  No redemption charges shall be assessed on any such Special Redemption Date.  As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed.  If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so.  If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph.  The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the

Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account” subject to Section 4975 of the Code.

13.  Offering of Units.

The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

Fractional Units, calculated to five decimal places, may be sold.

All sales of Units in the United States will be conducted by registered brokers.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account “ subject to Section 4975 of the Code.  If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

All subscriptions will be held in escrow by The First National Bank of Chicago (the “Escrow Agent”) until released as of the last business day of the month. The interest actually earned on subscriptions funds while held by the Escrow Agent will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber’s attributable share of such interest.  The Managing Owner may terminate any offering of Units at any time.  The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

14.  Additional Offerings.

The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit’s participation in the profits and losses of the Trust is appropriately adjusted).  No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

15.  Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law):  (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16.  Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3).  In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice.  If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal.  Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust.  The Managing Owner shall notify all Unitholders of such assignment.  The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder’s estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof.  Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.  Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17.  Benefit Plan Investors.

Each Unitholder or assignee that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a “Plan Fiduciary”), represents and warrants that:  (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:  (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

18.  Standard of Liability; Indemnification.

(a)  Standard of Liability for the Managing Owner.  The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b)  Indemnification of the Managing Owner by the Trust.  To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 18, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who:  (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:  (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.  Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein.  Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder.  Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

(c)  Indemnification by the Unitholders.  In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement or the Cash Bullion Account Agreement, on the one hand, and the Managing Owner’s standards of liability as set forth herein, on the other hand.

19.  Amendments; Meetings.

(a)  Amendments with Consent of the Managing Owner.  If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding

Units.  Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures.  Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan,” as defined in and subject to ERISA, or of a “plan,” as defined in and subject to Section 4975 of the Code.

In the event that JWH shall cease to be the sole trading advisor of the Trust, the Managing Owner shall cause “JWH” to be deleted from the Trust’s name and take all such other actions as shall be necessary or appropriate.

(b)  Amendments and Actions without Consent of the Managing Owner.  In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs:  (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c)  Meetings; Other.   Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes.  Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust.  Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.  Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d)  Consent by Trustee.   The Trustee’s written consent to any amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi).  Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

20.  Governing Law.

The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this Section 20.

21.  Miscellaneous.

(a)  Notices.   All notices under this Declaration and Agreement of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b)  Binding Effect.   This Declaration and Agreement of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives.  For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c)  Captions.   Captions in no way define, limit, extend or describe the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions.  Any reference to “persons” in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

22.  Certain Definitions.

This Declaration and Agreement of Trust contains certain provisions required by the NASAA Guidelines.  The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration and Agreement of Trust):

Administrator.   The official or agency administering the securities laws of a state.

Advisor.   Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

Affiliate.   An Affiliate of a Person means:  (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions.   The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker.   Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Commodity Contract.   A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet.   A compilation of the NASAA Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the NASAA Guidelines.

Net Assets.   The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles.  Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest.   The Net Assets divided by the number of Program Interests outstanding.

Net Worth.   The excess of total assets over total liabilities as determined by generally accepted accounting principles.  Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits.   The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses.   All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’

attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants’ and attorneys’ fees.

Participant.   The holder of a Program Interest.

Person.   Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee.   Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program.   A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker.   A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest.   A limited partnership interest or other security representing ownership in a Program.

Pyramiding.   A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor.   Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.  Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units.  The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date.   The date as of which the Net Assets of the Program are determined.

Valuation Period.   A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

23.  No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

24.  Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

25.  Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY
as Trustee

By:	/s/ Emmett R. Harmon
	Name:	Emmett R. Harmon
	Title:	Vice President

CIS INVESTMENTS, INC.
as Managing Owner

By:	/s/ Barbara A. Pfendler
	Name:	Barbara A. Pfendler
	Title:	Vice President

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:	CIS INVESTMENTS, INC.
as Attorney-in-Fact

By:	/s/ Barbara A. Pfendler
	Name:	Barbara A. Pfendler
	Title:	Vice President

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EXHIBIT B

JWH GLOBAL TRUST

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney Signature Page for JWH Global Trust (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) in the Trust subscribes for Units at the Net Asset Value per Unit, as described in the Trust’s current Prospectus (the “Prospectus”).  The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums.  Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments.  Units are sold in fractions calculated to five decimal places.

Purchaser is herewith delivering to Purchaser’s selling agent (hereinafter, “Selling Agent”) an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus.  If Purchaser’s Subscription Agreement and Power of Attorney is accepted by CIS Investments, Inc., the managing owner of the Trust (the “Managing Owner”), Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Declaration and Agreement of Trust (Exhibit A to the Prospectus), including, without limitation, the provisions of Sections 9(a), 11 and 15 thereof.  Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a Unit (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, John W. Henry & Company, Inc. (“JWH”), Cargill Investor Services, Inc. (“CIS”), CIS Financial Services, Inc. (“CISFS”), CIS Securities, Inc. (“CISSI”), any Selling Agent, wholesaler or correspondent, JP Morgan Trust Company, NA (the “Escrow Agent”), Wilmington Trust Company (the “Trustee”), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, JWH, CIS, CISFS, CISSI, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000.  Residents of the following states must meet the specific requirements set forth below (net worth is, in all cases, to be calculated exclusive of home, furnishings and automobiles).  It is recommended (required, in the case of an individual Pennsylvania Purchaser) that no individual Purchaser should (may, in the case of an individual Pennsylvania Purchaser) invest more than

B-1

EXHIBIT C

10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Units and no entity Purchaser, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

1.                                       Alaska — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2.                                       Arizona — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

3.                                       California — Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

4.                                       Iowa — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.  Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

5.                                       Kansas — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.  A Kansas Purchaser should not invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Units and other managed futures investments.

6.                                       Maine — Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000.  All Maine residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page.  Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and be delivered to all Maine residents.

7.                                       Massachusetts — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

8.                                       Michigan — Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

9.                                       Minnesota — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

10.                                 Mississippi — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

11.                                 Missouri — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

12.                                 New Hampshire — Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

13.                                 North Carolina — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

14.                                 Oklahoma — Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

15.                                 Oregon — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

16.                                 Pennsylvania — Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

17.                                 South Carolina — Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

18.                                 South Dakota — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

19.                                 Tennessee — Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

20.                                 Texas — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.  In the case of a custodian purchasing Units for a minor, the Units will be either a gift to the minor and not paid with funds of the minor or the minor meets the foregoing suitability standards.

The foregoing suitability standards are regulatory minimums only.  Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Trust is, in fact, suitable for Purchaser.

B-2

JWH GLOBAL TRUST

SUBSCRIPTION INSTRUCTIONS
FOR
UNITS OF BENEFICIAL INTEREST

Any person considering subscribing for Units should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).

Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if is a new account or if it is an existing account.

Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.

Items 4 through 8	•	Complete name(s), residence address, and mailing address (if different).

The following specific instructions are provided for certain ownership types identified on the Signature Page:

Trust — Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act — Complete Item 4 with the name of minor followed by “UGMA.” Enter the minor’s Social Security Number in Item 3. In Item 8, enter the custodian’s name followed by “Custodian.” Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation — The partnership’s or corporation’s name is required in Item 4. Enter a partner’s or officer’s name in Item 5. Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian. Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address. The Custodian must sign in the space provided.

Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used. If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8. Check box if applicable.

Item 9	•	The investor(s) must sign the Subscription Agreement and Power of Attorney Signature Page. Joint accounts must include signatures of all parties.

Items 10 and 11	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page may be
required to be retained in the Branch Office.

JWH GLOBAL TRUST
UNITS OF BENEFICIAL INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

JWH GLOBAL TRUST
c/o CIS Investments, Inc., Managing Owner
233 South Wacker Drive, Suite 2300
Chicago, Illinois 60606

Dear Sirs:

1.   Subscription for Units.   I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in JWH Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of Net Asset Value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments.  Fractional Units will be issued to five decimal places.  The terms of the offering of the Units are described in the current Prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my Financial Advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “JP Morgan Trust Company, NA, Escrow Agent for JWH Global Trust.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My Financial Advisor shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent.  CIS Investments, Inc. (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  Subscriptions are revocable for five business days after submission.  All Units are offered subject to prior sale.

Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Units as of the end of the month.

2.   Representations and Warranties of Subscriber.  I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.  I understand that certain investor suitability standards must be met as a condition of my investment in the Units.  I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in “Exhibit B — Subscription Requirements” to the Prospectus.  If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans.  If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.  If subscriber is not an individual, subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.  Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.  If subscriber is a custodian for a minor, the Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

3.   Power of Attorney.   In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Units include the following:

(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from three to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; the Net Asset Value per Unit has fluctuated over 21% in a single month; (iv) the use of a single advisor applying a limited number of generally similar trading programs decreases diversification relative to a fund using multiple advisors and increases risk; (v) substantial expenses, totaling almost 9.6% per annum, must be offset by trading profits and interest income; (vi) there is no market for the Units; Units may only be redeemed as of the end of a calendar month subject to a 3% redemption charge through the end of the eleventh month after issuance; (vii) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (viii) investors are required to make representations and warranties in connection with their investment; and (ix) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 10 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

JWH GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for units of beneficial interest (“Units”) in JWH Global Trust (the “Trust”), and by either (i) enclosing a check payable to “JP Morgan Trust Company, NA, as Escrow Agent for JWH Global Trust” or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor’s securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the “Prospectus”), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report if not included in the Prospectus.  The Prospectus includes the Trust’s Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

1)	Investment Amount $	(minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)

2)	Investor’s Account # at Broker	☐ Check box if New Account ☐ Check box if Adding to this Existing Account

3)	Social Security #	-	-	or	Taxpayer ID #	-

4)	Investor(s) Name(s):

5)
Additional Information (For Estates, Partnerships, Trusts and Corporations)

6)	Residence Address of Unitholder:

	Street (P.O. Box numbers are not acceptable for residence address)						City	State	Zip

7)	Mailing Address of Unitholder (if different than Residence Address):

	Street	City				State		Zip

8)	Tax Category (Choose only one from either Taxable Investors or Non-Taxable Investors)

Taxable Investors (check one)
	☐	Individual Investor	☐	Community Property	☐	Partnership	☐	Tenants in Common
	☐	Joint Tenants with Right of Survivorship	☐	Estate	☐	UGMA/UTMA (Minor)	☐	Corporation	☐	Trust

Non-Taxable Investors — Custodian Signature Required (check one)
	☐	IRA	☐	IRA Rollover	☐	Roth IRA	☐	SEP IRA
	☐	Profit Sharing	☐	Pension	☐	Defined Benefit	☐	401K	☐	Other

	Custodian Information: Taxpayer ID#			-
							Custodian Signature			Date

Name	Street	City	State	Zip

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ?.  Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.  Moreover, under penalties of perjury, by signature below I certify that I am a U.S. Person.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust): ?.  Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  I will deliver the appropriate Form W-8 as instructed by my Financial Advisor.

9)	INVESTOR(S) MUST SIGN
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

	Signature	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

10)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus.  I have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units.  I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2810 of the NASD.

	☒					☒
		Financial Advisor Signature		Date		Office Manager Signature (if required)		Date

11)		Broker-Dealer Firm:			Financial Advisor:
		First	M.I.				Last	Fin. Adv. Number

Financial Advisor Mailing Address:
	Street (P.O. Box numbers are not acceptable for residence address)					City	State	Zip

		-	-	-	-
	Financial Advisor Phone			Financial Advisor Fax			E-mail address

JWH GLOBAL TRUST

UNITS OF BENEFICIAL INTEREST

REQUEST FOR REDEMPTION

JWH GLOBAL TRUST
c/o CIS Investments, Inc.	Date

Managing Owner

233 South Wacker Drive, Suite 2300

Chicago, Illinois 60606

Dear Sirs:

The undersigned hereby requests redemption subject to all the terms and conditions of the Amended and Restated Declaration and Agreement of Trust (the “Declaration and Agreement of Trust”) of JWH GLOBAL TRUST (the “Trust”) of Units of Beneficial Interest (“Units”) in the Trust.  (Insert number of Units or dollar amount to be redeemed below.  Unitholders need not redeem all of their Units provided they redeem at least $1,000 of Units and they must hold a minimum investment of $1,000 after any partial redemption.  If no number of Units or dollar amount is indicated, ALL Units held by the undersigned will be redeemed.)  Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below).  Redemption shall be effective as of the end of the current calendar month, provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month).  Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units.  Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Units redeemed at or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 3% of the Net Asset Value of Units at which they are redeemed.  Such charges will be deducted from the redemption proceeds and paid to Cargill Investor Services, Inc., the Trust’s Futures Broker.  If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

United States Unitholders Only:

The undersigned has checked the following box if he, she or it is subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ?.  Under the penalties of perjury, by signature below the undersigned hereby certifies that the Social Security or Taxpayer ID Number set forth below is his, her or its true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.  Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is a U.S. Person.

Non-United States Unitholders Only:

Under penalties of perjury, by signature below the undersigned hereby certifies that he, she or it is not a U.S. person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust):?.  Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is (or is authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  The undersigned will deliver the appropriate Form W-8 as instructed by his, her or its Financial Advisor.

Investor Details:

Tax ID – SSN or Fed No:

Investor Name:
(Please print the name of the Individual(s) or Trust)

(Please print the name of the authorized corporate officer, partner, trustee or custodian)

Type of Account:
(i.e. IRA, Individual, Trust, Joint Tenant)
Please note that custodial signatures & medallion stamps are required for all IRA accounts (see below)

Broker Details:

Name of Broker Dealer:

Name of Broker:

Account Number:

Redemption Details:

(Check one)

Redeem Number of Units:
(Write “ALL” for full redemption)

Redeem Dollar Amount:

(Check one)

Credit my customer securities account at the broker/dealer office
(please note that custodial accounts can ONLY be credited back the customer’s securities account)

Mail check to the address below (this must match mailing address on account):

Street or P.O. Box:

City / State / Zip:

Telephone Number:

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

Individual Unitholder (required in all cases)	Individual Unitholder (if joint account)

Authorized corporate officer, partner, trustee or custodian

Please place custodial medallion stamp in box below

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement.  The Trust will pay all such costs.

Approximate Amount
Printing Expenses	100,000
Fees of Certified Public Accountants	15,000
Blue Sky Expenses (Excluding Legal Fees)	15,000
Fees of Counsel	60,000
Escrow Fees	20,000
Advertising and Sales Literature	25,000
Miscellaneous Offering Costs	10,000
Total	$245,000

Item 14.   Indemnification of Directors and Officers.

Section 18 of the Amended and Restated Declaration and Agreement of Trust (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of their respective directors, officers and controlling persons by the Registrant in certain circumstances.  Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its affiliates, directors, officers and controlling persons.  The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above.  Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15.   Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities of the Registrant within the last three years.

Item 16.   Exhibits and Financial Statement Schedules.

The following documents are made a part of this Registration Statement:

(a)                                  Exhibits.

Exhibit Number	Description of Document

3.01	Form of Sixth Amended and Restated Declaration and Agreement of Trust of the Registrant (included as Exhibit A to the Prospectus).

5.01	Opinion of Richards, Layton & Finger relating to legality of the Units.

8.01	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal Income Tax Aspects.

10.01	Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01(a)	Consent of Mayer, Brown, Rowe & Maw LLP.

23.01(b)	Consent of Richards, Layton & Finger (contained in Exhibit 5.01).

23.02	Consent of KPMG LLP.

99.05	Delaware Statutory Trust Act

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on March 12, 2002 with Post-Effective Amendment No. 6 to Registration Statement on Form S-1 (Reg. No. 333-33937).

1.01

Form of Selling Agreement among CIS Securities, Inc., the Registrant, CIS Investments, Inc. (the “Managing Owner”), CIS Financial Services, Inc. (“CISFS”), Cargill Investor Services, Inc. (“CIS”) and John W. Henry & Company, Inc. (“JWH”).

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on August 19, 1997 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-33937).

10.02	Form of Amended Escrow Agreement among the Registrant, The First National Bank of Chicago, the Managing Owner and the Lead Selling Agent.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 10, 1997 with Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (Reg. No. 333-16825; declared effective April 3, 1997).

3.02	Amended and Restated Declaration and Agreement of Trust.

3.03	Certificate of Amendment of Certificate of Trust of the Registrant.

10.01	Form of Trading Advisory Agreement among the Registrant, the Managing Owner, CIS and JWH.

10.02	Form of Customer Agreement between the Registrant and CIS.

10.03	Form of Foreign Exchange Account Agreement between the Registrant and CISFS.

10.04	Form of Cash Bullion Account Agreement between the Registrant and CISFS.

10.06	Form of Transfer Agent Agreement.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on November 26, 1996 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-16825; declared effective April 3, 1997).

3.01	Certificate of Trust of the Registrant.

3.02	Declaration and Agreement of Trust.

99.01

Securities and Exchange Commission Release No. 33-6815 — Interpretation and Request for Public Comment — Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools. (54 Fed. Reg. 5600; February 6, 1989).

99.02

Commodity Futures Trading Commission — Interpretive Statement and Request for Comments — Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments. (54 Fed. Reg. 5597; February 6, 1989).

99.03	North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs.

99.04	Delaware Business Trust Act.

Item 17.  Undertakings.

(a)(1)   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on June 24, 2005.

JWH GLOBAL TRUST

By:	CIS Investments, Inc., Managing Owner

By:	/s/ James A. Davison
James A. Davison
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of CIS Investments, Inc., the Managing Owner of the Registrant, in the capacities indicated on June 24, 2005.

/s/ James A. Davison	President, Chief Executive Officer and Director
James A. Davison	(Principal Executive Officer)

/s/ Shaun D. O’Brien	Executive Vice-President, Chief Financial Officer and Director
Shaun D. O’Brien	(Principal Financial and Accounting Officer)

/s/ Annette Cazenave	Vice President
Annette Cazenave

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of CIS Investments, Inc.)

CIS INVESTMENTS, INC., the Managing Owner of Registrant

By:	/s/ James A. Davison
James A. Davison
President, Chief Executive Officer and Director

JWH GLOBAL TRUST

EXHIBIT INDEX

Exhibit Number	Description of Document

3.01	Form of Sixth Amended and Restated Declaration and Agreement of Trust of the Registrant (included as Exhibit A to the Prospectus).

5.01	Opinion of Richards, Layton & Finger relating to legality of the Units.

8.01	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal Income Tax Aspects.

10.01	Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01(a)	Consent of Mayer, Brown, Rowe & Maw LLP.

23.01(b)	Consent of Richards, Layton & Finger (contained in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm from KPMG LLP.

99.05	Delaware Statutory Trust Act

EXH - 1